EXHIBIT 99.1

This document is important and requires your immediate attention. If you are in doubt as to how to deal with it, please contact your dealer, broker or financial, legal, tax or other professional advisors.

The Offer (as defined herein) has not been approved by any securities regulatory authority nor has any securities regulatory authority expressed an opinion about the fairness or merits of such transactions, the securities offered pursuant to such transactions or the adequacy of the information contained in this document. Any representation to the contrary is an offence.

This document does not constitute an offer to or a solicitation of deposits from any person in any jurisdiction (including any state within the United States of America) in which such offer or solicitation is unlawful. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of 2028 Debentures (as defined herein) in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction, including any state within the United States of America. However, Chemtrade (as defined herein) may, in its sole discretion, take such action as it may deem necessary to extend the Offer to such Debentureholders in such jurisdiction, including any state within the United States of America.

OFFER TO PURCHASE

ALL OF ITS OUTSTANDING 7.00% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES DUE JUNE 30, 2028 ON THE BASIS OF, AND AT THE ELECTION OF THE HOLDER, FOR EACH $1,000 PRINCIPAL AMOUNT OF 2028 DEBENTURES:

(a)	$1,200 IN CASH;

OR

(b)	$1,000 PRINCIPAL AMOUNT OF 7.00% UNSECURED SUBORDINATED DEBENTURES DUE JUNE 30, 2028, PLUS $200 IN CASH, SUBJECT TO THE MINIMUM DEBENTURE TENDER CONDITION DESCRIBED HEREIN

Chemtrade Logistics Income Fund (“Chemtrade” or the “Fund”) hereby offers to purchase (the “Offer”) up to all of its outstanding 7.00% Convertible Unsecured Subordinated Debentures due June 30, 2028 (the “2028 Debentures”) issued under and pursuant to the provisions of the trust indenture dated December 20, 2002, as supplemented by a first supplemental indenture thereto dated March 24, 2010, a second supplemental indenture thereto dated December 12, 2011, a third supplemental indenture thereto dated June 10, 2014, a fourth supplemental indenture thereto dated September 2, 2016, a fifth supplemental indenture thereto dated May 2, 2017, a sixth supplemental indenture thereto dated October 1, 2019, a seventh supplemental indenture dated August 26, 2020, an eighth supplemental indenture thereto dated December 15, 2021 and a ninth supplemental indenture dated March 8, 2023 (collectively, the “Trust Indenture”) between Chemtrade and Computershare Advantage Trust of Canada (formerly known as BNY Trust Company of Canada and successor indenture trustee to CIBC Mellon Trust Company, the “Debenture Trustee”) from the holders (each, a “Debentureholder”) thereof. The Offer and all deposits of 2028 Debentures are on the terms and subject to the conditions set forth in this offer to purchase (as it may be amended and supplemented from time to time, the “Offer to Purchase”) and accompanying issuer bid circular (as it may be amended and supplemented from time to time, the “Circular”) and the related letter of transmittal (as it may be amended and supplemented from time to time, the “Letter of Transmittal” and together with the Offer to Purchase and the Circular, the “Offer Documents”).

The Offer with respect to the 2028 Debentures will commence on September 25, 2025 and expire at 5:00 p.m. (Eastern time) on November 3, 2025, or such later date and time to which the Offer may be extended, varied or terminated by Chemtrade in accordance with its terms (the “Expiry Time”). The Offer is subject to certain conditions, and Chemtrade expressly reserves the right, subject to applicable laws, to withdraw, extend or vary the Offer if, at any time prior to the payment of the Consideration (as defined herein) for any 2028 Debentures, certain events occur. See Section 4 of the Offer to Purchase, “Conditions of the Offer”.

ii

For each $1,000 principal amount of 2028 Debentures tendered pursuant to the Offer, the purchase price will be paid on the basis of, and at the election of the Debentureholder, either: (a) pursuant to a cash election (the “Cash Election”): (i) $1,200 in cash (subject to applicable withholding taxes, if any) (the “Cash Purchase Price”), plus (ii) a cash payment in respect of all accrued and unpaid interest outstanding on such 2028 Debentures up to, but excluding, the Payment Date (as defined herein) (collectively, the “Cash Election Consideration”); or (b) pursuant to a debenture election (the “Debenture Election”), subject to the Minimum Debenture Tender Condition (as defined herein) being met: (i) $1,000 principal amount of 7.00% Unsecured Subordinated Debentures due June 30, 2028 of Chemtrade (the “New Debentures”), plus (ii) $200 in cash (subject to applicable withholding taxes, if any) (the “Cash Premium”), plus (iii) a cash payment in respect of all accrued and unpaid interest outstanding on such 2028 Debentures up to, but excluding, the Payment Date (collectively, the “Debenture Election Consideration”, and together with the Cash Election Consideration, the “Consideration”).

A Debentureholder may deposit a portion of their 2028 Debentures to the Cash Election and another portion of their 2028 Debentures to the Debenture Election (under either sub-election), provided that the principal amount of 2028 Debentures tendered to each election is in a denomination of $1,000 or an integral multiple thereof, by advising their investment dealer, broker or other intermediary prior to the deadline of the portion of the principal amount thereof that the Debentureholder wishes to deposit to the Offer. However, a Debentureholder may not deposit the same portion of 2028 Debentures under more than one election.

The New Debentures will be issued as a new series under the Trust Indenture and will have terms substantially similar to the 2028 Debentures, except: (i) for their date of issue; (ii) that the New Debentures will not be convertible into trust units (“Units”) of Chemtrade at the option of the holder (referred to as the “conversion privilege”); and (iii) that the New Debentures will not be redeemable by the Fund prior to maturity except in the event of the satisfaction of certain conditions after a Change of Control (as defined herein) has occurred. The New Debentures will not bear the same CUSIP number or ticker symbol as the 2028 Debentures.

There is currently no market through which the New Debentures may be sold and purchasers may not be able to resell the New Debentures. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See Section 12 of the Circular, “Risk Factors”. The Toronto Stock Exchange (the “TSX”) has conditionally approved the listing of the New Debentures. Listing is subject to Chemtrade fulfilling all of the requirements of the TSX.

The New Debentures shall mature on June 30, 2028 (the “Maturity Date”). The New Debentures will be dated as of the Payment Date and will be issuable only in denominations of $1,000 and integral multiples thereof. The New Debentures will bear interest at an annual rate of 7.00% payable in semi-annual payments in arrears on June 30 and December 31 in each year, commencing on December 31, 2025, provided that if the Payment Date and issuance of New Debentures occurs prior to December 31, 2025, the first interest payment on the New Debentures will be a short first coupon and shall include accrued and unpaid interest for the period from the Payment Date to, but excluding December 31, 2025. On the Maturity Date, the New Debentures may, at the option of Chemtrade, be repaid in cash or Units. For a summary of the terms of the New Debentures, see “Description of the New Debentures” at Schedule “B”.

The conditions for acceptance by the Fund of 2028 Debentures tendered under the Debenture Election include that (i) at least $30,000,000 of the principal amount of the 2028 Debentures shall have been validly tendered to the Offer under the Debenture Election and not withdrawn; and (ii) the TSX shall not have withdrawn its conditional approval for the listing of the New Debentures on the TSX (together, the “Minimum Debenture Tender Condition”). Debentureholders that tender to the Offer and elect the Debenture Election will also be provided a sub-election option to: (x) elect the Cash Election; or (y) elect to have their tendered 2028 Debentures returned, in each case, if the Minimum Debenture Tender Condition is not met.

If the Minimum Debenture Tender Condition has not been met on the date on which 2028 Debentures validly deposited under this Offer are to be taken up, (i) Debentureholders who have elected the Debenture Election and sub-elected the Cash Election will be deemed to have elected the Cash Election, and (ii) Debentureholders who have elected the Debenture Election and sub-elected for return of the tendered 2028 Debentures will have their tendered 2028 Debentures promptly returned to them via a credit to the appropriate account at CDS (as defined herein). Debentureholders who tender 2028 Debentures to the Offer but who do not properly elect either the Cash Election or the Debenture Election with respect to any 2028 Debentures deposited by them pursuant to the Offer will be deemed to have elected the Cash Election with respect to such 2028 Debentures. See Section 4 of the Offer to Purchase, “Conditions of the Offer”.

iii

The 2028 Debentures are listed and posted for trading on the TSX under the symbol “CHE.DB.H”. On September 19, 2025, the last full trading day prior to the announcement by Chemtrade of the approval of the Board of Trustees of the Offer, the closing price of the 2028 Debentures was $114.29 per $100 principal amount of 2028 Debentures (or $1,142.90 per $1,000 principal amount of 2028 Debentures). As of September 19, 2025, $110,000,000 principal amount of 2028 Debentures were issued and outstanding.

The Cash Purchase Price of $1,200 per $1,000 principal amount of 2028 Debentures offered to Debentureholders under the Cash Election represents the following premiums against the below noted benchmark values of the 2028 Debentures (in each case, calculated and presented per $100 principal amount of 2028 Debentures):

Benchmark Price (per $100 principal amount of 2028 Debentures)	Price	Approximate Cash Purchase Price Premium

Par value	$100.00	20.0%

Closing price of the 2028 Debentures on September 19, 2025(1)	$114.29	5.0%

Volume-weighted average price (“VWAP”) of the 2028 Debentures for the 60 trading days ending September 19, 2025(1)	$112.86	6.3%

VWAP of the 2028 Debentures for the 180 trading days ending September 19, 2025(1)	$109.17	9.9%

Notes:

(1)	Based on reported closing price, trading volume and trading values for the applicable periods reported on the TSX.

Under the Debenture Election, the premium represented by the New Debentures and Cash Premium offered to Debentureholders is the same as the premium offered under the Cash Election.

The Units are listed for trading on the TSX under the symbol “CHE.UN”. The 2028 Debentures are convertible into Units at the option of the Debentureholder at any time prior to 4:00 p.m. (Eastern time) on the earlier of the last business day immediately preceding the Maturity Date and the business day immediately preceding the date specified by Chemtrade for redemption of the 2028 Debentures, at a conversion price of $12.85 per Unit, being a conversion rate of approximately 77.8210 Units for each $1,000 principal amount of 2028 Debentures, subject to adjustment in certain events in accordance with the Trust Indenture. This Offer will not trigger a conversion rate adjustment under the 2028 Debentures. The closing price of the Units on September 19, 2025, the last full trading day immediately preceding the announcement of the Offer, was $12.92.

The Board of Trustees have authorized and approved the Offer. However, none of Chemtrade, its Board of Trustees, the Dealer Manager (as defined herein), the Depositary (as defined herein), PwC (as defined herein), the Debenture Trustee or any of their respective affiliates, makes any recommendation to any Debentureholder as to whether to deposit or refrain from depositing all or a portion of their 2028 Debentures under the Offer or as to which form of Consideration to elect. Debentureholders must make their own decisions as to whether to deposit or refrain from depositing their 2028 Debentures, and, if tendered, the amount of their 2028 Debentures to deposit and the form of Consideration to elect. Debentureholders are strongly urged to review and evaluate carefully all information in the Offer and Circular and in Chemtrade’s filings available under Chemtrade’s profile on SEDAR+, to consult their own financial, tax and legal advisors, and to make their own decisions as to whether to deposit 2028 Debentures under the Offer and, if so, what principal amount of 2028 Debentures to deposit and the form of consideration to elect.

All of the outstanding 2028 Debentures are held in book-entry form through the facilities of CDS Clearing and Depository Services Inc. (“CDS”). Tenders of 2028 Debentures to the Offer must be effected through CDS’ on-line tendering system (“CDSX”) for which the Offer will be eligible, and follow the procedures for book-entry transfer described under Section 3 of the Offer to Purchase, “Manner of Acceptance – Acceptance by Book-Entry Transfer”. Debentureholders who utilize CDSX to accept the Offer by a book-entry transfer of their holdings into the applicable account of the Depositary with CDS will be deemed to have completed, executed and delivered a Letter of Transmittal and to have agreed to be bound by the terms and conditions of the Offer Documents.

iv

Subject to the terms of the Offer set forth in the Offer Documents, Chemtrade reserves the right, in its sole discretion, at any time: (i) to terminate the Offer; (ii) to waive, in whole or in part, any and all of the conditions to the Offer; (iii) to extend the Offer; or (iv) to vary the Offer in any respect. If Chemtrade terminates, extends or varies the Offer, it will give Debentureholders notice of such termination, extension or variation by issuing a press release. In the event that the Offer is terminated, or otherwise not completed, the Consideration will not be paid to Debentureholders who have validly tendered their 2028 Debentures pursuant to the Offer and all 2028 Debentures tendered pursuant to the Offer will be promptly returned to the tendering Debentureholders via a credit to the appropriate account at CDS.

Chemtrade has not purchased any 2028 Debentures since the time the Offer was publicly announced and will not purchase any 2028 Debentures prior to the expiration or earlier termination of the Offer.

In making a decision as to whether or not to participate in the Offer, a Debentureholder must rely on its own examination of Chemtrade’s business and the terms of the Offer as well as the Trust Indenture and the 2028 Debentures, including the merits and risks involved. No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this document, and, if given or made, such information or representation must not be relied upon as having been authorized by Chemtrade or the Depositary.

The Offer is not being made to any Debentureholder in any country other than Canada or the United States, subject to certain exceptions. See “Notice to Debentureholders in the United States” and “The Offer”.

Chemtrade has engaged Computershare Investor Services Inc. to act as depositary (the “Depositary”) for the Offer. Questions and requests for assistance may be directed to the Depositary, whose contact details are provided on the back cover of this document. Additional copies of this document and Letter of Transmittal may be obtained without charge on request from the Depositary and are available on SEDAR+ at www.sedarplus.ca.

September 22, 2025

v

FORWARD-LOOKING INFORMATION

This Offer to Purchase and Circular, including the documents incorporated by reference, contains “forward-looking information” within the meaning of applicable Canadian securities legislation, including the Securities Act (Ontario). Forward-looking information can be generally identified by the use of words such as “anticipate”, “continue”, “estimate”, “expect”, “expected”, “intend”, “may”, “will”, “project”, “plan”, “should”, “believe” and similar expressions. Specifically, forward-looking information in this Offer to Purchase and Circular includes statements relating to the Offer and the terms thereof, including the Expiry Time and expected timing for the take up and payment for the 2028 Debentures; the sources and availability of funding for the Offer; information concerning Chemtrade (and its subsidiaries) and other statements that are not historical facts including, but not limited to, expectations relating to the Offer; the satisfaction or waiver of the conditions to consummate the Offer; the expected benefits of the Offer; the maximum principal amount of 2028 Debentures that Chemtrade may purchase under the Offer; the purpose and effects of the Offer; the expected tax treatment for Debentureholders; certain strategic and financial benefits that may result from the completion of the Offer; the costs and expenses incurred in connection with the Offer; the maximum principal amount of New Debentures that may be issued pursuant to the Offer; the expected listing of the New Debentures on the TSX; Chemtrade’s belief that the Offer is a prudent use of the Fund’s financial resources and the ability of Chemtrade to complete the transactions described herein; statements relating to the 2027 Debenture Offer (as defined herein), the redemption by Chemtrade of 2027 Debentures (as defined herein) and the expected sources of funding thereof; and Chemtrade’s intention to replace its convertible debt instruments with senior notes issued by it or one of its subsidiaries (which may be guaranteed by Chemtrade). Additional forward-looking information is identified in the various documents incorporated by reference in this Offer to Purchase and Circular, including the “Caution About Forward-Looking Information” section of the Chemtrade Annual Information Form (as defined herein) and the “Caution Regarding Forward-Looking Statements” section of Chemtrade’s most recent management’s discussion and analysis, which are each available on SEDAR+ at www.sedarplus.ca.

Forward-looking information in this Offer to Purchase and Circular describes the expectations of the Fund and its subsidiaries as of the date hereof. This information is based on assumptions and involves known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking information for a variety of reasons, including, without limitation: that the liquidity of the 2028 Debentures that are not taken up may be reduced; that the conditions of the Offer may not be satisfied or, where permitted by the Offer, waived by the Fund at the Expiry Time; that the Minimum Debenture Tender Condition may not be met to issue New Debentures pursuant to the Debenture Election; Chemtrade’s inability to finance the Cash Election for the Offer in the manner it intends; risks related to the realization of any possible benefits of the Offer; as well as the risks and uncertainties detailed under Section 12 of the Circular, “Risk Factors”, and in the “Risks and Risk Management” section of the Chemtrade Annual Information Form and the “Risks and Risk Management” section of Chemtrade’s most recent management’s discussion and analysis.

Although Chemtrade believes the expectations reflected in the forward-looking information and the assumptions upon which they are based are reasonable, no assurance can be given that actual results will be consistent with such forward-looking information, and such forward-looking information should not be unduly relied upon. With respect to the forward-looking information contained in this Offer to Purchase and Circular, Chemtrade has made assumptions regarding, among other things: there being no significant disruptions affecting the operations of Chemtrade and its subsidiaries, whether due to labour disruptions, supply disruptions, power disruptions, transportation disruptions, damage to equipment or otherwise; the ability of Chemtrade to sell products at prices consistent with current levels or in line with Chemtrade’s expectations; the ability of Chemtrade to obtain products, raw materials, equipment, transportation, services and supplies in a timely manner to carry out its activities, and at prices consistent with current levels or in line with Chemtrade’s expectations; the timely receipt of required regulatory approvals; the cost of regulatory and environmental compliance being consistent with current levels or in line with Chemtrade’s expectations; the ability of Chemtrade to successfully access tax losses and tax attributes; the ability of Chemtrade to obtain financing on acceptable terms; currency, exchange and interest rates being consistent with current levels or in line with Chemtrade’s expectations; and the performance of the global economy as expected.

Readers are cautioned that the foregoing list of factors and risks is not exhaustive. The forward-looking information contained in this Offer to Purchase and Circular and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. Chemtrade does not undertake any obligation or intend to publicly update or revise any forward-looking information even if new information becomes available, as a result of future events or for any other reason, except as required under applicable securities laws, and does not have any policies or procedures in place concerning the updating of forward-looking information other than those required under applicable securities laws.

vi

NOTICE TO DEBENTUREHOLDERS IN THE UNITED STATES

The Offer is made by Chemtrade, a Canadian issuer, for its own securities, and while the Offer is subject to the disclosure requirements of the Province of Ontario and the other provinces and territories of Canada, Debentureholders in the United States should be aware that these disclosure requirements are different from those of the United States. Financial statements of the Fund have been prepared in accordance with International Financial Reporting Standards and are subject to Canadian auditing and auditor independence standards and, therefore, they may not be comparable to financial statements of U.S. companies prepared in accordance with United States generally accepted accounting principles.

The Offer to Purchase is not being made in accordance with the requirements of the U.S. Securities Exchange Act of 1934, as amended, that would apply to public tender offers being made in the United States by an issuer of a class of equity securities registered under Section 12 thereof. Each of the 2028 Debentures and the New Debentures have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or registered or qualified under the state “blue sky” securities laws. Chemtrade reserves the right, in its sole discretion, to take such steps and adopt such procedures as may be necessary or desirable to permit Debentureholders in jurisdictions other than Canada and the United States to participate in the Offer to Purchase, and to permit the participation of such Debentureholders in the Offer to Purchase, subject to compliance with all applicable laws of such other jurisdiction.

The enforcement by Debentureholders of civil liabilities under U.S. federal securities laws may be adversely affected by the fact that the Fund is organized under the laws of the province of Ontario, that certain of its trustees and officers are residents of Canada, that some or all of the experts named in the Circular are non-residents of the U.S. and that all or a substantial portion of the assets of the Fund and said persons are located outside the U.S. It may be difficult to effect service of process on the Fund, its officers and trustees and the experts named in the Circular. Additionally, it might be difficult for Debentureholders to enforce judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws or the securities or “blue sky” laws of any state within the U.S. in a Canadian court against the Fund or any of its non-U.S. resident trustees, officers or the experts named in the Circular or to bring an original action in a Canadian court to enforce liabilities based on the federal or state securities laws against such persons.

Debentureholders should be aware that the acceptance of the Offer will have certain tax consequences under U.S. law. See Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations”. In addition, U.S. Debentureholders should consult their tax advisors with respect to their particular circumstances and tax considerations applicable to them.

Neither the U.S. Securities and Exchange Commission, nor any U.S. domestic state, has approved or disapproved of this transaction or passed upon the merits or fairness of such transaction or passed upon the adequacy or accuracy of the information contained in this Offer. Any representation to the contrary is a criminal offence.

With the exception of information incorporated by reference herein after the date hereof, neither the delivery of this Offer to Purchase nor any purchase of the 2028 Debentures hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of Chemtrade or any of its subsidiaries since the date hereof.

TAXATION

Debentureholders are urged to review Section 17 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the Disposition of Debentures”, Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures” and Section 19 of the Circular “Certain U.S. Federal Income Tax Considerations” for certain details concerning the Canadian federal income tax considerations and U.S. federal income tax considerations applicable to acceptance of the Offer including a disposition of the 2028 Debentures and, if applicable, acquisition of the New Debentures as described herein. Debentureholders are advised to consult their own tax advisors regarding the tax consequences related to the Offer. Non-Canadian Debentureholders should consider, and consult their own tax advisors with respect to, the consequences to them under applicable law relating to the acceptance of the Offer, having regard to their own circumstances.

vii

CURRENCY

In the Offer to Purchase and the Circular, references to “$” and “Canadian dollars” are to the lawful currency of Canada and references to “US$” are to the lawful currency of the United States of America.

On September 19, 2025, the daily exchange rate (as reported by the Bank of Canada) was $1.00 = US$0.7253.

OTHER INFORMATION

Certain information contained in this Offer to Purchase and Circular have been taken from or is based on documents that are expressly referred to herein. All summaries of, and references to, documents that are specified in this Offer to Purchase and Circular as having been filed, or that are contained in documents specified as having been filed, on SEDAR+ are qualified in their entirety by reference to the complete text of those documents as filed, or as contained in documents filed, under Chemtrade’s SEDAR+ profile at www.sedarplus.ca. Debentureholders are urged to read carefully the full text of those documents, including the documents incorporated herein by reference, which may also be obtained on request without charge from the Corporate Secretary of Chemtrade Logistics Income Fund at 155 Gordon Baker Road, Suite 300, Toronto, Ontario, M2H 3N5 (telephone 416.496.5856). Website addresses are provided for informational purposes only and unless expressly stated, no information contained on, or accessible from, such websites are incorporated by reference herein.

Information contained in this document is given as of September 19, 2025, unless otherwise specifically stated.

TABLE OF CONTENTS

SUMMARY		1
GLOSSARY		11
OFFER TO PURCHASE		16
1.	The Offer	16
2.	Time for Acceptance	17
3.	Manner of Acceptance	18
4.	Conditions of the Offer	21
5.	Extension or Variation of the Offer	24
6.	Take-Up of and Payment for Tendered Debentures	24
7.	Withdrawal Rights of Debentureholders	25
8.	Return of Tendered Debentures	26
9.	Liens and Distributions	26
10.	Notices and Delivery	26
11.	Market Purchases and Treatment of Debentures	27
12.	Other Terms of the Offer:	27
CIRCULAR		30
1.	Chemtrade Logistics Income Fund	30
2.	Background to the Offer	30
3.	Purpose and Effect of the Offer	31
4.	Valuation of the Debentures and the New Debentures	34
5.	Prior Valuations	36
6.	Debentureholder Withdrawal Rights	36
7.	Financial Statements	36
8.	Acceptance for Payment and Payment for the Debentures	37
9.	Trading Price and Volume	37
10.	Prior Purchases, Sales and Distributions	38
11.	Distribution Policy	38
12.	Risk Factors	39
13.	Interest of Trustees and Officers and Transactions and Arrangements Concerning Debentures	41
14.	Other Material Facts	42
15.	Arrangements Between Chemtrade and Securityholders	42
16.	Material Changes in the Affairs of Chemtrade	43
17.	Certain Canadian Federal Income Tax Considerations Relating to the Disposition of Debentures	43
18.	Certain Canadian Federal Income Tax Considerations Relating to the New Debentures	45
19.	Certain U.S. Federal Income Tax Considerations	51
20.	Source of Funds	54
21.	Depositary	55
22.	Fees and Expenses	55
23.	Legal Matters	55
24.	New Debentures	56
25.	Consolidated Capitalization	56
26.	Earnings Coverage Ratio	57
27.	Documents Incorporated by Reference	58
28.	Enforcement of Judgments Against Foreign Persons	59
29.	Auditors, Debenture Trustee, Registrar and Paying Agent	59
30.	Board of Trustees’ Approval	59
31.	Statutory Rights	59
CONSENT OF PwC		60
Certificate		C-1
SCHEDULE A – VALUATION OF THE 2028 DEBENTURES AND NEW DEBENTURES		A-1
SCHEDULE B – DESCRIPTION OF THE NEW DEBENTURES		B-1

SUMMARY

The following is a summary of certain information contained elsewhere in the Offer to Purchase and Circular and should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing directly in the respective documents. Debentureholders are urged to read the Offer to Purchase and Circular and the appendices attached thereto carefully and in their entirety. Certain capitalized terms used in this summary are defined in the Glossary starting on page 11 of this Offer to Purchase.

The Issuer	Chemtrade Logistics Income Fund (“Chemtrade” or the “Fund”)

Debentures	7.00% Convertible Unsecured Subordinated Debentures due June 30, 2028 (the “2028 Debentures”)

ISIN / CUSIP for the 2028 Debentures	CA16387PAM55 / 16387PAM5

Mandatory Redemption and 2027 Debenture Offer

On September 22, 2025, Chemtrade announced a series of transactions aimed at optimizing its capital structure and reducing its exposure to convertible debt instruments.

Chemtrade announced that it will redeem on November 4, 2025 (the “Mandatory Redemption Date”) all of its issued and outstanding 2027 Debentures in accordance with the terms of the trust indenture pursuant to which they are issued. On the Mandatory Redemption Date, holders of the 2027 Debentures will receive approximately $1,011.1301370 for each $1,000 principal amount of 2027 Debentures (the “Redemption Price”), representing their par value, plus all accrued and unpaid interest thereon to but excluding the Mandatory Redemption Date.

On September 22, 2025, Chemtrade also announced its intention to commence a substantial issuer bid for all of the issued and outstanding 2027 Debentures and the substantial issuer bid for all of the issued and outstanding 2028 Debentures. The 2027 Debenture Offer will expire at 5:00 pm (Eastern time) on November 3, 2025, which is one business day prior to the Mandatory Redemption Date, unless varied or terminated by Chemtrade in accordance with its terms.

The Offer

Chemtrade hereby offers to purchase (the “Offer”) up to all of the issued and outstanding 2028 Debentures from the holders thereof (each, a “Debentureholder”). For each $1,000 principal amount of 2028 Debentures tendered to the Offer, the purchase price will be paid on the basis of, and at the election of the Debentureholder, either:

(a)   pursuant to a cash election (the “Cash Election”): (i) $1,200 in cash (subject to applicable withholding taxes, if any) (the “Cash Purchase Price”), plus (ii) a cash payment in respect of all accrued and unpaid interest outstanding on such 2028 Debentures up to, but excluding, the Payment Date (as defined herein); or

(b)   pursuant to a debenture election (the “Debenture Election”), subject to the Minimum Debenture Tender Condition (as defined herein) being met: (i) $1,000 principal amount of 7.00% Unsecured Subordinated Debentures due June 30, 2028 of Chemtrade (the “New Debentures”), plus (ii) $200 in cash (subject to applicable withholding taxes, if any) (the “Cash Premium”), plus (iii) a cash payment in respect of all accrued and unpaid interest outstanding on such 2028 Debentures up to, but excluding, the Payment Date.

2

A Debentureholder may deposit a portion of their 2028 Debentures to the Cash Election and another portion of their 2028 Debentures to the Debenture Election (under either sub-election), provided that the principal amount of 2028 Debentures tendered to each election is in a denomination of $1,000 or an integral multiple thereof, by advising their investment dealer, broker or other intermediary prior to the deadline of the portion of the principal amount thereof that the Debentureholder wishes to deposit to the Offer. However, a Debentureholder may not deposit the same portion of 2028 Debentures under more than one election.

The conditions for acceptance by the Fund of 2028 Debentures tendered under the Debenture Election include that (i) at least $30,000,000 of the principal amount of the 2028 Debentures shall have been validly tendered to the Offer under the Debenture Election and not withdrawn; and (ii) the TSX shall not have withdrawn its conditional approval for the listing of the New Debentures on the TSX (together, the “Minimum Debenture Tender Condition”). Debentureholders that tender to the Offer and elect the Debenture Election will also be provided a sub-election option to: (x) elect the Cash Election; or (y) elect to have their tendered 2028 Debentures returned, in each case, if the Minimum Debenture Tender Condition is not met.

If, on the date on which 2028 Debentures validly deposited under this Offer are to be taken up, the Minimum Debenture Tender Condition has not been met, Debentureholders who have elected the Debenture Election and sub-elected the Cash Election will be deemed to have elected the Cash Election, and Debentureholders who have elected the Debenture Election and sub-elected for return of the tendered 2028 Debentures will have their tendered 2028 Debentures promptly returned to them via a credit to the appropriate account at CDS (as defined herein). Debentureholders who tender 2028 Debentures to the Offer but who do not properly elect either the Cash Election or the Debenture Election with respect to any 2028 Debentures deposited by them pursuant to the Offer will be deemed to have elected the Cash Election with respect to such 2028 Debentures. See Section 4 of the Offer to Purchase, “Conditions of the Offer”.

The Offer and all deposits of 2028 Debentures are on the terms and subject to the conditions set forth in this offer to purchase (as it may be amended and supplemented from time to time, the “Offer to Purchase”) and accompanying issuer bid circular (as it may be amended and supplemented from time to time, the “Circular”) and the related letter of transmittal (as it may be amended and supplemented from time to time, the “Letter of Transmittal” and together with the Offer to Purchase and the Circular, the “Offer Documents”).

Expiry Time

The Offer is open for acceptance until 5:00 p.m. (Eastern time) on November 3, 2025, or such later date and time to which the Offer may be extended, varied or terminated by Chemtrade in accordance with its terms (the “Expiry Time”).

See Section 5 of the Offer to Purchase, “Extension or Variation of the Offer”.

Consideration

For each $1,000 principal amount of 2028 Debentures validly tendered and not withdrawn by a Debentureholder and accepted for payment by Chemtrade pursuant to the Offer, such Debentureholder will receive:

(a)    pursuant to the Cash Election: the Cash Purchase Price, plus a cash payment in respect of all accrued and unpaid interest on such 2028 Debentures from the last interest payment date up to, but excluding, the Payment Date (collectively, the “Cash Election Consideration”); or

(b)   pursuant to the Debenture Election: $1,000 principal amount of New Debentures, plus the Cash Premium, plus a cash payment in respect of all accrued and unpaid interest on such 2028 Debentures from the last interest payment date up to, but excluding, the Payment Date (collectively, the “Debenture Election Consideration”, and together with the Cash Election Consideration, the “Consideration”).

Under no circumstances will interest accrue or be paid by Chemtrade or the Depositary to Persons depositing 2028 Debentures by reason of any delay in delivery or payment of any Consideration or otherwise.

3

Summary of New Debentures

If the Minimum Debenture Tender Condition is met, the New Debentures will be issued as a new series under the Trust Indenture, as supplemented by a tenth supplemental indenture thereto to be dated as of the Payment Date. The New Debentures will have terms substantially similar to the 2028 Debentures, except: (i) for their date of issue; (ii) that the New Debentures will not be convertible into trust units (“Units”) of Chemtrade at the option of the holder (referred to as the “conversion privilege”); and (iii) that the New Debentures will not be redeemable by the Fund prior to maturity except in the event of the satisfaction of certain conditions after a Change of Control (as defined herein in Schedule “B”) has occurred. The New Debentures will not bear the same CUSIP number or ticker symbol as the 2028 Debentures.

The New Debentures shall mature on June 30, 2028 (the “Maturity Date”). The New Debentures will be dated as of the Payment Date and will be issuable only in denominations of $1,000 and integral multiples thereof. The New Debentures will bear interest at an annual rate of 7.00% payable in semi-annual payments in arrears on June 30 and December 31 in each year, commencing on December 31, 2025, provided that if the Payment Date and issuance of New Debentures occurs prior to December 31, 2025, the first interest payment on the New Debentures will be a short first coupon and shall include accrued and unpaid interest for the period from the Payment Date to, but excluding December 31, 2025. On the Maturity Date, the New Debentures may, at the option of Chemtrade, be repaid in cash or Units.

Subject to any required regulatory approvals, Chemtrade may, at its option, elect to satisfy its obligation to pay, in whole or in part, the principal amount of the New Debentures that have matured, on not more than 60 days’ and not less than 30 days’ prior notice, by delivering that number of freely-tradeable Units obtained by dividing the principal amount of the New Debentures that have matured by 95% of the volume-weighted average trading price of the Units on the TSX for the 20 consecutive trading days ending on the fifth trading day preceding the Maturity Date. See “Description of the New Debentures – Payment Upon Maturity” at Schedule “B”. In addition, subject to regulatory approval, Units may be issued to the Debenture Trustee (as defined herein) and sold, with the proceeds used to satisfy the obligation to pay interest on the New Debentures. See “Description of the New Debentures – Interest Payment Election” at Schedule “B”.

Upon the occurrence of a Change of Control of Chemtrade, each holder of New Debentures may require Chemtrade to purchase on the date that is 30 days following the giving of notice of the Change of Control, the whole or any part of such holder’s New Debentures at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to, but excluding, the date of purchase. Subject to regulatory approval, Chemtrade may satisfy the purchase price, in whole or in part, in Units. See “Description of the New Debentures – Put Right Upon a Change of Control of Chemtrade” at Schedule “B”.

Schedule “B” contains a summary of the material attributes and characteristics of the New Debentures.

There is currently no market through which the New Debentures may be sold and purchasers may not be able to resell the New Debentures. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See Section 12 of the Circular, “Risk Factors”. The TSX has conditionally approved the listing of the New Debentures. Listing is subject to Chemtrade fulfilling all of the requirements of the TSX.

4

Currency of Payment	The Cash Purchase Price and Cash Premium are denominated in Canadian dollars and all payments of cash amounts owing to holders of deposited 2028 Debentures will be made in Canadian dollars.

Background to the Offer

Management and the Board of Trustees regularly evaluate opportunities to adjust and optimize the capital structure and capital allocation of the Fund, including ongoing efforts to reduce the Fund’s exposure to convertible instruments for financing purposes. The Fund’s intention is to replace convertible debt instruments with senior notes issued by the Fund or one of its subsidiaries (which may be guaranteed by the Fund).

On July 31, 2024, the Fund successfully completed a substantial issuer bid, taking up and purchasing $28,288,000 aggregate principal amount of its outstanding 8.50% Convertible Unsecured Subordinated Debentures due September 30, 2025 (the “2025 Debentures”). Subsequently, on September 18, 2024, the Fund redeemed all of the remaining 2025 Debentures in accordance with the terms of the trust indenture pursuant to which they were issued. Holders received approximately $1,039.71311 for each $1,000 principal amount of 2025 Debentures called for redemption, representing their par value, plus all accrued and unpaid interest thereon to but excluding the redemption date.

On September 15, 2025, the Fund also redeemed all of its outstanding 6.50% convertible unsecured subordinated debentures due October 31, 2026 (the “2026 Debentures”) in accordance with the terms of the trust indenture pursuant to which they were issued. Holders received approximately $1,024.5753425 for each $1,000 principal amount of 2026 Debentures called for redemption, representing their par value, plus all accrued and unpaid interest thereon to but excluding the redemption date.

In furtherance of the Fund’s capital optimization strategy and given the strengthened trading price of the Units, the Board of Trustees assessed the feasibility of exercising its right to redeem all of its outstanding 6.25% convertible unsecured subordinated debentures due August 31, 2027 (the “2027 Debentures”) in accordance with the terms of the trust indenture pursuant to which they were issued. After giving consideration to, among other things, the financial resources of the Fund and the prevailing market price of the 2027 Debentures and 2028 Debentures, the Board of Trustees identified an early redemption of the 2027 Debentures and the making of a substantial issuer bid for each of the 2027 Debentures and the 2028 Debentures to be a potentially prudent course of action that could mitigate potential dilution from any conversion of the 2027 Debentures or 2028 Debentures into Units prior to maturity or redemption.

On September 4, 2025, the Board of Trustees established an ad hoc committee (the “Ad Hoc Committee”) composed of Daniella Dimitrov, Suzann Pennington and Douglas Muzyka, to consider and further explore the possibility of implementing the two substantial issuer bids and the terms of such bids. On September 5, 2025, Desjardins Securities Inc. (the “Dealer Manager”) was retained by Chemtrade to act as Dealer Manager and as Chemtrade’s financial advisor in connection with the Offer for the 2028 Debentures and the offer to purchase the 2027 Debentures (the “2027 Debenture Offer” and collectively with the Offer for the 2028 Debentures, the “Offers”). On September 5, 2025, PricewaterhouseCoopers LLP (“PwC”) was engaged by the Board of Trustees pursuant to an engagement agreement, to serve as the independent valuator to provide a formal valuation of the 2028 Debentures and the New Debentures in connection with the Offer under the supervision of the Ad Hoc Committee.

5

On September 17, 2025, the Ad Hoc Committee met to discuss each of the Offers and to consider various factors, including the terms of the New Debentures and those other factors set forth below in Section 3 of the Circular, “Purpose and Effect of the Offer”. The Ad Hoc Committee held discussions and meetings with management of the Fund, discussed the process for preparation of a formal valuation for the 2028 Debentures and New Debentures with PwC and received advice from the Dealer Manager. At a meeting held on September 21, 2025, the Ad Hoc Committee presented its findings in evaluating each of the Offers to the Board of Trustees and recommended the implementation of both Offers based on certain terms and conditions.

On September 21, 2025, the Board of Trustees authorized the redemption of the 2027 Debentures in accordance with the terms of the Trust Indenture. On the same day, after consideration of the Ad Hoc Committee’s presentation and recommendation, and the factors set forth below in Section 3 of the Circular, “Purpose and Effect of the Offer”, the Board of Trustees authorized the commencement of the Offer for the 2028 Debentures and the 2027 Debenture Offer.

Prior to market open on September 22, 2025, the Fund announced its intention to make the Offer. The Fund also announced that it will redeem all of the 2027 Debentures on the Mandatory Redemption Date in accordance with the terms of the Trust Indenture and announced its intention to make the 2027 Debenture Offer.

The Board of Trustees and the Ad Hoc Committee have reviewed this Offer and the Circular and, based on that review, unanimously approved the contents and the sending, communicating and delivery of the Offer Documents in connection with the Offer for the 2028 Debentures.

Purpose and Effect of the Offer

Over the past two years, the Fund has continued to execute on a strategy intended to optimize the Fund’s capital structure and to reduce the Fund’s exposure to convertible instruments.

The Board of Trustees believe that the making of this Offer represents an efficient use of Chemtrade’s financial resources, further optimizes the Fund’s capital allocation and is in the best interests of Chemtrade.

In relation to the Offer for the 2028 Debentures, the introduction of the Debenture Election is intended to provide Debentureholders an opportunity to exchange their 2028 Debentures for New Debentures that are substantially similar to the 2028 Debentures, except (i) for their date of issue; (ii) that the New Debentures will not be convertible into Units of Chemtrade at the option of the holder; and (iii) that the New Debentures will not be redeemable by the Fund prior to maturity except in the event of the satisfaction of certain conditions after a Change of Control has occurred, which management of the Fund views as an efficient re-allocation of capital with no material impact on the Fund’s overall leverage. Management has set a Minimum Debenture Tender Condition and has also taken steps to apply to have the New Debentures listed on the TSX to enhance the liquidity of the securities.

6

Management also believes that this Offer and the 2027 Debenture Offer each allow Chemtrade to eliminate the potential dilution from any conversion of the 2028 Debentures or 2027 Debentures into Units prior to their maturity (or redemption on the Mandatory Redemption Date, in the case of the 2027 Debentures) and to reduce its exposure to convertible instruments. In addition, the cash portion of each of the Offers will be funded from existing credit facilities and/or cash on hand, allowing the Fund to further optimize its capital structure by reducing its reliance on convertible instruments. Any 2028 Debentures or 2027 Debentures taken up and paid for by Chemtrade will be cancelled.

The completion and take-up of 2028 Debentures under this Offer is not conditional upon the contemporaneous completion or take-up of 2027 Debentures under the 2027 Debenture Offer. Similarly, the completion and take-up of 2027 Debentures under the 2027 Debenture Offer is not conditional upon the contemporaneous completion or take-up of 2028 Debentures under this Offer.

As a result of the consummation of the Offer, the aggregate principal amount of the 2028 Debentures outstanding is expected to be reduced, which may adversely affect the liquidity of any publicly held 2028 Debentures that remain outstanding after consummation of the Offer.

Any 2028 Debentures not tendered and purchased pursuant to the Offer will remain outstanding. The terms and conditions governing the 2028 Debentures, including the covenants and other protective provisions contained in the Trust Indenture governing the 2028 Debentures, will remain unchanged. No amendments to the Trust Indenture with respect to the 2028 Debentures are being sought.

The Trust Indenture contains provisions to the effect that if an offer is made for all the 2028 Debentures, other than 2028 Debentures held by or on behalf of the offeror or an affiliate or associate of the offeror and not less than 90% of the 2028 Debentures (other than the 2028 Debentures held by or on behalf of the offeror or associates or affiliates of the offeror) are taken up and paid for by the offeror, the offeror will be entitled to acquire the 2028 Debentures held by the holders of such 2028 Debentures who did not accept the offer on the terms offered by the offeror. If more than 90% of the 2028 Debentures are tendered to the Offer, Chemtrade may elect to exercise its rights to acquire the 2028 Debentures held by the holders of 2028 Debentures who did not accept the Offer in accordance with the terms of the Trust Indenture. In such event, such holders will be deemed to have elected the Cash Election with respect to such 2028 Debentures.

Pursuant to the Trust Indenture, on and after June 30, 2026, but prior to June 30, 2027, the 2028 Debentures may be redeemed by Chemtrade, in whole or in part from time to time, at a price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption on not more than 60 days’ and not less than 30 days’ prior written notice, provided that the volume weighted-average trading price of the Units on the TSX for the 20 consecutive trading days ending on the fifth trading day immediately preceding the date on which notice of redemption is given is not less than 125% of a conversion price of $12.85 per Unit, subject to adjustment in certain events. On and after June 30, 2027 and prior to the Maturity Date, the 2028 Debentures may be redeemed by Chemtrade, in whole or in part from time to time, at a price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption on not more than 60 days’ and not less than 30 days’ prior written notice.

Following the Expiry Time, Chemtrade may in the future, subject to applicable Law and the rules of the TSX, exercise its right to redeem the 2028 Debentures or acquire any additional outstanding 2028 Debentures in accordance with the Trust Indenture, through open market purchases, privately negotiated transactions, issuer bids, or otherwise, upon such terms and at such prices as it may determine, which may be more or less than the price to be paid pursuant to the Offer and could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives or combinations thereof Chemtrade will choose to pursue in the future. Any possible future purchases by the Fund will depend on many factors, including the market price of the 2028 Debentures, the Fund’s business and financial position, the results of the Offer and general economic and market conditions.

See Section 3 of the Circular, “Purpose and Effect of the Offer”, Section 12 of the Circular, “Risk Factors” and Section 11 of the Offer to Purchase, “Market Purchases and Treatment of Debentures”.

7

Conversion of Debentures	The outstanding Units are listed for trading on the TSX under the symbol “CHE.UN”. The 2028 Debentures are convertible into Units at the option of the holder at any time prior to 4:00 p.m. (Eastern time) on the earlier of the last business day immediately preceding the Maturity Date and the business day immediately preceding the date specified by Chemtrade for redemption of the 2028 Debentures, at a conversion price of $12.85 per Unit, being a conversion rate of approximately 77.8210 Units for each $1,000 principal amount of 2028 Debentures, subject to adjustment in certain events in accordance with the Trust Indenture. This Offer will not trigger a conversion rate adjustment under the 2028 Debentures. The closing price of the Units on September 19, 2025, the last full trading day immediately preceding the announcement of the Offer, was $12.92.

Payment Date	Subject to the terms and conditions of the Offer, the date on which Chemtrade will take up and pay for the 2028 Debentures validly tendered pursuant to the Offer, and not subsequently withdrawn, is referred to as the “Payment Date”. Upon the terms and conditions of the Offer and subject to and in accordance with applicable securities laws, Chemtrade will take up and pay for the 2028 Debentures validly tendered and deposited under the Offer in accordance with the terms thereof as soon as practicable after the Expiry Time, but in any event not later than 10 days after the Expiry Time, provided that the conditions of the Offer (as the same may be varied) have been satisfied or waived. Any 2028 Debentures taken up will be paid for as soon as practicable but in any event no later than three business days after they are taken up in accordance with applicable Canadian securities laws. See Section 6 of the Offer to Purchase, “Take-Up of and Payment for Tendered Debentures”.

Delivery Procedures to Tender Debentures

All of the outstanding 2028 Debentures are held in book-entry form through the facilities of CDS Clearing and Depository Services Inc. (“CDS”). Tenders of 2028 Debentures must be effected through CDS’ on-line tendering system (“CDSX”), for which the Offer will be eligible, and follow the procedures for book-entry transfer described under Section 3 of the Offer to Purchase, “Manner of Acceptance – Acceptance by Book-Entry Transfer”. Debentureholders who utilize CDSX to accept the Offer by a book-entry transfer of their holdings into the applicable account of the Depositary with CDS will be deemed to have completed, executed and delivered a Letter of Transmittal and to have agreed to be bound by the terms and conditions of the Offer Documents.

The 2028 Debentures must be received by the Depositary prior to the Expiry Time. Debentureholders should immediately contact their dealer, broker or other intermediary for assistance if they wish to accept the Offer, in order to take the necessary steps to be able to deposit the 2028 Debentures under the Offer. Debentureholders must instruct their brokers or other intermediaries promptly if they wish to tender. See Section 3 of the Offer to Purchase, “Manner of Acceptance”.

8

Conditions to the Offer

The Offer is subject to certain conditions, and Chemtrade expressly reserves the right to terminate the Offer and not take up and pay for any 2028 Debentures deposited under the Offer unless the conditions described in Section 4 of the Offer to Purchase, “Conditions of the Offer” are satisfied or waived. If the conditions of the Offer are satisfied or, where permitted, waived at the Expiry Time, Chemtrade may take up the 2028 Debentures validly tendered under the Offer. Any 2028 Debentures taken up and paid for by Chemtrade will be cancelled.

The conditions for acceptance by the Fund of 2028 Debentures tendered under the Debenture Election also include the Minimum Debenture Tender Condition. If, on the date on which 2028 Debentures validly deposited under this Offer are to be taken up, the Minimum Debenture Tender Condition has not been met, the Fund will not take up any 2028 Debentures tendered to the Debenture Election, unless the Debentureholder sub-elected the Cash Election. The Minimum Debenture Tender Condition will not impact whether the Fund will take up any 2028 Debentures tendered to the Cash Election.

Debentureholders who do not properly elect either the Cash Election or the Debenture Election with respect to any 2028 Debentures deposited by them pursuant to the Offer will be deemed to have elected the Cash Election with respect to such 2028 Debentures. See Section 4 of the Offer to Purchase, “Conditions of the Offer”.

Withdrawal Rights of Debentureholders

The 2028 Debentures tendered to the Offer may be withdrawn at any time: (i) prior to the Expiry Time, (ii) if the 2028 Debentures have not been taken up by Chemtrade after the Expiry Time, or (iii) if the 2028 Debentures have been taken up but not paid for by Chemtrade within three business days of being taken up. See Section 7 of the Offer to Purchase, “Withdrawal Rights of Debentureholders”.

Position of Chemtrade, the Board of Trustees and Others	None of Chemtrade, its Board of Trustees, the Dealer Manager, the Depositary, PwC, the Debenture Trustee or any of their respective affiliates, makes any recommendation to any Debentureholder as to whether to deposit or refrain from depositing all or a portion of their 2028 Debentures under the Offer or as to which form of consideration to elect. Debentureholders must make their own decisions as to whether to deposit or refrain from depositing their 2028 Debentures, and, if tendered, the amount of their 2028 Debentures to deposit and the form of consideration to elect. Debentureholders are strongly urged to review and evaluate carefully all information in the Offer and Circular, to consult their own financial, tax and legal advisors, and to make their own decisions as to whether to deposit 2028 Debentures under the Offer and, if so, what principal amount of 2028 Debentures to deposit and the form of consideration to elect.

Trustees, Officers and Insiders	To the knowledge of Chemtrade, after reasonable inquiry, no trustee or officer of Chemtrade, no associate or affiliate of a trustee or officer of Chemtrade, no insider of Chemtrade (other than a trustee or officer) and no person or company acting jointly or in concert with Chemtrade, has indicated any present intention to deposit any of such person’s or company’s 2028 Debentures pursuant to the Offer.

Certain Income Tax Considerations	See Section 17 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the Disposition of Debentures”, Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures”, and Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations”. Debentureholders are advised to consult their own tax advisors regarding the tax consequences related to the Offer.

9

Trading Information

The 2028 Debentures are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “CHE.DB.H”. On September 19, 2025, the last full trading day prior to the announcement by Chemtrade of the approval of the Board of Trustees of the Offer, the closing price of the 2028 Debentures was $114.29 per $100 principal amount of 2028 Debentures (or $1,142.90 per $1,000 principal amount of 2028 Debentures).

The Cash Purchase Price of $1,200 per $1,000 principal amount of 2028 Debentures offered to Debentureholders under the Cash Election represents the following premiums against the below noted benchmark values of the 2028 Debentures (in each case, calculated and presented per $100 principal amount of 2028 Debentures):

Benchmark Price (per $100 principal amount of 2028 Debentures)	Price	Approximate Cash Purchase Price Premium

Par value	$100.00	20.0%

Closing price of the 2028 Debentures on September 19, 2025(1)	$114.29	5.0%

Volume-weighted average price (“VWAP”) of the 2028 Debentures for the 60 trading days ending September 19, 2025(1)	$112.86	6.3%

VWAP of the 2028 Debentures for the 180 trading days ending September 19, 2025(1)	$109.17	9.9%

Notes:

(1)     Based on reported closing price, trading volume and trading values for the applicable periods reported on the TSX.

Under the Debenture Election, the premium represented by the New Debentures and Cash Premium offered to Debentureholders is the same as the premium offered under the Cash Election.

As of September 19, 2025, $110,000,000 principal amount of 2028 Debentures were issued and outstanding.

Valuation

PwC was engaged by the Board of Trustees as the independent valuator to prepare a formal valuation of the 2028 Debentures and the New Debentures as prescribed under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

A copy of PwC’s valuations of the 2028 Debentures and the New Debentures are attached to this Offer to Purchase and Circular at Schedule “A”, respectively. Such valuation contains PwC’s opinion that, based on the scope of its review and subject to the assumptions, restrictions and limitations provided therein, as of September 17, 2025, (i) the fair market value of the 2028 Debentures falls within the range of $1,160 to $1,225 per $1,000 principal amount of 2028 Debentures, excluding all accrued and unpaid interest outstanding on such 2028 Debentures up to, but excluding, September 17, 2025, and (ii) the fair market value of the New Debentures falls within the range of $965 to $1,065 per $1,000 principal amount of New Debentures, excluding any accrued interest on such New Debentures up to, but excluding, September 17, 2025. The valuation also contains PwC’s opinion that, based on the inputs and assumptions used in the fair market value of the 2028 Debentures, as of September 17, 2025: (x) the fair market value of the embedded optionality underlying the 2028 Debentures falls within a range of $145 to $210 per $1,000 principal amount of 2028 Debentures, and (y) the fair market value of the straight debt component of the 2028 Debentures is $1,015 per $1,000 principal amount of 2028 Debentures.

See also Section 4 of the Circular, “Valuation of the Debentures and the New Debentures” for further details.

10

Further Information	For further information regarding the Offer, Debentureholders may contact the Depositary, or consult their own brokers. The contact information for the Depositary is set forth on the back cover of this Offer and Circular.

Fees and Commissions	Debentureholders tendering 2028 Debentures will not be obligated to pay brokerage fees or commissions to Chemtrade or the Depositary. However, Debentureholders are cautioned to consult with their own brokers or other intermediaries to determine whether any fees or commissions are payable to their own brokers or other intermediaries in connection with a tender of 2028 Debentures pursuant to the Offer.

Depositary	Computershare Investor Services Inc.

Debenture Trustee	Computershare Advantage Trust of Canada (formerly known as BNY Trust Company of Canada)

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF CHEMTRADE AS TO WHETHER DEBENTUREHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING THEIR 2028 DEBENTURES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN AS SET FORTH IN THE OFFER TO PURCHASE, THE ACCOMPANYING CIRCULAR AND THE RELATED LETTER OF TRANSMITTAL. IF GIVEN OR MADE, ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CHEMTRADE OR ITS BOARD OF TRUSTEES.

NONE OF CHEMTRADE, ITS BOARD OF TRUSTEES, THE DEALER MANAGER, THE DEPOSITARY, PWC, THE DEBENTURE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY RECOMMENDATION TO ANY DEBENTUREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR 2028 DEBENTURES UNDER THE OFFER OR AS TO WHICH FORM OF CONSIDERATION TO ELECT. DEBENTUREHOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR 2028 DEBENTURES, AND, IF TENDERED, THE AMOUNT OF THEIR 2028 DEBENTURES TO DEPOSIT AND THE FORM OF CONSIDERATION TO ELECT. DEBENTUREHOLDERS ARE STRONGLY URGED TO REVIEW AND EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER TO PURCHASE AND CIRCULAR, TO CONSULT THEIR OWN FINANCIAL, TAX AND LEGAL ADVISORS, AND TO MAKE THEIR OWN DECISIONS AS TO WHETHER TO TENDER 2028 DEBENTURES TO THE OFFER AND, IF SO, WHAT PRINCIPAL AMOUNT OF 2028 DEBENTURES TO DEPOSIT AND THE FORM OF CONSIDERATION TO ELECT.

11

GLOSSARY

This Glossary forms a part of the Offer to Purchase and Circular. In the Offer to Purchase and Circular and the Letter of Transmittal, unless otherwise specified or the subject matter or context is inconsistent therewith, the following terms shall have the meanings set out below, and grammatical variations thereof shall have the corresponding meanings:

“2025 Debentures” means the 8.50% Convertible Unsecured Subordinated Debentures due September 30, 2025 of Chemtrade.

“2026 Debentures” means the 6.50% Convertible Unsecured Subordinated Debentures due October 31, 2026 of Chemtrade.

“2027 Debentures” means the 6.25% Convertible Unsecured Subordinated Debentures due August 31, 2027 of Chemtrade.

“2027 Debenture Offer” has the meaning set out in Section 2 of the Circular, “Background to the Offer”.

“2028 Debentures” means the 7.00% Convertible Unsecured Subordinated Debentures due June 30, 2028 of Chemtrade.

“Ad Hoc Committee” means the ad hoc committee of the Board of Trustees formed to evaluate the Offer, composed of Daniella Dimitrov, Suzann Pennington and Douglas Muzyka.

“allowable capital loss” has the meaning set out in Section 17 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the Disposition of Debentures – Disposition of Debentures Pursuant to the Offer”.

“Board of Trustees” means the board of trustees of the Fund.

“business day” means any day other than a Saturday, a Sunday and a statutory holiday in Toronto, Ontario.

“Capital Gains Refund” has the meaning set out in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures”.

“Capital Loss Otherwise Determined” has the meaning set out in Section 17 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the Disposition of Debentures – Disposition of Debentures Pursuant to the Offer”.

“Cash Election” means the election by a Debentureholder to receive the Cash Election Consideration pursuant to the Offer.

“Cash Election Consideration” means the consideration that each Debentureholder will receive for each $1,000 principal amount of 2028 Debentures validly tendered pursuant to the Cash Election and not withdrawn by such Debentureholder and accepted for payment by Chemtrade pursuant to the Offer, being: the Cash Purchase Price, plus a cash payment in respect of all accrued and unpaid interest on such 2028 Debentures from the last interest payment date up to, but excluding, the Payment Date.

“Cash Premium” means $200 in cash (subject to applicable withholding taxes, if any) per $1,000 principal amount of 2028 Debentures, forming part of the Debenture Election Consideration.

“Cash Purchase Price” means $1,200 in cash (subject to applicable withholding taxes, if any) per $1,000 principal amount of 2028 Debentures.

“CDS” means CDS Clearing and Depositary Services Inc.

“CDSX” means CDS’ on-line tendering system.

12

“Chemtrade” or the “Fund” means Chemtrade Logistics Income Fund.

“Chemtrade Annual Information Form” means the annual information form of Chemtrade dated March 7, 2025 for the year ended December 31, 2024.

“Chemtrade group” means Chemtrade and its subsidiaries.

“Chemtrade Holder” has the meaning set out in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures”.

“Circular” means the information circular of Chemtrade accompanying the Offer to Purchase dated September 22, 2025.

“CLI” means Chemtrade Logistics Inc.

“CLI Senior Notes” means the 6.375% senior unsecured notes due August 28, 2029 of CLI.

“Code” has the meaning set out in Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations”.

“Consideration” means the Cash Election Consideration and the Debenture Election Consideration, or any one of them, as the context requires.

“conversion privilege” has the meaning set out in Section 24 of the Circular, “New Debentures”.

“Credit Facilities” means the credit agreement dated February 7, 2017, as amended, between CLI, Bank of Montreal, as agent, and certain Canadian chartered banks and other financial institutions, providing for senior revolving credit facilities.

“Dealer Manager” means Desjardins Securities Inc.

“Debenture Election” means the election by a Debentureholder to receive the Debenture Election Consideration pursuant to the Offer, subject to the Minimum Debenture Tender Condition being met.

“Debenture Election Consideration” means the consideration that each Debentureholder will receive for each $1,000 principal amount of 2028 Debentures validly tendered pursuant to the Debenture Election and not withdrawn by such Debentureholder and accepted for payment by Chemtrade pursuant to the Offer, subject to the Minimum Debenture Tender Condition being met, being: (i) $1,000 principal amount of New Debentures, plus (ii) the Cash Premium, plus (iii) a cash payment in respect of all accrued and unpaid interest on such 2028 Debentures from the last interest payment date up to, but excluding, the Payment Date.

“Debentureholders” means holders of 2028 Debentures.

“Debenture Election Proceeds” has the meaning set out in Section 17 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the Disposition of Debentures – Disposition of Debentures Pursuant to the Offer”.

“Debenture Trustee” means Computershare Advantage Trust of Canada (formerly known as BNY Trust Company of Canada).

“Declaration of Trust” means the Amended and Restated Declaration of Trust of Chemtrade dated January 22, 2024, as it may be further amended or amended and restated from time to time.

“Depositary” means Computershare Investor Services Inc.

“DRIP” means Chemtrade’s distribution reinvestment plan.

13

“Effective Time” has the meaning set out in Section 3 of the Offer to Purchase, “Manner of Acceptance – Power of Attorney”.

“EIFEL Rules” has the meaning set out in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures”.

“Engagement Agreement” has the meaning set out in Section 4 of the Circular, “Valuation of the Debentures and the New Debentures”.

“Expiry Time” means 5:00 p.m. (Eastern time) on November 3, 2025, or such later date and time to which the Offer may be extended, varied or terminated by Chemtrade in accordance with its terms.

“FHSAs” has the meaning set out in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures”.

“Foreign Source Income” has the meaning set out in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures”.

“Holder” has the meaning set out in Section 17 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the Disposition of Debentures”.

“IRS” means the U.S. Internal Revenue Service.

“Law”, “law”, “Laws” or “laws” means any applicable laws, including, without limitation, international, national, provincial, state, municipal and local laws, treaties, statutes, ordinances, judgments, decrees, injunctions, writs, certificates and orders, by-laws, rules, regulations, policies, directives or other requirements of any regulatory authority having the force of law and the term “applicable” with respect to such Laws and in a context that refers to one or more persons, means such Laws as are applicable to such person or its business, undertaking, property or securities and emanate from a person having jurisdiction over the person or persons or its or their business, undertaking, property or securities.

“Letter of Transmittal” means the letter of transmittal in the form accompanying the Offer to Purchase and Circular.

“Mandatory Redemption Date” means November 4, 2025.

“Maturity Date” means June 30, 2028.

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

“Minimum Debenture Tender Condition” means (i) at least $30,000,000 of the principal amount of the 2028 Debentures shall have been validly tendered to the Offer under the Debenture Election and not withdrawn; and (ii) the TSX shall not have withdrawn its conditional approval for the listing of the New Debentures on the TSX.

“New Debentures” means the 7.00% Unsecured Subordinated Debentures due June 30, 2028 of Chemtrade to be issued as part of the Debenture Election Consideration, subject to the Minimum Debenture Tender Condition. Schedule “B” contains a summary of the material attributes and characteristics of the New Debentures.

“Non-U.S. Holder” has the meaning set out in Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations”.

“Offer” means the offer by Chemtrade to purchase the outstanding 2028 Debentures from the holders thereof pursuant to the terms and subject to the conditions set out herein, and “Offers” means the Offer for the 2028 Debentures together with the 2027 Debenture Offer.

“Offer Documents” has the meaning ascribed to it on the cover page of the Offer to Purchase and Circular.

14

“Offer to Purchase” means the offer to purchase of Chemtrade dated September 22, 2025 (as it may be amended or supplemented from time to time), including, without limitation, the Summary and the Glossary.

“Payment Date” has the meaning set out in the Summary.

“Persons” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural Person in his or her capacity as trustee, executor, administrator or other legal representative.

“Plans” has the meaning set out in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures”.

“PSUs” means performance share units.

“PwC” means PricewaterhouseCoopers LLP.

“RDSPs” has the meaning set out in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures”.

“Redemption Price” has the meaning ascribed to it in the Summary.

“Reduction Amount” has the meaning set out in Section 17 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the Disposition of Debentures – Disposition of Debentures Pursuant to the Offer”.

“RESPs” has the meaning set out in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures”.

“RRIFs” has the meaning set out in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures”.

“RRSPs” has the meaning set out in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures”.

“RSUs” means restricted share units.

“Securities” has the meaning set out in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures”.

“SIFT Rules” has the meaning set out in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures”.

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder.

“Tax Proposals” has the meaning set out in Section 17 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the Disposition of Debentures”.

“taxable capital gain” has the meaning set out in Section 17 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the Disposition of Debentures – Disposition of Debentures Pursuant to the Offer”.

“TFSAs” has the meaning set out in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures”.

“Trust Indenture” means the trust indenture dated as of December 20, 2002 between Chemtrade and the Debenture Trustee, as supplemented by a first supplemental indenture thereto dated March 24, 2010, a second supplemental indenture thereto dated December 12, 2011, a third supplemental indenture thereto dated June 10, 2014, a fourth supplemental indenture thereto dated September 2, 2016, a fifth supplemental indenture thereto dated May 2, 2017, a sixth supplemental indenture thereto dated October 1, 2019, a seventh supplemental indenture dated August 26, 2020, an eighth supplemental indenture thereto dated December 15, 2021 and a ninth supplemental indenture thereto dated March 8, 2023.

15

“TSX” means the Toronto Stock Exchange.

“U.S. Holder” has the meaning set out in Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations”.

“U.S. Securities Act” has the meaning set out under “Notice to Debentureholders in the United States” on page vi of this Offer to Purchase and Circular.

“Unitholders” means the unitholders of Chemtrade.

“Units” means the trust units of Chemtrade.

“Valuation Date” means September 17, 2025.

“Valuations” has the meaning set out in Section 4 of the Circular, “Valuation of the Debentures and the New Debentures”.

“VWAP” means the volume-weighted average price.

16

OFFER TO PURCHASE

The accompanying Circular (following this Offer to Purchase) is incorporated into and forms part of the Offer to Purchase. The Circular contains important information that should be read carefully before making a decision with respect to the Offer. Unless the context otherwise requires, terms used but not defined in the Offer to Purchase have the respective meanings given to them in the accompanying Glossary.

TO:	THE DEBENTUREHOLDERS

1.	The Offer

Chemtrade hereby offers to purchase up to all of the issued and outstanding 2028 Debentures from the Debentureholders thereof. For each $1,000 principal amount of 2028 Debentures tendered to the Offer, the purchase price will be paid on the basis of, and at the election of the Debentureholder, either:

(a)	pursuant to a cash election (the “Cash Election”): (i) $1,200 in cash (subject to applicable withholding taxes, if any) (the “Cash Purchase Price”), plus (ii) a cash payment in respect of all accrued and unpaid interest outstanding on such 2028 Debentures up to, but excluding, the Payment Date; or

(b)	pursuant to a debenture election (the “Debenture Election”), subject to the Minimum Debenture Tender Condition being met: (i) $1,000 principal amount of 7.00% Unsecured Subordinated Debentures due June 30, 2028 of Chemtrade (the “New Debentures”), plus (ii) $200 in cash (subject to applicable withholding taxes, if any) (the “Cash Premium”), plus (iii) a cash payment in respect of all accrued and unpaid interest outstanding on such 2028 Debentures up to, but excluding, the Payment Date.

A Debentureholder may deposit a portion of their 2028 Debentures to the Cash Election and another portion of their 2028 Debentures to the Debenture Election (under either sub-election), provided that the principal amount of 2028 Debentures tendered to each election is in a denomination of $1,000 or an integral multiple thereof, by advising their investment dealer, broker or other intermediary prior to the deadline of the portion of the principal amount thereof that the Debentureholder wishes to deposit to the Offer. However, a Debentureholder may not deposit the same portion of 2028 Debentures under more than one election.

The New Debentures will be issued as a new series under the Trust Indenture, as supplemented by a tenth supplemental indenture thereto to be dated as of the Payment Date, and will have terms substantially similar to the 2028 Debentures, except: (i) for their date of issue; (ii) that the New Debentures will not be convertible into trust units (“Units”) of Chemtrade at the option of the holder; and (iii) that the New Debentures will not be redeemable by the Fund prior to maturity except in the event of the satisfaction of certain conditions after a Change of Control has occurred. The New Debentures will not have the same CUSIP number or ticker symbol as the 2028 Debentures.

The New Debentures shall mature on June 30, 2028 (the “Maturity Date”). The New Debentures will be dated as of the Payment Date and will be issuable only in denominations of $1,000 and integral multiples thereof. The New Debentures will bear interest at an annual rate of 7.00% payable in semi-annual payments in arrears on June 30 and December 31 in each year, commencing on December 31, 2025, provided that if the Payment Date and issuance of New Debentures occurs prior to December 31, 2025, the first interest payment on the New Debentures will be a short first coupon and shall include accrued and unpaid interest for the period from the Payment Date to, but excluding December 31, 2025. On the Maturity Date, the New Debentures may, at the option of Chemtrade, be repaid in cash or Units. Schedule “B” contains a summary of the material attributes and characteristics of the New Debentures.

The Cash Purchase Price and Cash Premium are denominated in Canadian dollars and all payments of cash amounts owing to holders of deposited 2028 Debentures will be made in Canadian dollars.

The Offer is subject to certain conditions, and Chemtrade expressly reserves the right to terminate the Offer and not take up and pay for any 2028 Debentures deposited under the Offer unless the conditions described in Section 4 of the Offer to Purchase, “Conditions of the Offer” are satisfied or waived. If the conditions of the Offer are satisfied or, where permitted, waived at the Expiry Time, Chemtrade may take up the 2028 Debentures validly tendered under the Offer. Any 2028 Debentures taken up and paid for by Chemtrade will be cancelled.

17

The conditions for acceptance by the Fund of 2028 Debentures tendered under the Debenture Election include that (i) at least $30,000,000 of the principal amount of the 2028 Debentures shall have been validly tendered to the Offer under the Debenture Election and not withdrawn; and (ii) the TSX shall not have withdrawn its conditional approval for the listing of the New Debentures on the TSX (together, the “Minimum Debenture Tender Condition”). Debentureholders who tender 2028 Debentures under the Debenture Election must also sub-elect the Cash Election or sub-elect for the return of the tendered 2028 Debentures, in the event the Minimum Debenture Tender Condition is not met.

If, on the date on which 2028 Debentures validly deposited under this Offer are to be taken up, the Minimum Debenture Tender Condition has not been met, Debentureholders who have elected the Debenture Election and sub-elected the Cash Election will be deemed to have elected the Cash Election, and Debentureholders who have elected the Debenture Election and sub-elected for return of the tendered 2028 Debentures will have their tendered 2028 Debentures promptly returned to them via a credit to the appropriate account at CDS. Debentureholders who do not properly elect either the Cash Election or the Debenture Election with respect to any 2028 Debentures deposited by them pursuant to the Offer will be deemed to have elected the Cash Election with respect to such 2028 Debentures. See Section 4 of the Offer to Purchase, “Conditions of the Offer”.

This Offer to Purchase contains important information that should be read before a decision is made with respect to the Offer.

Each Debentureholder is encouraged to consult his or her investment and tax advisors and must make his or her own decision whether to deposit 2028 Debentures under the Offer and, if so, what principal amount of 2028 Debentures to deposit and the form of Consideration to elect. Debentureholders are also urged to review Section 17 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the Disposition of Debentures”, Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations Relating to the New Debentures”, and Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations”. Debentureholders are advised to consult their own tax advisors regarding the tax consequences related to the Offer.

Questions regarding information contained in the Offer to Purchase and Circular may be directed to the Depositary. The Depositary can be contacted toll-free at 1-800-564-6253 or outside North America at 1-514-982-7555 or by e-mail at corporateactions@computershare.com. Debentureholders may also contact their respective dealer, broker or financial, legal, tax or other professional advisors for assistance.

This document does not constitute an offer to or a solicitation of deposits from any person in any state within the United States in which such offer or solicitation is unlawful or, subject to certain exceptions, any other jurisdiction outside of Canada in which such offer or solicitation is unlawful. The Offer is not being made to, nor will any deposits be accepted from or on behalf of: (i) Debentureholders in any state within the United States in which the making or acceptance of the Offer is unlawful, or (ii) subject to certain exceptions, any other jurisdiction outside of Canada in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, Chemtrade may, in its sole discretion, take such action as it may deem necessary to extend the Offer to Debentureholders in any such jurisdiction including in any state within the United States, subject to compliance with all applicable laws of such jurisdiction.

2.	Time for Acceptance

The Offer is open for acceptance until 5:00 p.m. (Eastern time) on November 3, 2025, or such later date and time to which the Offer may be extended, varied or terminated by Chemtrade in accordance with its terms (the “Expiry Time”).

Registration of interests in and transfers of 2028 Debentures may currently only be made through a book-entry only system administered by CDS. As such, in order to tender their 2028 Debentures to the Offer, Debentureholders must complete the documentation and follow the instructions provided by their investment dealer, broker, bank or other intermediary prior to the deadline set forth in such instructions, which is earlier than the Expiry Time. See Section 3, “Manner of Acceptance” in this Offer to Purchase.

18

Tenders of 2028 Debentures properly tendered by the Expiry Time (and not withdrawn in accordance with Section 7 of the Offer to Purchase, “Withdrawal Rights of Debentureholders”) will be accepted by Chemtrade pursuant to the Offer.

3.	Manner of Acceptance

The following should be carefully reviewed by Debentureholders wishing to deposit their 2028 Debentures to the Offer.

All of the outstanding 2028 Debentures are held in book-entry form through the facilities of CDS. Tenders of 2028 Debentures to the Offer and to the Depositary must be effected through CDS’ on-line tendering system, CDSX, for which the Offer will be eligible, and follow the procedures for book-entry transfer described under Section 3 of the Offer to Purchase, “Manner of Acceptance – Acceptance by Book-Entry Transfer”.

The 2028 Debentures must be received by the Depositary prior to the Expiry Time. Debentureholders should immediately contact their dealer, broker or other intermediary for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit the 2028 Debentures. Debentureholders must instruct their brokers or other intermediaries promptly if they wish to tender.

It is the Debentureholder’s responsibility to validly tender its 2028 Debentures prior to the Expiry Time. Chemtrade has the right to waive any defects in the tender of 2028 Debentures. However, Chemtrade is not required to waive defects and is not required to notify a Debentureholder of defects in its tender.

Acceptance by Book-Entry Transfer

All of the 2028 Debentures were issued in book-entry form, and all of the 2028 Debentures are currently represented by one or more global certificates held for the account of CDS. 2028 Debentures must be tendered by the following procedures for book-entry transfer established by CDS. The Depositary will establish an account with respect to the 2028 Debentures at CDS for purposes of the Offer. Any financial institution that is a participant in CDS may make book-entry delivery of the 2028 Debentures through CDSX by causing CDS to transfer such 2028 Debentures into the applicable account of the Depositary in accordance with CDS procedures for such transfer. Delivery of 2028 Debentures to the Depositary by means of a book-entry transfer through CDSX will constitute a valid tender under the Offer. Delivery of documents to CDS does not constitute delivery to the Depositary.

A Debentureholder may deposit a portion of their 2028 Debentures to the Cash Election and another portion of their 2028 Debentures to the Debenture Election (under either sub-election), provided that the principal amount of 2028 Debentures tendered to each election is in a denomination of $1,000 or an integral multiple thereof, by advising their investment dealer, broker or other intermediary prior to the deadline of the portion of the principal amount thereof that the Debentureholder wishes to deposit to the Offer. However, a Debentureholder may not deposit the same portion of 2028 Debentures under more than one election.

Debentureholders who, through their respective CDS participants, utilize CDSX to accept the Offer through a book-entry transfer of their holdings into the applicable account of the Depositary with CDS shall be deemed to have completed and submitted a Letter of Transmittal and to be bound by the terms thereof. A copy of the Letter of Transmittal may be obtained without charge on request from the Depositary and is available under Chemtrade’s profile on SEDAR+ at www.sedarplus.ca. The contact details of the Depositary are provided on the back cover of this document.

Delivery of documents to CDS does not constitute delivery to the Depositary. Debentureholders must follow the tender procedures established by CDS and allow sufficient time for completion of CDS’ procedures during the normal business hours of CDS. Payment for 2028 Debentures purchased pursuant to the Offer will be made by deposit of the Consideration with the Depositary in CDS.

The Depositary will act as the agent of Persons who have tendered 2028 Debentures in acceptance of the Offer, for the purposes of receiving payment from Chemtrade and transmitting such payment to such Persons through CDS. Receipt by the Depositary from Chemtrade of payment for such 2028 Debentures will be deemed to constitute receipt of payment by Persons depositing 2028 Debentures.

19

No Guaranteed Delivery

There are no guaranteed delivery procedures provided for by Chemtrade in conjunction with the Offer under the terms of the Offer Documents. Debentureholders must timely tender their 2028 Debentures in accordance with the book-entry delivery procedures set forth herein.

General

The Offer will be deemed to be accepted by a Debentureholder only if the Depositary has actually received or been deemed to receive the requisite documents at its office in Toronto, Ontario specified in the Letter of Transmittal at or prior to the Expiry Time.

Chemtrade will not be required to pay for the 2028 Debentures tendered pursuant to the Offer unless those 2028 Debentures are validly tendered through CDSX. Similarly, Chemtrade will be able to retain and accept for payment 2028 Debentures that have been taken up and paid for if a Debentureholder does not validly comply with the procedures to withdraw the 2028 Debentures, even if such withdrawal is permissible pursuant to the Offer as described in this Offer to Purchase.

Each Debentureholder acknowledges that the delivery and surrender of the 2028 Debentures is not effective, and the risk of loss of the 2028 Debentures does not pass to the Depositary, until receipt by the Depositary of a properly transmitted book-entry confirmation, together with all accompanying evidences of authority and any other required documents in a form satisfactory to Chemtrade.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered 2028 Debentures will be determined by Chemtrade, in Chemtrade’s sole discretion (which determination shall be final and binding). Chemtrade expressly reserves the absolute right in its sole discretion, subject to applicable Law, to reject any or all tenders of any 2028 Debentures determined by it not to be in proper form or amounts or, if the acceptance for payment of, or payment for, such 2028 Debentures may, in the opinion of Chemtrade’s counsel, be unlawful under the laws of any applicable jurisdiction. Chemtrade also reserves the absolute right, in its sole discretion, to waive or vary any of the conditions of the Offer, or any defect or irregularity in any tender with respect to 2028 Debentures, whether or not similar defects or irregularities are waived in the case of other Debentureholders. Chemtrade’s interpretation of the terms and conditions of the Offer, the Offer Documents and any other related documents will be final and binding.

No tender of 2028 Debentures will be deemed to have been validly made until all defects or irregularities have been cured or expressly waived. None of Chemtrade, the Debenture Trustee, CDS, the Depositary, or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If Chemtrade determines that a Debentureholder has not validly tendered its 2028 Debentures and it determines not to waive such defective tenders, such Debentureholder’s 2028 Debentures will be promptly returned to the Debentureholder following the Expiry Time, via a credit to the appropriate CDS account. If Chemtrade waives its right to reject a defective tender of 2028 Debentures, the Debentureholder will be entitled to receive the Consideration, as payment for take-up under the Offer.

Chemtrade reserves the right to permit the Offer to be accepted in a manner other than that set out in this Section 3.

Under no circumstances will interest accrue or be paid by Chemtrade or the Depositary to Persons depositing 2028 Debentures by reason of any delay in delivery or payment of the Consideration or otherwise.

Debentureholders will not be required to pay any fee or commission if they accept the Offer by depositing their 2028 Debentures directly with the Depositary.

The 2028 Debentures must be received by the Depositary prior to the Expiry Time. Debentureholders should immediately contact their dealer, broker or other intermediary for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit the 2028 Debentures under the Offer. Debentureholders must instruct their brokers or other intermediaries promptly if they wish to tender.

20

Debentureholders should contact the Depositary, or a dealer, broker or other intermediary for assistance in accepting the Offer and in tendering 2028 Debentures with the Depositary.

Power of Attorney

The making of a book-entry transfer to tender 2028 Debentures to the Offer and the deemed delivery of the Letter of Transmittal through CDS irrevocably constitutes and appoints, effective upon the acceptance for purchase of, and payment for, the tendered 2028 Debentures by Chemtrade (the “Effective Time”), Chemtrade, and any other persons designated by Chemtrade in writing, as the true and lawful agents, attorneys, attorneys-in-fact and proxies of the holder of the tendered 2028 Debentures with respect to such tendered 2028 Debentures, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(a)	transfer ownership of such tendered 2028 Debentures on the account books maintained by CDS, together, in any such case, with all accompanying evidence of transfer and authenticity, to, or upon the order of, Chemtrade,

(b)	present such tendered 2028 Debentures for transfer or cancellation on the relevant security register of Chemtrade,

(c)	for so long as any such tendered 2028 Debentures are registered or recorded in the name of such Debentureholder, exercise any and all rights of such Debentureholder including, without limitation, the right to vote, execute and deliver (provided the same is not contrary to applicable Laws), as and when determined by Chemtrade, any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to Chemtrade in respect of any or all of such tendered 2028 Debentures, revoke any such instruments, authorizations or consents given prior to or after the Effective Time, and designate in any such instruments, authorizations or consents any person or persons as the proxyholder of such Debentureholder in respect of such tendered 2028 Debentures for all purposes including, without limitation, in connection with any meeting or meetings (or any adjournments thereof) of holders of relevant securities of Chemtrade, and

(d)	receive all benefits or otherwise exercise all rights of beneficial ownership of such tendered 2028 Debentures,

all in accordance with the terms and conditions of the Offer.

A Debentureholder accepting the Offer under the terms of the Letter of Transmittal (including by book-entry transfer) and revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the Debentureholder at any time with respect to the tendered 2028 Debentures. Such tendering Debentureholder agrees that: (i) no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the tendered 2028 Debentures by or on behalf of the tendering Debentureholder; and (ii) the Debentureholder will not exercise its right to convert, surrender for conversion or otherwise attempt to convert, tendered 2028 Debentures for, or into, Units, in the case of each of (i) and (ii), unless the tendered 2028 Debentures are not taken up and paid for under the Offer or are withdrawn in accordance with Section 7 of the Offer to Purchase, “Withdrawal Rights of Debentureholders”.

Representations and Warranties

In accordance with the Letter of Transmittal, each Debentureholder (unless otherwise noted below) utilizing CDSX, through its CDS participant, to accept the Offer, through a book-entry transfer of their 2028 Debentures into the applicable account of the Depositary with CDS shall have or be deemed to have made the representations and warranties that such Debentureholder or its CDS participant:

(a)	owns the tendered 2028 Debentures, free and clear of any hypothecs, mortgages, liens, charges, restrictions, security interests, claims, pledges, equitable interests and encumbrances of any nature or kind whatsoever and has not sold, assigned or transferred, or agreed to sell, assign or transfer, any of the tendered 2028 Debentures to any other person, and is entitled to tender such 2028 Debentures and elects to participate in the Offer by tendering the 2028 Debentures;

21

(b)	has full power and authority to tender, sell, assign and transfer the tendered 2028 Debentures and that, when the same are accepted for purchase and paid for by Chemtrade, Chemtrade will acquire good, marketable and unencumbered title thereto, free and clear of hypothecs, mortgages, liens, charges, restrictions, security interests, claims, pledges, equitable interests and encumbrances of any nature or kind whatsoever, and the same will not be subject to any adverse claim or right;

(c)	did not receive the Offer to Purchase in any other jurisdiction outside of Canada, and is not tendering the 2028 Debentures from any jurisdiction outside of Canada, unless in either case it has disclosed to Chemtrade the jurisdiction other than Canada in which it is located or resident, and Chemtrade has determined in its sole discretion that it will permit the participation of Debentureholders in such other jurisdiction after having taken such steps and in accordance with such procedures as it has determined necessary or desirable to comply with the applicable laws of such other jurisdiction;

(d)	has not exercised its conversion right in respect of the tendered 2028 Debentures;

(e)	if such Debentureholder is a “U.S. holder”, as defined in Rule 800(h) promulgated under the U.S. Securities Act, such Debentureholder does not hold the 2028 Debentures as “restricted securities” within the meaning of Rule 144(a)(3) promulgated under the U.S. Securities Act;

(f)	has such knowledge and experience in business and financial matters as to be capable of evaluating Chemtrade and its business and the risks and merits of an investment in the New Debentures; and

(g)	has been afforded the opportunity to obtain such additional information from Chemtrade that it has considered necessary in connection with its decision to tender its 2028 Debentures to the Offer.

Further Assurances

A Debentureholder accepting the Offer, also covenants and agrees under the terms of the Letter of Transmittal to, upon request, execute and deliver any additional documents deemed by the Depositary or Chemtrade to be necessary or desirable to complete the sale, assignment and transfer of the tendered 2028 Debentures. No authority therein conferred or agreed to be conferred is affected by, and all such authority shall survive, the death or incapacity of the Debentureholder. All obligations of the Debentureholder thereunder shall be binding upon the heirs, executors, trustees in bankruptcy, personal representatives, successors and assigns of the Debentureholder.

4.	Conditions of the Offer

Notwithstanding any other provision of the Offer, with respect to the Fund’s requirement to take up 2028 Debentures tendered under the Debenture Election only, (i) at least $30,000,000 of the principal amount of the 2028 Debentures shall have validly tendered to the Offer under the Debenture Election and not withdrawn; and (ii) the TSX shall not have withdrawn its conditional approval for the listing of the New Debentures on the TSX. Debentureholders that tender to the Offer and elect the Debenture Election will also be provided a sub-election option to: (x) elect the Cash Election; or (y) elect to have their tendered 2028 Debentures returned, in each case, if the Minimum Debenture Tender Condition is not met. See Section 1 of the Offer to Purchase, “The Offer”.

22

Subject to the foregoing, notwithstanding any other provision of the Offer, Chemtrade shall not be required to accept for purchase, to purchase or to pay for any 2028 Debentures deposited, and may terminate, cancel or vary the Offer, or may postpone the take up and payment for 2028 Debentures deposited, if, at any time before the payment for any such 2028 Debentures, any of the following events shall have occurred (or shall have been determined by the Fund, in its sole judgment, to have occurred or if any of the following exists on the date of this Offer to Purchase, the Fund shall have become aware of a material worsening thereof) which, in Chemtrade’s sole judgment in any such case and regardless of the circumstances, makes it inadvisable to proceed with the Offer or with such acceptance for purchase or payment:

(a)	there shall have been threatened, taken or pending any action, suit or proceeding by any government or governmental authority or regulatory or administrative agency in any jurisdiction, or by any other person in any jurisdiction, before any court or governmental authority or regulatory or administrative agency in any jurisdiction:

(i)	challenging or seeking to cease trade, make illegal, delay or otherwise directly or indirectly restrain or prohibit the making of the Offer, the acceptance for payment of some or all of the 2028 Debentures by the Fund, the creation, issue and sale of the New Debentures or otherwise directly or indirectly relating in any manner to or affecting the Offer, or

(ii)	seeking material damages or that otherwise has or may have a material adverse effect on the 2028 Debentures or the business, income, assets, liabilities, condition (financial or otherwise), properties, operations, results of operations or prospects of the Fund and its subsidiaries taken as a whole or has impaired or may materially impair the contemplated benefits of the Offer to the Fund;

(b)	there shall have been any action or proceeding threatened, pending or taken or approval withheld or any statute, rule, regulation, stay, decree, judgment or order or injunction proposed, sought, enacted, enforced, promulgated, amended, issued or deemed applicable to the Offer or the Fund or any of its subsidiaries by any court, government or governmental authority or regulatory or administrative agency or any statute, rule or regulation shall become operative or applicable in any jurisdiction that might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) of paragraph (a) above or would or might prohibit, prevent, restrict or delay consummation of the Offer or would or might impair the contemplated benefits to the Fund of the Offer;

(c)	there shall have occurred:

(i)	any general suspension of trading in, or limitation on prices for, securities on any securities exchange or in the over-the-counter market in Canada or the United States,

(ii)	the declaration of a banking moratorium or any suspension of payments in respect of banks in Canada or the United States (whether or not mandatory),

(iii)	any actual or potential existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, natural disaster, pandemic, outbreak, epidemic, or the commencement of a war, armed hostilities, act of terrorism, political instability or other international, national or regional calamity, crisis, emergency, act of God or any governmental or other response to any of the foregoing, in each case whether or not directly or indirectly involving or affecting Canada, the United States or any other region where the Fund or its subsidiaries maintain significant business activities,

(iv)	any limitation (whether or not mandatory) by any government or governmental authority or regulatory or administrative agency or any other event that might affect the extension of credit by banks or other lending institutions,

(v)	any increase or decrease in the fair market value of the 2028 Debentures by a significant amount since the close of business on September 19, 2025,

(vi)	any change in the general political, market, economic or financial conditions that, in the sole judgment of the Fund, acting reasonably, has or may have a material adverse effect on the Fund’s or its subsidiaries’, taken as a whole, business, operations or prospects or the trading in, or value of, the Units or the 2028 Debentures (including, without limitation, the imposition or potential imposition of any new, or any material changes to, duties, tariffs or trade restrictions or similar measures (and any retaliatory measures)),

23

(vii)	any decline in any of the S&P/TSX Composite Index, the Dow Jones Industrial Average or the Standard and Poor’s Index of 500 Industrial Companies by a significant amount since the close of business on September 19, 2025,

(viii)	any increase or decrease in the market price of any or all of the Units by a significant amount since the close of business on September 19, 2025, or

(ix)	in the case of any of the foregoing existing at the time of the commencement of the Offer, an acceleration or worsening thereof;

(d)	there shall have occurred any change or changes (or any development involving any prospective change or changes) (i) general, political, market, economic, financial or industry conditions in Canada or the United States, including without limitation, any material change in exchange rates or a suspension or limitation of the markets for such currencies, (ii) in the business, income, assets, liabilities, condition (financial or otherwise), properties, operations, results of operations or prospects of the Fund or any of its subsidiaries that, in the sole judgment of the Fund, acting reasonably, has, have or may have, individually or in the aggregate, material adverse significance with respect to the Fund and its subsidiaries taken as a whole, or (iii) in the case of any of the foregoing existing at the time of the commencement of the Offer, an acceleration or worsening thereof;

(e)	any take-over bid or tender or exchange offer with respect to some or all of the securities of the Fund, or any merger, amalgamation, arrangement, business combination or acquisition proposal, disposition of assets, or other similar transaction with or involving the Fund or any of its subsidiaries, other than the Offer, or any solicitation of proxies, other than by management, to seek to control or influence the Board of Trustees, shall have been proposed, announced or made by any individual or entity;

(f)	PwC shall have withdrawn or amended the Valuations;

(g)	the Fund shall have concluded that the Offer, the taking up and payment for any or all of the 2028 Debentures by the Fund or the creation, issue and sale of the New Debentures is illegal or not in compliance with applicable Law, or that necessary exemptions under applicable securities legislation are not available or not available on acceptable terms to the Fund for the Offer and, if required under any such legislation, the Fund shall not have received the necessary exemptions from or approvals or waivers of the appropriate courts or applicable securities regulatory authorities in respect of the Offer, or such exemptions or waivers are rescinded or modified in a manner that is not in form and substance satisfactory to the Fund; or

(h)	any change shall have occurred or been proposed to the Tax Act, as amended, the application thereof pursuant to any judicial decision or to the publicly available administrative policies or assessing practices of the Canada Revenue Agency, or the application thereof pursuant to any judicial decision, that is detrimental to Chemtrade and its subsidiaries taken as a whole or to a Debentureholder, or with respect to making the Offer or taking up and paying for 2028 Debentures deposited under the Offer.

The foregoing conditions are for the exclusive benefit of Chemtrade. Chemtrade may assert any of the foregoing conditions at any time, regardless of the circumstances giving rise to such assertion (including, without limitation, any action or inaction by Chemtrade giving rise to any such assertions). In all cases, when exercising its sole judgment or discretion, Chemtrade intends to act reasonably. Chemtrade reserves the absolute right, in its sole discretion, to waive or vary any of the conditions of the Offer, in whole at any time or in part from time to time, both before and after the Expiry Time, without prejudice to any other rights which Chemtrade may have. Each of the foregoing conditions is independent of and in addition to each other of such conditions and may be asserted irrespective of whether any other of such conditions may be asserted in connection with any particular event, occurrence or state of facts or otherwise. The failure by Chemtrade at any time to exercise or assert any of the foregoing rights shall not be deemed to constitute a waiver of any such right; the waiver of any such right with respect to particular facts or circumstances shall not be deemed to constitute a waiver with respect to any other facts or circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time by Chemtrade. Any determination by Chemtrade concerning any event or other matter described in the foregoing conditions will be final and binding upon all parties.

24

Any waiver of a condition or the termination of the Offer shall be effective upon written notice or other communication confirmed in writing by Chemtrade to that effect to the Depositary at its principal office in Toronto, Ontario. Chemtrade, promptly after giving any such notice, shall issue and file a press release announcing such waiver or termination and shall cause the Depositary, if required by Law, as soon as practicable thereafter to notify the Debentureholders thereof in the manner set forth in Section 10 of the Offer to Purchase, “Notices and Delivery”. If the Offer is terminated, Chemtrade shall not be obligated to take up, accept for purchase or pay for any 2028 Debentures tendered to the Offer and the Depositary will promptly return all 2028 Debentures via a credit to the appropriate CDS account. See Section 8 of the Offer to Purchase, “Return of Tendered Debentures”.

5.	Extension or Variation of the Offer

The Offer is open for acceptance from the date of the Offer until the Expiry Time, subject to extension or variation in Chemtrade’s sole discretion or as set out below, unless the Offer is terminated by Chemtrade. Subject to the limitations set out below, Chemtrade reserves the right, in its sole discretion, at any time and from time to time while the Offer is open for acceptance (or at any other time if permitted by applicable Law) to vary the terms of the Offer (including, without limitation, by extending or abridging the period during which 2028 Debentures may be tendered under the Offer where permitted by Law).

Notwithstanding any other provisions of the Offer, to the extent Chemtrade is legally permitted to do so, Chemtrade expressly reserves the right, at any time or from time to time, regardless of whether or not any of the events set forth in Section 4 of the Offer to Purchase, “Conditions of the Offer” shall have occurred: (i) to terminate the Offer and not accept for payment or purchase the tendered 2028 Debentures; (ii) to waive, in whole or in part, any and all of the conditions to the Offer; (iii) to extend the Offer; or (iv) to vary any of the terms of the Offer, including ceasing to offer the Cash Election or the Debenture Election, by giving written notice thereof to the Depositary. Any extension, variation or termination of an Offer will be followed as promptly as practicable by a press release of Chemtrade announcing such extension, variation or termination and Chemtrade shall cause the Depositary, if required by Law, as soon as practicable thereafter to notify the Debentureholders thereof in the manner set forth in Section 10 of the Offer to Purchase, “Notices and Delivery”.

If Chemtrade makes a material change in the terms of the Offer or waives a material condition of the Offer, it will give written notice of such variation or such waiver to the Depositary and will disseminate additional offer documents and extend the Offer, for a period that Chemtrade deems to be adequate to permit Debentureholders to tender or withdraw their 2028 Debentures. In the event that the Offer is terminated, withdrawn or otherwise not completed, the Consideration will not be paid to the Debentureholders. All 2028 Debentures tendered and not accepted for payment by Chemtrade will be returned to the tendering Debentureholders as promptly as practicable following the Expiry Time or termination of the Offer, via a credit to the appropriate account at CDS.

The completion and take-up of 2028 Debentures under this Offer is not conditional upon the contemporaneous completion or take-up of 2027 Debentures under the 2027 Debenture Offer. Similarly, the completion and take-up of 2027 Debentures under the 2027 Debenture Offer is not conditional upon the contemporaneous completion or take-up of 2028 Debentures under this Offer.

6.	Take-Up of and Payment for Tendered Debentures

Upon the terms and conditions of the Offer and subject to and in accordance with applicable securities laws, the Fund will take up and pay for the 2028 Debentures properly deposited under the Offer in accordance with the terms thereof as soon as practicable after the Expiry Time, but in any event not later than 10 days after the Expiry Time, provided that the conditions of the Offer (as the same may be varied) have been satisfied or waived. Any 2028 Debentures taken up will be paid for as soon as practicable but in any event no later than three business days after they are taken up in accordance with applicable Canadian securities laws.

25

Chemtrade will be deemed to have taken up and accepted for payment the 2028 Debentures validly tendered and not withdrawn under the Offer if, as and when Chemtrade gives written notice, or other communication confirmed in writing, to the Depositary at its principal office in Toronto, Ontario to that effect. Subject to applicable Law, Chemtrade expressly reserves the right, in its sole discretion to, on, or after the Expiry Time, terminate the Offer and not take up or pay for any 2028 Debentures, if any condition to the Offer specified in Section 4 of the Offer to Purchase, “Conditions of the Offer”, is not satisfied or waived, by giving written notice thereof, or other communication confirmed in writing, to the Depositary at its principal office in Toronto, Ontario.

Chemtrade will issue and deliver the Consideration (including, if any New Debentures are issuable under the Offer, a global certificate representing such New Debentures registered in the name of CDS or its nominee) to the Depositary for transmittal to tendering Debentureholders through CDS in accordance with CDS’ procedures as soon as possible, but in any event not later than three business days after taking up the 2028 Debentures. Chemtrade will calculate the accrued and unpaid interest on the 2028 Debentures up to, but excluding the Payment Date and its calculations will be final and binding, absent manifest error. Under no circumstances will interest accrue or be paid by Chemtrade or the Depositary to Persons depositing 2028 Debentures by reason of any delay in delivery or payment of the Consideration or otherwise.

The New Debentures will be delivered in book-entry only form through the facilities of CDS. Holders of beneficial interests in the New Debentures will not have the right to receive physical certificates evidencing their ownership of New Debentures. See “Description of the New Debentures – Book-Entry System” at Schedule “B”.

Chemtrade reserves the right to transfer or assign, in whole at any time, or in part, from time to time, to one or more of its subsidiaries, the right to purchase and acquire all or any portion of the 2028 Debentures tendered pursuant to the Offer, but any such transfer or assignment will not relieve Chemtrade of its obligations under the Offer with respect to such 2028 Debentures or prejudice the rights of tendering Debentureholders of such 2028 Debentures to receive the Consideration as payment for 2028 Debentures validly tendered and accepted for payment pursuant to the Offer.

7.	Withdrawal Rights of Debentureholders

Except as otherwise provided in this Section 7 or otherwise required or permitted by applicable Laws, all tenders of 2028 Debentures pursuant to the Offer will be irrevocable. 2028 Debentures tendered to the Offer may be withdrawn by or on behalf of the tendering Debentureholder at any time (i) prior to the Expiry Time, (ii) if the 2028 Debentures have not been taken up by Chemtrade after the Expiry Time, or (iii) if the 2028 Debentures have been taken up but not paid for by Chemtrade within three business days of being taken up.

Withdrawals of 2028 Debentures pursuant to the Offer must be effected via CDS and through a Debentureholder’s broker or other nominee. A notice of withdrawal of 2028 Debentures previously tendered must specify the name and number of the account at CDS to be credited with the withdrawn 2028 Debentures and otherwise comply with the procedures of CDS. Debentureholders should contact their dealer, broker or other intermediary for assistance. A withdrawal of 2028 Debentures tendered pursuant to the Offer may only be accomplished in accordance with the foregoing procedure.

A Debentureholder who wishes to withdraw 2028 Debentures under the Offer and who holds 2028 Debentures through a broker or other nominee should immediately contact such nominee in order to take the necessary steps to be able to withdraw such 2028 Debentures under the Offer. A Debentureholder’s broker or other nominee may set deadlines for the withdrawal of 2028 Debentures tendered under the Offer that are earlier than those specified herein.

All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by Chemtrade, in its sole discretion, which determination shall be final and binding. None of Chemtrade, the Depositary or any other person shall be obligated to give any notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice.

26

Any 2028 Debentures properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn 2028 Debentures may be redeposited prior to the Expiry Time by again following the procedures described in Section 3 of this Offer to Purchase, “Manner of Acceptance”.

If Chemtrade extends the period of time during which the Offer is open, is delayed in its take up and purchase or acquisition of 2028 Debentures or is unable to take up and purchase 2028 Debentures pursuant to the Offer for any reason, then, without prejudice to Chemtrade’s rights under the Offer, the Depositary may, subject to applicable Law, retain on behalf of Chemtrade all 2028 Debentures, and such 2028 Debentures may not be withdrawn except to the extent that depositing Debentureholders are entitled to withdrawal rights as described in this Section 7 of the Offer to Purchase.

8.	Return of Tendered Debentures

Any tendered 2028 Debentures that are not taken up and paid for by Chemtrade pursuant to the terms and conditions of the Offer for any reason will be promptly returned to the Debentureholder following the Expiry Time or termination of the Offer via a credit to the appropriate CDS account.

Notwithstanding the provisions of the Offer to Purchase and Circular or the Letter of Transmittal, cheques in payment for any accrued and unpaid interest for 2028 Debentures purchased under the Offer or certificates representing 2028 Debentures, if any, will not be mailed if Chemtrade determines that delivery by mail may be delayed. Persons entitled to cheques or certificates that are not mailed for this reason may take delivery at the office of the Depositary until Chemtrade has determined that delivery by mail will no longer be delayed. Chemtrade will provide notice, in accordance with Section 10 of this Offer to Purchase, “Notices and Delivery” of any determination not to mail under this Section 8 as soon as reasonably practicable after such determination is made.

9.	Liens and Distributions

2028 Debentures acquired pursuant to the Offer shall be acquired by Chemtrade free and clear of hypothecs, mortgages, liens, charges, restrictions, security interests, claims, pledges, equitable interests and encumbrances of any nature or kind whatsoever, together with all rights and benefits arising therefrom.

The 2028 Debentures bear interest at an annual rate of 7.00% payable semi-annually in arrears on June 30 and December 31 in each year. Debentureholders who deposit their 2028 Debentures to the Offer and whose 2028 Debentures are taken up and paid for by Chemtrade will receive a cash payment in respect of all accrued and unpaid interest on the 2028 Debentures up to, but excluding, the Payment Date pursuant to the Offer, regardless of the election taken.

10.	Notices and Delivery

Without limiting any other lawful means of giving notice under the Trust Indenture, any notice that Chemtrade or the Depositary may give or cause to be given under the Offer will be deemed to have been validly given if it is mailed by first class mail or delivered by an overnight delivery service to CDS, unless otherwise specified by applicable Law. Upon receipt of any such notice, CDS will provide a notice to its CDS participants in accordance with the applicable CDS policies and procedures for the book-entry system then in effect.

These provisions apply notwithstanding any accidental omission to give notice to any one or more Debentureholders and notwithstanding any interruption of mail services following mailing. Except as otherwise permitted by applicable Law, if mail service is interrupted or delayed following mailing, Chemtrade intends to make reasonable efforts to disseminate the notice by other means, such as publication. Except as otherwise required or permitted by applicable Law, if post offices in Canada are not open for the deposit of mail, any notice which Chemtrade or the Depositary may give or cause to be given to Debentureholders under the Offer will be deemed to have been validly given and to have been received by Debentureholders if it is published once in the national edition of The Globe and Mail or The National Post and in a French language daily newspaper of general circulation in the Province of Quebec, or it is delivered to Business Wire, Canada Newswire or GlobeNewswire or similar broad news services provider for dissemination through their respective facilities.

27

Chemtrade will use its reasonable efforts to furnish the Offer to Purchase and Circular and the accompanying Letter of Transmittal to investment dealers, brokers, banks and similar persons whose names, or the names of whose nominees, if security position listings are available, are listed as participants in CDS, for subsequent transmittal to the beneficial owners of 2028 Debentures where such listings are received.

These securityholder materials are being sent to both registered and non-registered owners of securities. If a Debentureholder is a non-registered owner, and Chemtrade or its agent has sent these materials directly to such holder, the Debentureholder’s name and address and information about such holder’s holdings of securities have been obtained in accordance with applicable regulatory requirements from the intermediary holding such securities on the Debentureholder’s behalf.

11.	Market Purchases and Treatment of Debentures

Any 2028 Debentures not tendered and purchased pursuant to the Offer will remain outstanding.

The terms and conditions governing the 2028 Debentures, including the covenants and other protective provisions contained in the Trust Indenture governing the 2028 Debentures, will remain unchanged. No amendments to the Trust Indenture with respect to the 2028 Debentures are being sought.

Chemtrade has not purchased any 2028 Debentures since the time the Offer was publicly announced and will not purchase any 2028 Debentures prior to the expiration or earlier termination of the Offer.

The Trust Indenture contains provisions to the effect that if an offer is made for all the 2028 Debentures, other than 2028 Debentures held by or on behalf of the offeror or an affiliate or associate of the offeror and not less than 90% of the 2028 Debentures (other than the 2028 Debentures held by or on behalf of the offeror or associates or affiliates of the offeror) are taken up and paid for by the offeror, the offeror will be entitled to acquire the 2028 Debentures held by the holders of such 2028 Debentures who did not accept the offer on the terms offered by the offeror. If more than 90% of the 2028 Debentures are tendered to the Offer, Chemtrade may elect to exercise its rights acquire the 2028 Debentures held by the holders of 2028 Debentures who did not accept the Offer in accordance with the terms of the Trust Indenture. Pursuant to the Trust Indenture, on and after June 30, 2026, but prior to June 30, 2027, the 2028 Debentures may be redeemed by Chemtrade, in whole or in part from time to time, at a price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption on not more than 60 days’ and not less than 30 days’ prior written notice, provided that the volume weighted-average trading price of the Units on the TSX for the 20 consecutive trading days ending on the fifth trading day immediately preceding the date on which notice of redemption is given is not less than 125% of a conversion price of $12.85 per Unit, subject to adjustment in certain events. On and after June 30, 2027 and prior to June 30, 2028, the 2028 Debentures may be redeemed by Chemtrade, in whole or in part from time to time, at a price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption on not more than 60 days’ and not less than 30 days’ prior written notice.

Following the Expiry Time, Chemtrade may in the future, subject to applicable Law and the rules of the TSX, exercise its right to redeem the 2028 Debentures or acquire any additional outstanding 2028 Debentures in accordance with the Trust Indenture, through open market purchases, privately negotiated transactions, issuer bids, or otherwise, upon such terms and at such prices as it may determine, which may be more or less than the price to be paid pursuant to the Offer and could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives or combinations thereof Chemtrade will choose to pursue in the future. Any possible future purchases by the Fund will depend on many factors, including the market price of the 2028 Debentures, the Fund’s business and financial position, the results of the Offer and general economic and market conditions.

12.	Other Terms of the Offer:

(a)	Neither the Trust Indenture nor applicable Law gives the Debentureholders any appraisal or similar rights to request a court or other person to value their outstanding 2028 Debentures in connection with the Offer.

28

(b)	The Offer and all contracts resulting from acceptance thereof shall be governed by and construed in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario and all courts competent to hear appeals therefrom.

(c)	No broker, dealer or other person has been authorized to give any information or make any representation on behalf of Chemtrade not contained herein or in the accompanying Circular, and, if given or made, such information or representation must not be relied upon as having been authorized. No broker, dealer or other person shall be deemed to be the agent of Chemtrade or the Depositary for the purposes of the Offer.

(d)	The provisions of the Glossary, the Circular and the Letter of Transmittal, including the instructions contained therein, as applicable, form part of the terms and conditions of the Offer.

(e)	Chemtrade, in its sole discretion, shall be entitled to make a final and binding determination of all questions relating to the interpretation of the terms and conditions of the Offer (including, without limitation, the satisfaction of the conditions of the Offer), the Circular and the Letter of Transmittal, the validity of any tender to the Offer and the validity of any withdrawals of 2028 Debentures.

(f)	The Offer to Purchase and Circular does not constitute an offer to, or a solicitation of deposits from, any person in any state within the United States in which such offer or solicitation is unlawful or, subject to certain exceptions, any other jurisdiction outside of Canada in which such offer or solicitation is unlawful. The Offer is not being made to, nor will any deposits be accepted from or on behalf of: (i) Debentureholders in any state within the United States in which the making or acceptance of the Offer is unlawful, or (ii) subject to certain exceptions, any other jurisdiction outside of Canada in which the making or acceptance of the Offer would not be in compliance with the Laws of such jurisdiction. However, Chemtrade may, in its sole discretion, take such action as it may deem necessary to extend the Offer to Debentureholders in any such jurisdiction including in any state within the United States, subject to compliance with all applicable laws of such jurisdiction.

(g)	Chemtrade reserves the right to waive any defect in tender with respect to any particular 2028 Debentures or any particular Debentureholder. There shall be no duty or obligation of Chemtrade, the Depositary or any other person to give notice of any defect or irregularity in the deposit of 2028 Debentures or in any notice of withdrawal and, in each case, no liability shall be incurred or suffered by any of them for failure to give such notice.

29

DATED this 22nd day of September, 2025.

CHEMTRADE LOGISTICS INCOME FUND

By:	(Signed) “Scott Rook”
Name: Scott Rook
Title: Chief Executive Officer

Debentureholders are urged to refer to the accompanying Circular for additional information relating to the Offer.

30

CIRCULAR

This Circular is being furnished in connection with the accompanying Offer to Purchase dated September 22, 2025 of Chemtrade to purchase up to all of the issued and outstanding 2028 Debentures. The terms and conditions of the Offer to Purchase and the Letter of Transmittal are incorporated into and form part of this Circular. Debentureholders should refer to the Offer to Purchase for details of the terms and conditions of the Offer, including, without limitation, details as to the payment of consideration and withdrawal rights. Unless the context otherwise requires, terms used but not defined in this Circular have the respective meanings given to them in the accompanying Glossary.

The Offer is subject to the terms and conditions set forth in the Offer to Purchase. Chemtrade reserves the right to terminate any or all of the Offer and not take up and pay for any 2028 Debentures tendered under the Offer, unless such conditions are satisfied.

Unless otherwise indicated, information concerning Chemtrade is given as of September 19, 2025.

1.	Chemtrade Logistics Income Fund

Chemtrade and its subsidiaries (the “Chemtrade group”) provide industrial chemicals and services to customers in North America and around the world. Chemtrade had 1,418 employees as of December 31, 2024, working out of more than 50 facilities, mostly in North America. Headquartered in Toronto, Chemtrade Logistics Inc., the primary operating subsidiary of the Chemtrade group, is wholly owned by the Fund.

The Fund was established in 2001 as a limited purpose trust under the laws of the Province of Ontario and is governed by the Declaration of Trust. The Board of Trustees, together with the boards of the Chemtrade subsidiaries, is responsible for the overall stewardship of the Chemtrade group.

2.	Background to the Offer

Management and the Board of Trustees regularly evaluate opportunities to adjust and optimize the capital structure and capital allocation of the Fund, including ongoing efforts to reduce the Fund’s exposure to convertible instruments for financing purposes. The Fund’s intention is to replace convertible debt instruments with senior notes.

On July 31, 2024, the Fund successfully completed a substantial issuer bid, taking up and purchasing $28,288,000 aggregate principal amount of its outstanding 8.50% Convertible Unsecured Subordinated Debentures due September 30, 2025 (the “2025 Debentures”). Subsequently, on September 18, 2024, the Fund redeemed all of the remaining 2025 Debentures in accordance with the terms of the trust indenture pursuant to which they were issued. Holders received approximately $1,039.71311 for each $1,000 principal amount of 2025 Debentures called for redemption, representing their par value, plus all accrued and unpaid interest thereon to but excluding the redemption date.

On September 15, 2025, the Fund also redeemed all of its outstanding 6.50% Convertible Unsecured Subordinated Debentures due October 31, 2026 (the “2026 Debentures”) in accordance with the terms of the trust indenture pursuant to which they were issued. Holders received approximately $1,024.5753425 for each $1,000 principal amount of 2026 Debentures called for redemption, representing their par value, plus all accrued and unpaid interest thereon to but excluding the redemption date.

In furtherance of the Fund’s capital optimization strategy and given the strengthened trading price of the Units, the Board of Trustees assessed the feasibility of exercising its right to redeem all of its outstanding 6.25% Convertible Unsecured Subordinated Debentures due August 31, 2027 (the “2027 Debentures”). Under the terms of the trust indenture pursuant to which the 2027 Debentures were issued, on and after August 31, 2025 but prior to August 31, 2026, the 2027 Debentures may be redeemed by Fund in accordance with their terms, provided that the volume weighted-average trading price of the Units on the TSX for the 20 consecutive trading days ending on the fifth trading day immediately preceding the date on which notice of redemption is given is not less than 125% of a conversion price of $10.00.

31

In addition, after giving consideration to, among other things, the financial resources of the Fund and the prevailing market price of the 2027 Debentures and 2028 Debentures, the Board of Trustees identified an early redemption of the 2027 Debentures and the making of a substantial issuer bid for each of the 2027 Debentures and the 2028 Debentures to be a potentially prudent course of action that could mitigate potential dilution from any conversion of the 2027 Debentures or 2028 Debentures into Units prior to maturity or redemption.

On September 4, 2025, the Board of Trustees established an ad hoc committee (the “Ad Hoc Committee”) composed of Daniella Dimitrov, Suzann Pennington and Douglas Muzyka, to consider and further explore the possibility of implementing the two substantial issuer bids and the terms of such bids. On September 5, 2025, Desjardins Securities Inc. (the “Dealer Manager”) was retained by Chemtrade to act as Dealer Manager and as Chemtrade’s financial advisor in connection with the Offer for the 2028 Debentures and the offer to purchase the 2027 Debentures (the “2027 Debenture Offer” and collectively with the Offer for the 2028 Debentures, the “Offers”). On September 5, 2025, PricewaterhouseCoopers LLP (“PwC”) was engaged by the Board of Trustees to serve as the independent valuator to provide a formal valuation of the 2028 Debentures and the New Debentures in connection with the Offer under the supervision of the Ad Hoc Committee.

On September 22, 2025, the Fund announced that it will redeem on November 4, 2025 (the “Mandatory Redemption Date”) all of the 2027 Debentures in accordance with the terms of the trust indenture pursuant to which they were issued. On the Mandatory Redemption Date, holders will receive approximately $1,011.1301370 for each $1,000 principal amount of 2027 Debentures, representing their par value, plus all accrued and unpaid interest thereon to but excluding November 4, 2025.

On September 17, 2025, the Ad Hoc Committee met to discuss each of the Offers and to consider various factors, including the terms of the New Debentures and those other factors set forth below in Section 3 of the Circular, “Purpose and Effect of the Offer”. The Ad Hoc Committee held discussions and meetings with management of the Fund, discussed the process for preparation of a formal valuation with PwC and received advice from the Dealer Manager. At a meeting held on September 21, 2025, the Ad Hoc Committee presented its findings in evaluating each of the Offers to the Board of Trustees and recommended the implementation of both Offers based on certain terms and conditions.

On September 21, 2025, the Board of Trustees, after consideration of the Ad Hoc Committee’s presentation and recommendation, and the factors set forth below in Section 3 of the Circular, “Purpose and Effect of the Offer”, authorized the commencement of the Offer for the 2028 Debentures and the 2027 Debenture Offer.

Prior to market open on September 22, 2025, the Fund announced its intention to make the Offer for the 2028 Debentures. The Fund also announced that it will redeem all of the 2027 Debentures on the Mandatory Redemption Date and its intention to make the 2027 Debenture Offer. The 2027 Debenture Offer will expire at 5:00 pm (Eastern time) on November 3, 2025, which is one business day prior to the Mandatory Redemption Date, unless varied or terminated by Chemtrade in accordance with its terms.

The Board of Trustees and the Ad Hoc Committee have reviewed this Offer and the Circular and, based on that review, unanimously approved the contents and the sending, communicating and delivery of the Offer Documents in connection with the Offer for the 2028 Debentures.

3.	Purpose and Effect of the Offer

Over the past two years, the Fund has continued to execute on a strategy intended to optimize the Fund’s capital structure and to reduce the Fund’s exposure to convertible instruments.

The Board of Trustees believe that the making of this Offer represents an efficient use of Chemtrade’s financial resources, further optimizes the Fund’s capital allocation and is in the best interests of Chemtrade.

In relation to the Offer for the 2028 Debentures, the introduction of the Debenture Election is intended to provide Debentureholders an opportunity to exchange their 2028 Debentures for New Debentures that are substantially similar to the 2028 Debentures, except (i) for their date of issue; (ii) that the New Debentures will not be convertible into Units of Chemtrade at the option of the holder; and (iii) that the New Debentures will not be redeemable by the Fund prior to maturity except in the event of the satisfaction of certain conditions after a Change of Control has occurred, which management of the Fund views as an efficient re-allocation of capital with no material impact on the Fund’s overall leverage. Management has set a Minimum Debenture Tender Condition and has also taken steps to apply to have the New Debentures listed on the TSX to enhance the liquidity of the securities.

32

Management also believes that this Offer and the 2027 Debenture Offer each allow Chemtrade to eliminate the potential dilution from any conversion of the 2028 Debentures or 2027 Debentures into Units prior to their maturity (or redemption on the Mandatory Redemption Date, in the case of the 2027 Debentures) and to reduce its exposure to convertible instruments. In addition, the cash portion of each of the Offers will be funded from existing credit facilities and/or cash on hand, allowing the Fund to further optimize its capital structure by reducing its reliance on convertible instruments. Any 2028 Debentures or 2027 Debentures taken up and paid for by Chemtrade will be cancelled.

The completion and take-up of 2028 Debentures under this Offer is not conditional upon the contemporaneous completion or take-up of 2027 Debentures under the 2027 Debenture Offer. Similarly, the completion and take-up of 2027 Debentures under the 2027 Debenture Offer is not conditional upon the contemporaneous completion or take-up of 2028 Debentures under this Offer.

As a result of the consummation of the Offer, the aggregate principal amount of the 2028 Debentures outstanding is expected to be reduced, which may adversely affect the liquidity of any publicly held 2028 Debentures that remain outstanding after consummation of the Offer.

In considering whether the Offer and the 2027 Debenture Offer would be in the best interests of Chemtrade, the Board of Trustees gave careful consideration to a number of factors, including that:

(a)	this Offer and the purchase of 2028 Debentures and the 2027 Debenture Offer and the purchase of 2027 Debentures, as the case may be, are each an effective, appropriate, prudent and desirable use of Chemtrade’s available funds given its business profile, financial results and assets, and its ongoing cash requirements relative to its existing cash balance, projected financial performance and access to additional capital via its existing debt financing arrangements;

(b)	after giving effect to both Offers, the Fund will continue to have sufficient financial resources and working capital to conduct its ongoing business and operations and to fund future growth of the business, and each Offer is not expected to preclude the Fund from pursuing its foreseeable business opportunities;

(c)	the Fund’s interest expense associated with purchased 2028 Debentures purchased via the Cash Election Consideration or purchased 2027 Debentures will be eliminated for the period following purchase;

(d)	the purchase of 2028 Debentures via the Cash Election Consideration or the Debenture Election Consideration or the purchase of 2027 Debentures, in each case, eliminates the potential dilution from any conversion of the 2028 Debentures or 2027 Debentures into Units prior to their respective maturity (or redemption on the Mandatory Redemption Date, in the case of the 2027 Debentures);

(e)	the purchase of 2028 Debentures or 2027 Debentures eliminates the associated monthly distribution that the Fund would pay should the 2028 Debentures or 2027 Debentures be converted to Units;

(f)	the deposit of 2028 Debentures under the Offer is optional, the option is available to all Debentureholders and all Debentureholders are free to accept or reject the Offer, and, if accepted, to determine what principal amount of 2028 Debentures to deposit under the Offer and which form of consideration to receive;

(g)	the Cash Election provides Debentureholders with an opportunity to realize on all or a portion of their investment in the 2028 Debentures, should they desire liquidity in the short term, in quantities which might not otherwise be available in the market and without incurring brokerage commissions or other transaction costs which might otherwise be payable on a sale of their 2028 Debentures; and

(h)	if the Minimum Debenture Tender Condition is met, the Debenture Election provides Debentureholders with an opportunity to continue to hold a security with an attractive yield while receiving a one-time cash payment, which efficiently re-allocates the Fund’s capital, with no material impact on the Fund’s overall leverage.

33

In addition, PwC was engaged to provide a formal valuation of the fair market value of the 2028 Debentures and the New Debentures in accordance with MI 61-101.

The foregoing summary of information and factors is not intended to be exhaustive of the information and factors considered by the Board of Trustees in determining to authorize and approve the Offer, but includes the material factors considered by the Board of Trustees in reaching its decision. The members of the Board of Trustees evaluated various factors, including those summarized above, in light of their own knowledge of the business, assets, financial condition, operations and prospects of Chemtrade and based upon the advice of the Fund’s management and advisors. The Board of Trustees did not quantify or otherwise attempt to assign relative weight to specific factors in reaching its decision. In addition, individual trustees may have given different weight to different factors. The determination of the Board of Trustees to make the Offer was made after careful consideration, evaluation and deliberation of all of the factors involved and various other information.

Debentureholders who deposit their 2028 Debentures to the Offer and whose 2028 Debentures are taken up and paid for by Chemtrade, will receive a cash payment in respect of all accrued and unpaid interest outstanding on such 2028 Debentures up to, but excluding, the Payment Date and, following and including the Payment Date, will forgo interest, conversion and other rights associated with these 2028 Debentures. The New Debentures, if issued, will accrue interest from and including the Payment Date, on the terms described in the Offer to Purchase and Circular.

The purchase of 2028 Debentures by Chemtrade pursuant to the Offer will reduce the amount of 2028 Debentures that might otherwise be traded, and may reduce the number of Debentureholders, and, depending on the number of Debentureholders depositing and the amount of 2028 Debentures purchased under the Offer, could adversely affect the liquidity and market value of the 2028 Debentures that remain outstanding following the completion of the Offer. To the extent that 2028 Debentures are tendered and accepted for payment pursuant to the Offer, the trading market for 2028 Debentures that remain outstanding is likely to be more limited. In addition, a debt security with a smaller outstanding principal amount available for trading (a smaller “float”) may command a lower price than would a comparable debt security with a larger float. Thus, the market price for 2028 Debentures that are not tendered and accepted for payment pursuant to the Offer may be adversely affected to the extent that the Offer reduces the float for such 2028 Debentures. There is no assurance that an active market in the 2028 Debentures will exist or as to the prices at which the 2028 Debentures may trade after consummation of the Offer. See Section 11 of the Offer to Purchase, “Market Purchases and Treatment of Debentures”.

Any 2028 Debentures not tendered and purchased pursuant to the Offer will remain outstanding. The terms and conditions governing the 2028 Debentures, including the covenants and other protective provisions contained in the Trust Indenture governing the 2028 Debentures, will remain unchanged. No amendments to the Trust Indenture with respect to the 2028 Debentures are being sought.

The Board of Trustees, based on careful consideration of the above-mentioned reasons, determined that the Offer is in the best interests of Chemtrade and authorized and approved on September 21, 2025, the making of the Offer, its final pricing and the terms of the Offer, including this Circular and related documents, and the delivery of thereof to Debentureholders.

None of Chemtrade, its Board of Trustees, the Dealer Manager, the Depositary, PwC, the Debenture Trustee or any of their respective affiliates, makes any recommendation to any Debentureholder as to whether to deposit or refrain from depositing all or a portion of their 2028 Debentures under the Offer or as to which form of consideration to elect. Debentureholders must make their own decisions as to whether to deposit or refrain from depositing their 2028 Debentures, and, if tendered, the amount of their 2028 Debentures to deposit and the form of consideration to elect. Debentureholders are strongly urged to review and evaluate carefully all information in the Offer and Circular, to consult their own financial, tax and legal advisors, and to make their own decisions as to whether to deposit 2028 Debentures under the Offer and, if so, what principal amount of 2028 Debentures to deposit and the form of consideration to elect.

No person has been authorized to give any information or to make any representations in connection with the Offer other than as set forth in the Offer to Purchase, the Circular and the Letter of Transmittal. If given or made, any such recommendation or any such information or representation must not be relied upon as having been authorized by Chemtrade or its Board of Trustees.

34

4.	Valuation of the Debentures and the New Debentures

Engagement of PwC

PwC was engaged by the Board of Trustees pursuant to an engagement agreement between Chemtrade and PwC dated September 5, 2025 (the “Engagement Agreement”) to prepare a valuation report with respect to the 2028 Debentures and the New Debentures (collectively, the “Valuations”) in connection with the Offer, as prescribed under MI 61-101.

PwC was also engaged by the Board of Trustees to prepare a valuation report with respect to the 2027 Debentures as prescribed under MI 61-101. A summary of the valuation of the 2027 Debentures is disclosed in the offer to purchase and circular of Chemtrade dated September 22, 2025 which has been delivered and filed and is available under the Fund’s SEDAR+ profile at www.sedarplus.ca.

The terms of the Engagement Agreement provide for payment of between $70,000 and $100,000 based on hourly rates for this engagement and PwC’s estimate of the hours expected to be incurred. Fees paid to PwC are not contingent, in whole or in part, on the conclusions reached in the Valuations or the outcome of the Offer, and the amount of the fee is not material to PwC. PwC will also be reimbursed for its reasonable, documented out-of-pocket expenses, and is to be indemnified by Chemtrade against certain liabilities which it may become subject as a result of its engagement. PwC has no financial interest in Chemtrade that may be affected by the Offer. Chemtrade does not believe that the compensation paid for the services provided in any way interfered with PwC’s independence.

On September 19, 2025, PwC delivered the Valuations to the Board of Trustees and presented the Valuations to the Board of Trustees on September 21, 2025. The Valuations were rendered as at the Valuation Date and have been prepared in compliance with the provisions of MI 61-101. A copy of the Valuations is attached to this Offer to Purchase and Circular as Schedule “A” and the Valuations are available for inspection at Chemtrade’s principal executive offices at 155 Gordon Baker Road, Suite 300, Toronto, Ontario, M2H 3N5. Copies of the Valuations may also be obtained without charge upon request to Chemtrade at 155 Gordon Baker Road, Suite 300, Toronto, Ontario, M2H 3N5. This summary of the Valuations is qualified in its entirety by reference thereto.

The Valuations have been prepared for the Board of Trustees and are not to be used in any other context without the express written consent of PwC. Debentureholders should carefully review and consider the Valuations in their entirety. The Valuations are not, and should not be construed as, a recommendation to any Debentureholder as to whether to deposit or refrain from depositing all or any portion of their 2028 Debentures under the Offer. The Valuations are subject to the assumptions, limitations and qualifications set out therein and the conclusions in the Valuations are premised on various assumptions including the value of the Units. Changes in the trading price of the Units or changes in the other underlying assumptions could cause the value conclusions to change.

Credentials of PwC

PwC has been determined by Chemtrade to be qualified to produce the Valuations. Chemtrade selected PwC based on PwC’s qualifications, expertise and reputation. PwC has been an independent valuator and/or financial advisor on a significant number of transactions worldwide, including transactions subject to public scrutiny, the sale or purchase of an entity or assets by related parties, assistance in resolving shareholders’ disputes, tax-based corporation reorganizations, estate planning and merger and acquisition activity.

35

Independence of PwC

In the Valuations, PwC states that it has been advised by the Board of Trustees that the Board of Trustees has reached its view of PwC’s independence for the purposes of MI 61-101 with the following in mind:

(a)	neither PwC nor any of its affiliated entities is an insider, associate or affiliate of Chemtrade or any interested party (as such terms are defined in MI 61-101);

(b)	neither PwC nor any of its affiliated entities has been engaged to act as an advisor to Chemtrade in respect of the Offer;

(c)	in the past two years, PwC has not acted as a lead or co-lead underwriter of a distribution of securities by Chemtrade or had a material financial interest in a transaction involving Chemtrade;

(d)	PwC will be paid a fee for the Valuations and such fee is not contingent in any way on the conclusions of each Valuation or on the outcome of the Offer;

(e)	PwC has no financial interest in the outcome of the Offer;

(f)	PwC is not a manager, co-manager or member of a soliciting dealer group for the Offer;

(g)	PwC is not the external auditor of Chemtrade;

(h)	PwC has provided and currently provides professional services to Chemtrade and/or its affiliates in the ordinary course of its business, and the fees paid to PwC and its affiliates are not material to PwC and its affiliates;

(i)	in the ordinary course of business, employees or partners of PwC could, at any time, hold securities of Chemtrade; and

(j)	PwC did not, during the 24 months before it was first contacted for the purpose of the Valuations, (i) have a material involvement in an evaluation, appraisal or review of the financial condition of Chemtrade, or an associated or affiliated entity of Chemtrade, (ii) act as a lead or co-lead underwriter of a distribution of securities by Chemtrade, or (iii) have material financial interest in a transaction involving Chemtrade.

Conclusions of Valuation Reports

The Valuations contain PwC’s opinion that, based on the scope of its review and subject to the assumptions, restrictions and limitations provided therein, the fair market value of the 2028 Debentures as of the Valuation Date falls within the range (per $1,000 principal amount of 2028 Debentures) of $1,160 to $1,225, excluding all accrued and unpaid interest outstanding on such 2028 Debentures up to, but excluding, the Valuation Date.

The Valuations also contain PwC’s opinion that, based on the scope of its review and subject to the assumptions, restrictions and limitations provided therein, the fair market value of the New Debentures as of the Valuation Date falls within the range (per $1,000 principal amount of New Debentures) of $965 to $1,065, excluding any accrued interest on such New Debentures up to, but excluding, the Valuation Date.

The Valuations also contain PwC’s opinion that, based on the inputs and assumptions used in the fair market value of the 2028 Debentures, as of the Valuation Date: (i) the fair market value of the embedded optionality underlying the 2028 Debentures falls within a range of $145 to $210 per $1,000 principal amount of 2028 Debentures, and (ii) the fair market value of the straight debt component of the 2028 Debentures is $1,015 per $1,000 principal amount of 2028 Debentures.

36

Each Valuation was rendered as at the Valuation Date. It must be recognized that fair market value, changes from time to time, not only as a result of internal factors, but also because of external factors such as changes in the economy, industry conditions and changes in consumer/investor preferences. Each Valuation’s conclusions contained herein are not intended to represent the fair market value of the 2028 Debentures or of the New Debentures at any time other than the effective date that is specifically stated in each Valuation. Changes in market conditions could result in a range of fair market value of the 2028 Debentures and/or the New Debentures to be substantially different than those presented at the stated effective date. PwC assumes no responsibility for changes in market conditions or for Chemtrade’s inability to successfully complete the Offer at the values stated herein.

5.	Prior Valuations

Pursuant to the provisions of MI 61-101, an issuer making an offer for its securities must, with certain limited exceptions, disclose every prior valuation or appraisal of its securities or any material asset made in the 24 months before the date of such offer whether or not prepared by an independent valuator, which would reasonably be expected to affect the decision of a securityholder to retain or dispose of the securities affected by the offer.

A formal valuation of the 2025 Debentures was prepared by PwC in connection with the Fund’s previous substantial issuer bid completed on July 31, 2024, under which the Fund offered to purchase for cancellation up to all of the 2025 Debentures. The valuation of the 2025 Debentures contains PwC’s opinion that, based on the scope of its review and subject to the assumptions, restrictions and limitations provided therein, as of June 14, 2024, the fair market value of the 2025 Debentures falls within the range of $1,220 to $1,380 per $1,000 principal amount of 2025 Debentures, excluding all accrued and unpaid interest outstanding on such 2025 Debentures up to, but excluding, June 14, 2024. The valuation of the 2025 Debentures is available for inspection at Chemtrade’s principal executive offices at 155 Gordon Baker Road, Suite 300, Toronto, Ontario, M2H 3N5 and may also be obtained without charge upon request to Chemtrade at 155 Gordon Baker Road, Suite 300, Toronto, Ontario, M2H 3N5.

A formal valuation of the 2027 Debentures was prepared by PwC in connection with the Fund’s 2027 Debenture Offer. The valuation of the 2027 Debentures contains PwC’s opinion that, based on the scope of its review and subject to the assumptions, restrictions and limitations provided therein, as of September 17, 2025, the fair market value of the 2027 Debentures falls within the range of $1,286 to $1,434 per $1,000 principal amount of 2027 Debentures, excluding all accrued and unpaid interest outstanding on such 2027 Debentures up to, but excluding, September 17, 2025. The valuation of the 2027 Debentures is available for inspection at Chemtrade’s principal executive offices at 155 Gordon Baker Road, Suite 300, Toronto, Ontario, M2H 3N5 and may also be obtained without charge upon request to Chemtrade at 155 Gordon Baker Road, Suite 300, Toronto, Ontario, M2H 3N5.

To the knowledge of the trustees and officers of Chemtrade, after reasonable inquiry, other than the Valuations of PwC prepared in connection with the Offer, the formal valuation of the 2025 Debentures prepared in connection with the Fund’s previous substantial issuer bid for the 2025 Debentures and the formal valuation of the 2027 Debentures prepared in connection with the 2027 Debenture Offer, no “prior valuations” (as such term is defined in MI 61-101) regarding Chemtrade, its securities, the 2028 Debentures and the New Debentures or its material assets have been prepared within the 24 months preceding the date hereof.

6.	Debentureholder Withdrawal Rights

The withdrawal rights of Debentureholders are described in Section 7 of the Offer to Purchase, “Withdrawal Rights of Debentureholders”, and are incorporated into and form part of this Circular.

7.	Financial Statements

A copy of Chemtrade’s most recent audited consolidated financial statements for the years ended December 31, 2024 and December 31, 2023 and Chemtrade’s most recent unaudited condensed consolidated interim financial statements for the three and six months ended June 30, 2025 and 2024, have previously been filed and are available under the Fund’s SEDAR+ profile at www.sedarplus.ca. Debentureholders who wish to obtain a copy of the most recent financial statements may do so on written request without charge from the Corporate Secretary of Chemtrade Logistics Income Fund at 155 Gordon Baker Road, Suite 300, Toronto, Ontario, M2H 3N5 (telephone 416.496.5856).

37

8.	Acceptance for Payment and Payment for the Debentures

Upon the terms and subject to the conditions of the Offer, Chemtrade will take up and pay for 2028 Debentures as soon as reasonably practicable after the Expiry Time, as described in Section 6 of the Offer to Purchase, “Take-Up of and Payment for Tendered Debentures”.

9.	Trading Price and Volume

Trading of Debentures on Principal Market

The 2028 Debentures are listed on the TSX under the symbol “CHE.DB.H”. The following tables sets forth the high and low prices (per $100 principal amount of 2028 Debentures) and the volumes of 2028 Debentures traded on the TSX, as reported by the TSX, for the periods indicated:

	CHE.DB.H
Period	High ($)	Low ($)	Volume(1)
2024
September	108.50	103.00	2,458,000
October	108.50	106.05	3,355,000
November	109.50	106.35	2,836,000
December	111.88	105.25	1,878,000
2025
January	107.00	103.60	1,235,000
February	106.50	105.00	582,000
March	107.50	105.10	3,044,000
April	106.29	102.60	712,000
May	110.00	106.00	2,016,000
June	110.37	106.82	680,000
July	110.50	107.51	419,000
August	115.15	107.76	1,385,000
September 1 – 19	115.20	113.50	4,641,000

Notes:

(1)	Represents the principal amount of the 2028 Debentures traded.

On September 19, 2025, the last full trading day prior to the announcement by Chemtrade of the approval of the Board of Trustees of the Offer, the closing price of the 2028 Debentures on the TSX was $114.29 per $100 principal amount of 2028 Debentures.

Trading of Units on Principal Market

The Units are listed on the TSX under the symbol “CHE.UN”. The following tables sets forth the high and low prices and the volumes of Units traded on the TSX, as reported by the TSX, for the periods indicated:

	CHE.UN
Period	High ($)	Low ($)	Volume (#)
2024
September	11.11	9.79	5,769,679
October	11.32	10.78	4,248,592
November	11.85	10.82	6,423,624
December	12.05	10.71	5,254,359
2025
January	11.06	9.91	7,232,334
February	10.41	9.37	5,227,915
March	10.50	9.36	6,066,907
April	9.87	8.50	5,898,268
May	11.44	9.46	7,083,860
June	11.30	10.95	2,735,769
July	11.39	11.01	3,551,310
August	13.18	11.02	6,901,905
September 1 – 19	13.16	12.75	2,859,030

38

10.	Prior Purchases, Sales and Distributions

Prior Purchases

Other than as described below, Chemtrade has not purchased any of its securities during the twelve-month period before the date of this Offer to Purchase and Circular.

On September 15, 2025, Chemtrade redeemed all of its outstanding 2026 Debentures at a redemption price of $1,024.5753425 for each $1,000 principal amount of the 2026 Debentures redeemed, representing their par value, plus all accrued and unpaid interest thereon to but excluding the redemption date.

For the 12-month period prior to the date of this Offer to Purchase and Circular, Chemtrade has purchased for cancellation an aggregate of 9,906,700 Units through the facilities of the TSX and/or alternative Canadian trading systems pursuant to its normal course issuer bid at a weighted average price of $10.71.

Prior Sales

Other than as described below, Chemtrade has not issued any securities (excluding securities issued pursuant to the exercise of conversion rights) during the twelve-month period before the date of this Offer to Purchase and Circular.

Chemtrade has issued 148,577 deferred units pursuant to Chemtrade’s deferred unit plan for non-employee trustees at grant prices ranging from $9.68 to $11.04 per Unit.

Chemtrade has issued 713,506 restricted share units (“RSUs”) pursuant to Chemtrade’s long-term incentive plan for officers and employees at a grant price of $10.87 per RSU.

Chemtrade has issued 723,219 performance share units (“PSUs”) pursuant to Chemtrade’s long-term incentive plan for officers and employees at a grant price of $10.87 per PSU.

On January 16, 2025, Chemtrade Logistics Inc. (“CLI”), a wholly-owned subsidiary of the Fund, completed a private placement offering of an additional $125,000,000 principal amount of 6.375% senior unsecured notes due August 28, 2029 of CLI (the “CLI Senior Notes”), resulting in a combined $375,000,000 aggregate principal amount of CLI Senior Notes outstanding. The CLI Senior Notes were sold through a syndicate of underwriters at a price of $1,002.50 per $1,000 principal amount of CLI Senior Notes, with an interest rate of 6.375% per annum, payable semi-annually in arrears on February 28 and August 28, commencing on February 28, 2025. The CLI Senior Notes are guaranteed by the Fund and certain of its subsidiaries.

Previous Distributions of Debentures

During the five years preceding the date of the Offer, Chemtrade has completed the following distributions of 2028 Debentures.

On March 8, 2023, Chemtrade completed a public offering of $100,000,000 principal amount of 2028 Debentures at a price of $1,000 per Debenture. The 2028 Debentures were sold to a syndicate of underwriters on a bought deal basis. An additional $10,000,000 amount of 2028 Debentures were issued on March 20, 2023 as a result of the exercise by the underwriters of their over-allotment option.

11.	Distribution Policy

Chemtrade does not pay dividends, but it does pay distributions on its Units. Distributions are discretionary. The Board of Trustees determines the amount of distributions per Unit, and may declare any part of Chemtrade’s cash flow payable in distributions, taking into consideration Chemtrade’s costs and income tax liabilities. Cash flow for this purpose means all amounts received by Chemtrade, and includes, without limitation, interest, dividends, proceeds from the sale of securities, returns of capital and repayments of indebtedness, less administrative expenses and other obligations, cash paid for redeemed units, and interest expenses.

39

When there are distributions, they are paid on the third business day before the last business day of the month to Unitholders of record on the last day of the preceding month (or, if the distribution date is not a business day, on the following business day or on any other date determined by the Board of Trustees). Chemtrade can also make other distributions during the year, as it sees fit, in its sole discretion, including distributions out of any principal repaid on the unsecured subordinated notes.

Distributions are generally paid in cash. If, however, income has been used to pay for redeemed units, or is otherwise not available to make cash distributions, distributions will be in units issued according to exemptions under securities laws, discretionary exemptions granted by securities regulatory authorities or a prospectus or similar filing.

Chemtrade’s cash distribution rate for the period March 2020 to December 2023 was $0.05 per Unit per month. Chemtrade’s cash distribution rate for the period January 2024 to December 2024 was $0.055 per Unit per month. Chemtrade’s cash distribution rate since January 2025 has been $0.0575 per Unit per month.

12.	Risk Factors

Certain risk factors relating to the structure and activities of Chemtrade are disclosed under the heading “Risks and Risk Management” in the Chemtrade Annual Information Form, and under the heading “Risks and Risk Management” in Chemtrade’s most recent management’s discussion and analysis. Debentureholders should carefully consider such risks and the risk factors set forth below regarding the risks of tendering to the Offer and consider all other information contained herein and Chemtrade’s other public filings before determining whether to tender their 2028 Debentures and under the Offer.

Risks Relating to the Offer

Benefits of the Offer

The Offer may not result in any or all of the possible benefits described herein, including, without limitation, those possible benefits described under Section 3 of the Circular, “Purpose and Effect of the Offer”. There can be no certainty, nor can Chemtrade provide any assurance, that any or all of these possible benefits will be realized or, if realized, that such benefits will have such results or impact in the nature and/or amounts described herein.

Completion of the Offer

There is no certainty that the conditions to the Offer will be satisfied or, where permitted, waived by Chemtrade or that the Offer will be completed. Subject to the terms of the Offer set forth in the Offer Documents, Chemtrade reserves the right, in its sole discretion, at any time: (i) to terminate the Offer; (ii) to waive, in whole or in part, any and all of the conditions to the Offer; (iii) to extend the Offer; or (iv) to vary any of the terms of the Offer by giving written notice thereof to the Depositary. If Chemtrade terminates, extends or varies the Offer, it will give Debentureholders notice of such termination, extension or variation by issuing a press release. If Chemtrade determines that it does not wish to or is unable to proceed with the Offer, the Debentureholders’ 2028 Debentures will be promptly returned following the termination of the Offer via a credit to the appropriate CDS account and no Consideration will be issued.

Liquidity of the Debentures

The liquidity of the 2028 Debentures that are not purchased, in accordance with the Offer to Purchase, may be reduced. The trading market for unpurchased 2028 Debentures may become more limited than the existing trading market due to the reduction in the amount of the 2028 Debentures outstanding upon consummation of the Offer. A more limited trading market for the 2028 Debentures might adversely affect the liquidity, market price and price volatility of the 2028 Debentures. If a market for unpurchased 2028 Debentures exists or develops, those securities may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that an active market in the unpurchased 2028 Debentures will exist, develop or be maintained or as to the prices at which the unpurchased 2028 Debentures may be traded.

40

Risks Related to the New Debentures

Market for Securities and Liquidity of New Debentures

There is currently no market through which the New Debentures may be sold and holders of New Debentures may not be able to resell New Debentures. This may affect the pricing of the New Debentures in the secondary market, the transparency and availability of trading prices, the liquidity of New Debentures, and the extent of issuer regulation. There can be no assurance that an active trading market will develop for the New Debentures or, if developed, that such market will be sustained. If an active market for the New Debentures fails to develop or be sustained, the prices at which the New Debentures trade may be adversely affected. Whether or not the New Debentures will trade at lower prices depends on many factors, including liquidity of the New Debentures, prevailing interest rates and the markets for similar securities, the market price of the Units, general economic conditions and Chemtrade’s financial condition, historic financial performance and future prospects.

Chemtrade has received conditional approval to list the New Debentures on the TSX. Listing of the New Debentures will be subject to Chemtrade fulfilling all of the requirements of the TSX.

Credit Risk and Prior Ranking Indebtedness; Absence of Covenant Protection

The likelihood that holders of the New Debentures will receive payments owing to them under the terms of the New Debentures will depend on the financial health of Chemtrade and its creditworthiness. In addition, the New Debentures are unsecured obligations of Chemtrade and are subordinate in right of payment to all Chemtrade’s existing and future Senior Indebtedness (as defined herein in Schedule “B”). Therefore, if Chemtrade becomes bankrupt, liquidates its assets, reorganizes or enters into certain other transactions, Chemtrade’s assets will be available to pay its obligations with respect to the New Debentures only after it has paid all of its Senior Indebtedness in full. There may be insufficient assets remaining following such payments to pay amounts due on any or all of the New Debentures then outstanding. The New Debentures are also effectively and structurally subordinate to claims of creditors (including trade creditors) of Chemtrade’s subsidiaries. The Indenture (as defined herein in Schedule “B”) does not prohibit or limit the ability of Chemtrade or its subsidiaries to incur additional debt or liabilities (including Senior Indebtedness) or to make distributions on Units, except, in respect of distributions, where an Event of Default (as defined herein in Schedule “B”) has occurred and such default has not been cured or waived. The Indenture does not contain any provision specifically intended to protect holders of New Debentures in the event of a future leveraged transaction involving Chemtrade.

Prevailing Yields on Similar Securities

Prevailing yields on similar securities will affect the market value of the New Debentures. Assuming all other factors remain unchanged, the market value of the New Debentures will decline as prevailing yields for similar securities rise, and will increase as prevailing yields for similar securities decline.

Potential Dilutive Effects on Holders of Units

Chemtrade may determine to repay outstanding principal amounts of the New Debentures at maturity, or accrued interest on the New Debentures from time to time, by issuing additional Units, rather than the payment of cash. Accordingly, Unitholders may suffer dilution and such issuance may have a negative impact on the market price of the Units.

Volatile Market Price

The market price for the Units may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond Chemtrade’s control.

Unitholder Rights

Holders of New Debentures will not be entitled to any rights with respect to the Units (including, without limitation, voting rights and rights to receive any distributions on the Units), but if the Fund at its option, elects to satisfy its obligation to pay, in whole or in part, the principal amount of the New Debentures that have matured, or accrued interest on the New Debentures from time to time, by delivering that number of freely-tradeable Units, the Units will be subject to all changes affecting the Units. For example, in the event that an amendment is proposed to the Fund’s constating documents requiring approval from the Unitholders prior to delivery of Units to a holder, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers or rights of Units that result from such amendment.

41

13.	Interest of Trustees and Officers and Transactions and Arrangements Concerning Debentures

Ownership of the Securities of Chemtrade

The following table indicates, as at September 19, 2025, the number of securities beneficially owned, or over which control or direction was exercised, by each trustee and executive officer of Chemtrade and, to the knowledge of Chemtrade after reasonable enquiry, each associate and affiliate of Chemtrade, each associate and affiliate of each trustee and executive officer of Chemtrade, each insider of Chemtrade (other than trustees and executive officers) and their respective associates and affiliates, if any, as well as the percentage of outstanding securities so owned. The address of each trustee and executive officer is c/o 155 Gordon Baker Road, Suite 300, Toronto, Ontario, M2H 3N5.

Name	Relationship with Chemtrade	Units (#/%)	Deferred Units (#/%)	Debentures (#/%)	Performance Share Units (“PSUs”) (#/%)	Restricted Share Units (“RSUs”) (#/%)
Lucio Di Clemente	Trustee	3,500/0.00%	187,768/26.28%	-	-	-

Daniella Dimitrov	Trustee	-	140,043/19.60%	-	-	-

Luc Doyon	Trustee	12,000/0.01%	40,027/5.60%	-	-	-

Gary Merasty	Trustee	-	23,385/3.27%	-	-	-

Emily Moore	Trustee	5,965/0.01%	134,588/18.84%	-	-	-

Douglas Muzyka	Trustee	25,400/0.02%	166,468/23.30%	-	-	-

Suzann Pennington	Trustee	15,094/0.01%	6,549/0.92%	-	-	-

Scott Rook	President and Chief Executive Officer, Trustee	158,776/0.14%	-	-	751,201/36.74%	500,880/24.64%

Rohit Bhardwaj	Chief Financial Officer	139,000/0.12%	-	-	189,013/9.24%	126,089/6.20%

Tim Montgomery	Group Vice-President, Manufacturing and Engineering	99,830/0.09%	-	-	137,274/6.71%	91,541/4.50%

Susan Paré	General Counsel and Corporate Secretary	46,796/0.04%	-	-	78,051/3.82%	52,019/2.56%

Bramora Rebello	Senior Vice-President, Human Resources	45,005/0.04%	-	-	43,318/2.12%	28,539/1.40%

Alan Robinson	Group Vice-President, Commercial	83,680/0.07%	-	-	128,462/6.28%	85,631/4.21%

42

To the knowledge of Chemtrade, as at September 19, 2025, no person beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the issued and outstanding Units. No person or company is acting jointly or in concert with Chemtrade in connection with the Offer.

Acceptance of the Offer

To the knowledge of Chemtrade, after reasonable enquiry, no person named under this Section 13 will be tendering any 2028 Debentures pursuant to the Offer.

Commitments to acquire securities

Chemtrade has no agreements, commitments or understandings to purchase 2028 Debentures, Units or other securities of Chemtrade, other than pursuant to the Offer, the 2027 Debenture Offer and pursuant to its normal course issuer bid for Units which will terminate on August 18, 2026. The automatic securities purchase plan that Chemtrade previously entered into with its designated broker in connection with its normal course issuer bid for Units was automatically terminated as of September 22, 2025 in accordance with its terms. The Fund will suspend further purchases of Units pursuant to its existing normal course issuer bid until the earlier of August 18, 2026 and the date of termination of the Offer. To the knowledge of Chemtrade, after reasonable enquiry, no person named under this Section 13 has any agreement, commitment or understanding to purchase 2028 Debentures or other securities of Chemtrade.

Benefits from the Offer

To the knowledge of Chemtrade, after reasonable enquiry, no person named under this Section 13 will receive any direct or indirect benefit from accepting or refusing to accept the Offer, other than those benefits available to any Debentureholders from accepting or refusing to accept the Offer.

Bona Fide Offers

No bona fide offer that relates to the 2028 Debentures or is otherwise relevant to the Offer has been received by Chemtrade during the 24 months preceding the date hereof.

14.	Other Material Facts

Chemtrade has no knowledge of any material fact concerning the securities of Chemtrade that has not been generally disclosed by Chemtrade, or any other matter that is not disclosed in the Circular and that has not previously been generally disclosed, and that would reasonably be expected to affect the decision of Debentureholders to accept or reject the Offer.

As of September 19, 2025, CLI had a total of $375.0 million aggregate principal amount of CLI Senior Notes outstanding. From time to time, subject to market conditions, the Fund and its subsidiaries may evaluate and pursue other steps to optimize their capital structure and to diversify away from the use of dilutive financing instruments, which may include additional issuances of senior unsecured notes. As of the date of this Circular, the Fund and its subsidiaries have not made any determination as to a transaction and there is no assurance that any transaction will be undertaken, or the terms or timing of such transaction.

In addition, from time to time, Chemtrade explores potential strategic opportunities and transactions. These opportunities and transactions may include the acquisition or disposition of material assets and other similar opportunities or transactions. Such opportunities or transactions may have a significant effect on the price or value of Chemtrade’s securities.

15.	Arrangements Between Chemtrade and Securityholders

There are: (i) no agreements, commitments or understandings made or proposed to be made between Chemtrade and any of the persons referred to in Section 13 of the Circular; and (ii) no agreements, commitments or understandings made or proposed to be made between Chemtrade and any security holder of Chemtrade, in each case, relating to the Offer.

43

Applicable Canadian securities laws generally prohibit the Fund and persons or companies acting jointly or in concert with the Fund from acquiring or offering to acquire beneficial ownership of any 2028 Debentures or Units, other than pursuant to the Offer, from the period commencing on the date of announcement of the Fund’s intention to make the Offer until the Expiry Time. In addition, the Fund and persons or companies acting jointly or in concert with the Fund are prohibited from acquiring or offering to acquire beneficial ownership of any 2028 Debentures or Units during the period commencing with the Expiry Time and ending on the 20th business day after that, except, in the case of acquisitions during the period following the Expiry Time, pursuant to certain acquisitions effected in the normal course on a published market or as otherwise permitted by applicable law.

Accordingly, the Fund has not purchased and will not purchase Units, whether pursuant to its normal course issuer bid or otherwise, since the time the Offer was publicly announced until its expiration. Chemtrade may in the future, subject to applicable law, purchase additional 2028 Debentures or Units on the open market, in private transactions, through normal course issuer bids, other issuer bids or otherwise. See Section 11 of the Offer to Purchase, “Market Purchases and Treatment of Debentures”.

16.	Material Changes in the Affairs of Chemtrade

Except as described or referred to in the Offer, the trustees and officers of Chemtrade are not aware of any plans or proposals for material changes in the affairs of Chemtrade not previously generally disclosed and known to Chemtrade which would reasonably be expected to affect the decision of Debentureholders to accept or reject the Offer.

17.	Certain Canadian Federal Income Tax Considerations Relating to the Disposition of Debentures

The following summary describes the principal Canadian federal income tax considerations generally applicable to a Debentureholder who, as beneficial owner of 2028 Debentures entitled to all payments thereunder, sells 2028 Debentures pursuant to the Offer and who, for purposes of the application of the Tax Act, and at all relevant times, is, or is deemed to be, resident in Canada, deals at arm’s length and is not affiliated, with Chemtrade, and holds the 2028 Debentures as capital property (for purposes of this section, a “Holder”). Generally, a 2028 Debenture will be capital property to a Holder provided that the Holder does not acquire or hold such 2028 Debenture in the course of carrying on a business or as part of an adventure or concern in the nature of trade. Certain Holders who might not otherwise be considered to hold a 2028 Debenture as capital property may, in certain circumstances, be entitled to have the 2028 Debenture and any other “Canadian security” (as defined in the Tax Act) owned by such Holder in the taxation year of the election and all subsequent taxation years treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Holders should consult their own tax advisors concerning this election.

This summary is not applicable to a Debentureholder: (i) that is a “financial institution” (as defined in the Tax Act for purposes of the mark-to-market rules); (ii) an interest in which is a “tax shelter investment” (as defined in the Tax Act); (iii) that reports its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian dollars; or (iv) that has entered into, with respect to the applicable 2028 Debentures, a “derivative forward agreement” as defined in the Tax Act. Any such Debentureholders should consult their own tax advisors having regard to their particular circumstances.

This summary is based upon the facts set out in this Offer to Purchase and Circular and the current provisions of the Tax Act in force as of the date of this Offer to Purchase and Circular and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date of this Offer to Purchase and Circular. This summary also takes into account all specific proposals to amend the Tax Act which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this Offer to Purchase and Circular (“Tax Proposals”) and assumes all Tax Proposals will be enacted in the form proposed. However, there can be no assurance that any Tax Proposals will be enacted as proposed or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice, whether by legislative, administrative or judicial action nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ significantly from those discussed in this Offer to Purchase and Circular.

44

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to a Debentureholder who participates in the Offer. Moreover, the income and other tax consequences of participating in the Offer may vary depending on the Debentureholder’s particular circumstances. Accordingly, this summary is of a general nature only and is not intended to be legal or tax advice to any particular Debentureholder. Debentureholders should consult their own tax advisors for advice with respect to the tax consequences of participating in the Offer based on their particular circumstances.

Disposition of Debentures Pursuant to the Offer

A Holder whose 2028 Debentures are purchased pursuant to the Offer will be considered to have disposed of each such 2028 Debenture for proceeds of disposition equal to the fair market value of the consideration received by such Holder for each such 2028 Debenture (which for greater certainty does not include any amount included as interest or deemed interest in computing the income of the Holder, as described below), with the consideration being the Cash Purchase Price if the Holder elects the Cash Election, or the New Debenture and the Cash Premium (collectively, the “Debenture Election Proceeds”) if the Holder elects the Debenture Election. Such Holder will generally realize a capital gain (or capital loss) on the disposition of each such 2028 Debenture equal to the amount by which such Holder’s proceeds of disposition, net of any reasonable costs of disposition and net of any amount included in such Holder’s income as interest, are greater than (or less than) the adjusted cost base to such Holder of the 2028 Debenture disposed of. If a Holder elects the Debenture Election, any capital loss of the Holder that would have otherwise been determined with respect to the disposition of a 2028 Debenture (the “Capital Loss Otherwise Determined”, being equal generally to the amount by which such Holder’s proceeds of disposition, net of any reasonable costs of disposition and net of any amount included in such Holder’s income as interest, are less than the adjusted cost base to such Holder of the 2028 Debenture disposed of) will be reduced by an amount (the “Reduction Amount”) equal to the proportion of the Capital Loss Otherwise Determined that the fair market value of the New Debenture is of the total fair market value of Debenture Election Proceeds.

Provided the Holder electing the Debenture Election would not have realized a Capital Loss Otherwise Determined (for certainty, in the absence of such loss being reduced as described above), such Holder will be considered to have acquired a New Debenture at a cost equal to the fair market value of the New Debenture received by such Holder as consideration for the disposition of the 2028 Debenture. Where a Holder electing the Debenture Election would have realized a Capital Loss Otherwise Determined (which loss is reduced by the amount of the Reduction Amount as described above), such Holder will be considered to have acquired a New Debenture at a cost equal to the fair market value of the New Debenture received by such Holder as consideration for the disposition of the 2028 Debenture, plus the Reduction Amount in respect of the 2028 Debenture.

An amount paid by Chemtrade to a Holder under the Offer will generally be deemed to be interest received at that time by the Holder if such amount is paid because of the repayment by Chemtrade of the 2028 Debenture before its maturity and to the extent that such amount can reasonably be considered to relate to, and does not exceed the value (at the time Chemtrade purchases the 2028 Debenture) of, the interest that, but for the purchase, would have been paid or payable by Chemtrade on the 2028 Debenture for the taxation years of Chemtrade ending after the time of purchase.

Upon a disposition of a 2028 Debenture, interest paid thereon or accrued thereon on or prior to the date of disposition and not yet due will be included in computing the Holder’s income, except to the extent such amount was otherwise included in the Holder’s income for a preceding taxation year and will be excluded in computing the Holder’s proceeds of disposition of the 2028 Debenture.

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Holder generally must be included in the Holder’s income for the taxation year of the disposition, and one-half of the amount of any capital loss (an “allowable capital loss”) realized by a Holder in a taxation year generally must be deducted from taxable capital gains realized by the Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years to the extent and under the circumstances described in the Tax Act.

If a Holder is a “Canadian-controlled private corporation” (as defined in the Tax Act) throughout a taxation year or a “substantive CCPC” (as defined in the Tax Act) at any time in a taxation year, the Holder may be liable to pay an additional tax on its “aggregate investment income” (as defined in the Tax Act) which includes amounts in respect of taxable capital gains and interest income. Such additional tax may be refundable in certain circumstances.

45

18.	Certain Canadian Federal Income Tax Considerations Relating to the New Debentures

The following summary describes the principal Canadian federal income tax considerations generally applicable under the Tax Act to a Debentureholder who acquires the New Debentures, including entitlement to all payments thereunder, as beneficial owner pursuant to an Offer and to a holder who acquires Units pursuant to a repayment on maturity or purchase as a result of a Change of Control of New Debentures. This summary is applicable to such holder who, for purposes of the Tax Act and at all relevant times, is, or is deemed to be, resident in Canada, and deals at arm’s length and is not affiliated with the Fund and holds the New Debentures and the Units issued on the repayment on maturity or purchase as a result of a Change of Control of the New Debentures (collectively, the “Securities”) as capital property (a “Chemtrade Holder”). Generally, the Securities will be capital property to a Chemtrade Holder provided that the Chemtrade Holder does not acquire or hold the Securities in the course of carrying on a business or as part of an adventure or concern in the nature of trade. Certain Chemtrade Holders who might not otherwise be considered to hold their Securities as capital property may, in certain circumstances, be entitled to have their Securities and any other “Canadian security” (as defined in the Tax Act) owned by such Chemtrade Holder in the taxation year of the election and all subsequent taxation years treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Any holders who do not hold their Securities as capital property should consult their own tax advisors with respect to this election.

This summary is not applicable to a holder: (i) that is a “financial institution” (as defined in the Tax Act for purposes of the mark-to-market rules); (ii) that is a “specified financial institution” (as defined in the Tax Act); (iii) an interest in which is a “tax shelter investment” (as defined in the Tax Act); (iv) that reports its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian dollars; or (v) that enters into, with respect to any Securities held, a “derivative forward agreement” as defined in the Tax Act. Any such holders should consult their own tax advisors with respect to an investment in Securities.

This summary is based upon the facts set out in this Offer to Purchase and Circular and in a certificate of Chemtrade as to certain factual matters, and the current provisions of the Tax Act in force as of the date of this Offer to Purchase and Circular and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date of this Offer to Purchase and Circular. This summary also takes into account all Tax Proposals and assumes all Tax Proposals will be enacted in the form proposed. However, there can be no assurance that any Tax Proposals will be enacted as proposed or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice, whether by legislative, administrative or judicial action nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ significantly from those discussed in this Offer to Purchase and Circular.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Securities. Moreover, the income and other tax consequences of acquiring, holding or disposing of Securities may vary depending on the holder’s particular circumstances. Accordingly, this summary is of a general nature only and is not intended to be legal or tax advice to any particular holder. Holders should consult their own tax advisors for advice with respect to the tax consequences of an investment in Securities based on their particular circumstances.

Status of Chemtrade

Mutual Fund Trust

This summary is based on the assumption that Chemtrade qualifies as a “mutual fund trust” as defined in the Tax Act at the date of this Offer to Purchase and Circular, and will continuously qualify as a “mutual fund trust” at all relevant times. This assumption is based upon a certificate of Chemtrade as to certain factual matters. If Chemtrade was not to qualify as a “mutual fund trust”, the income tax considerations described herein would, in some respects, be materially different.

46

SIFT Rules

The Tax Act imposes a special taxation regime (the “SIFT Rules”) applicable to SIFT trusts, as such term is defined in the Tax Act. Under the SIFT Rules, a SIFT trust is subject to tax in respect of certain distributions that are attributable to the SIFT trust’s “non-portfolio earnings” (as defined in the Tax Act; generally, income (other than certain dividends) from, or taxable capital gains realized on, “non-portfolio properties” (as defined in the Tax Act), which does not include certain investments in non-Canadian entities) at a rate substantially equivalent to the combined federal and provincial corporate tax rate applicable to taxable Canadian corporations. A SIFT trust generally will not be subject to tax in respect of distributions that are paid as returns of capital. The amount of a distribution in respect of which this tax is payable by the SIFT trust generally will be taxed in the hands of a Chemtrade Holder as though it were a taxable dividend received from a taxable Canadian corporation, which dividend will be subject to the usual dividend gross-up and tax credit rules applicable to an “eligible dividend” for the purposes of the enhanced dividend tax credit regime in the Tax Act. Chemtrade is a SIFT trust and accordingly, Chemtrade is subject to tax under the SIFT Rules in respect of certain distributions that are attributable to Chemtrade’s “non-portfolio earnings”.

The remainder of this summary is subject to the SIFT Rules as discussed above.

Taxation of Chemtrade

The taxation year of Chemtrade is the calendar year. In each taxation year, Chemtrade will be subject to tax under Part I of the Tax Act as described above under the heading “Status of Chemtrade – SIFT Rules” generally in respect of distributions made by Chemtrade during the year that are attributable to Chemtrade’s “non-portfolio earnings” (as defined in the Tax Act) for the year. In addition, in each taxation year, Chemtrade will also be subject to tax under Part I of the Tax Act on any taxable income of Chemtrade for the year that is not attributable to “non-portfolio property” (as defined in the Tax Act), including net realized taxable capital gains from dispositions of property other than “non-portfolio property” and taxable dividends, less the portion thereof that it deducts in respect of the amounts paid or payable, or deemed to be paid or payable, in the year to Unitholders. An amount will be considered to be payable to a Unitholder in a taxation year if it is paid to the Unitholder in the year by Chemtrade or if the Unitholder is entitled in that year to enforce payment of the amount. Chemtrade intends to make sufficient distributions in each year of its net income for tax purposes and net realized taxable capital gains so that, subject to the SIFT Rules, Chemtrade will generally not be liable in that year for income tax under Part I of the Tax Act.

Chemtrade will include in its income for each taxation year all interest on the debt of its subsidiaries that accrues to Chemtrade to the end of the year, or that becomes receivable or is received by it before the end of the year, except to the extent that such interest was included in computing its income for a preceding taxation year. In addition, Chemtrade will include in its income any dividends or other distributions of an income nature received on the common shares or other fully participating equity securities of the operating subsidiaries of Chemtrade which are directly held by Chemtrade, including the common shares of Chemtrade Logistics Inc. Any amount paid to Chemtrade in respect of the common shares of Chemtrade Logistics Inc. (other than an amount that is a return of capital for purposes of the Tax Act) will generally constitute a dividend to Chemtrade. Any amount paid to Chemtrade on a repurchase of such shares that is in excess of the paid-up capital of those shares for purposes of the Tax Act will also be deemed to be a dividend to Chemtrade. Provided that such amounts are distributed to Unitholders and appropriate designations are made by Chemtrade, amounts which would otherwise be included in Chemtrade’s income as dividends received on shares will be treated as dividends received by the Unitholders rather than Chemtrade.

In computing its income, Chemtrade may generally deduct reasonable administrative costs and other expenses incurred by it for the purpose of earning income, subject to the relevant provisions of the Tax Act. Losses incurred by Chemtrade cannot be allocated to Unitholders, but can be deducted by Chemtrade in future years in computing its taxable income, subject to and in accordance with the provisions of the Tax Act. Under the Tax Act, the excessive interest and financing expenses limitation rules (the “EIFEL Rules”) have the effect of denying the deductibility of net interest and financing expenses in certain circumstances, including the computation of taxable income by a trust. If the EIFEL Rules were to apply, the amount of interest and financing expenses deductible by Chemtrade would be reduced. The EIFEL Rules and their application are highly complex, and there can be no assurances that the EIFEL Rules will not have adverse consequences to Chemtrade or Unitholders.

47

A distribution by Chemtrade of securities of subsidiaries of Chemtrade upon a redemption of Units will be treated as a disposition by Chemtrade of the securities so distributed for proceeds of disposition equal to their fair market value. Chemtrade’s proceeds from the disposition of any debt securities will be reduced by any accrued but unpaid interest in respect of those debt securities, which interest will generally be included in Chemtrade’s income in the year of disposition to the extent it was not included in Chemtrade’s income in a previous year. Chemtrade will realize a capital gain (or a capital loss) to the extent that the proceeds from the disposition exceed (or are less than) the aggregate of the adjusted cost base of the relevant securities to Chemtrade and any reasonable costs of disposition. The Declaration of Trust provides that any income or capital gain realized by Chemtrade as a result of that redemption may, at the discretion of the trustees of Chemtrade, be treated as income paid to, and in the case of a capital gain, designated as a capital gain of, the redeeming Unitholder. Subject to the discussion above under the heading “Status of Chemtrade – SIFT Rules”, any income and taxable capital gain so designated will be included in the income of the redeeming Chemtrade Holder of Units and will be deducted by Chemtrade. However, Chemtrade generally will not be entitled to a deduction in computing its income in respect of such capital gains except to the extent of capital gains realized by the redeeming Unitholder (with a similar rule applying to income distributed to a redeeming Unitholder).

Under the Declaration of Trust and pursuant to the distribution policy of Chemtrade, for any particular taxation year of Chemtrade, an amount equal to the income and net realized taxable capital gains of Chemtrade, together with the non-taxable portion of any net capital gain realized by Chemtrade, but excluding income or capital gains arising on a distribution in specie of securities of subsidiaries of Chemtrade on redemption of Units which are designated by Chemtrade to redeeming Unitholders, will be payable in the taxation year to the Unitholders by way of cash distributions, subject to the exceptions described herein. To the extent that cash of Chemtrade is applied to fund redemptions of Units for cash or is otherwise unavailable for cash distributions, Chemtrade’s income will be distributed to Unitholders in the form of additional Units. Income of Chemtrade payable to Unitholders, whether in cash, additional Units or otherwise, will generally be deductible by Chemtrade in computing its taxable income, subject to the application of the SIFT Rules, as described above.

Chemtrade will be entitled for each taxation year to reduce (or receive a refund in respect of) its liability, if any, for tax on its net realized taxable capital gains by an amount determined under the Tax Act based on the redemption of Units during the year (the “Capital Gains Refund”). In certain circumstances, the Capital Gains Refund in a particular taxation year may not completely offset Chemtrade’s tax liability for that taxation year arising as a result of the distribution of securities of subsidiaries of Chemtrade on the redemption of Units.

Taxation of a Chemtrade Holder of New Debentures

Interest on New Debentures

A Chemtrade Holder that is a corporation, partnership, unit trust or any trust of which a corporation or a partnership is a beneficiary will be required to include in computing its income for a taxation year any interest on the New Debentures that accrues to it (or that is deemed to accrue to it) to the end of the particular taxation year or that has become receivable by or is received by the Chemtrade Holder before the end of that taxation year, including on a repayment on maturity or purchase as a result of a Change of Control, except to the extent that such interest was included in computing the Chemtrade Holder’s income for a preceding taxation year.

Any other Chemtrade Holder, including an individual and any trust not described in the preceding paragraph, will be required to include in computing income for a taxation year all interest on the New Debentures that is received or receivable by the Chemtrade Holder in that taxation year (depending upon the method regularly followed by the Chemtrade Holder of New Debentures in computing income), including on a repayment on maturity or purchase as a result of a Change of Control, except to the extent that the interest was included in such Chemtrade Holder’s income for a preceding taxation year.

The fair market value of any premium paid as part of the Put Price by Chemtrade to a Chemtrade Holder on a Put Date, whether paid in cash or in Units, will be deemed to be interest received at that time by such Chemtrade Holder if such premium is paid by Chemtrade because of the repayment by Chemtrade of the New Debentures prior to their maturity and to the extent that such premium can reasonably be considered to relate to, and does not exceed, the value on the Put Date of the interest that would have been paid or payable by Chemtrade on the New Debentures if held to their Maturity Date.

If a Chemtrade Holder is a “Canadian-controlled private corporation” (as defined in the Tax Act) throughout a taxation year or a “substantive CCPC” (as defined in the Tax Act) at any time in a taxation year, such Chemtrade Holder may be liable to pay an additional refundable tax on its “aggregate investment income” (as defined in the Tax Act) which generally includes, among other things, amounts in respect of interest.

48

If Chemtrade exercises the Unit Interest Payment Election, the tax consequences to a Chemtrade Holder that are described above generally would not differ.

Disposition of New Debentures

A disposition or deemed disposition of a New Debenture (including a repayment on maturity or purchase as a result of a Change of Control) will generally result in the Chemtrade Holder realizing a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition exceed (or are less than) the aggregate of such Chemtrade Holder’s adjusted cost base thereof and any reasonable costs of disposition. The Chemtrade Holder may realize a capital gain or capital loss computed as described below under “—– Taxation of Capital Gains and Capital Losses”.

If Chemtrade redeems a New Debenture prior to maturity (including a purchase of a New Debenture as a result of a Change of Control) or repays a New Debenture upon maturity, a Chemtrade Holder will be considered to dispose of the New Debenture for proceeds of disposition equal to the amount received by such Chemtrade Holder (other than the amount received as interest) on such repayment or purchase. If the Chemtrade Holder receives Units on a repayment or purchase, such Chemtrade Holder will be considered to receive proceeds of disposition equal to the fair market value at the time of the repayment or purchase of the Units so received and the amount of any cash received in lieu of fractional Units. The cost to such Chemtrade Holder of the Units so received will also be equal to such fair market value and must be averaged with the adjusted cost base of all other Units held as capital property for the purpose of calculating the adjusted cost base of each Unit to such Chemtrade Holder.

Upon a disposition or deemed disposition of a New Debenture, interest accrued thereon to the date of disposition and not yet due will be included in computing the Chemtrade Holder’s income, except to the extent such amount was otherwise included in such Chemtrade Holder’s income, and will be excluded in computing such Chemtrade Holder’s proceeds of disposition of the New Debenture.

If a Chemtrade Holder is a “Canadian-controlled private corporation” (as defined in the Tax Act) throughout a taxation year or a “substantive CCPC” (as defined in the Tax Act) at any time in a taxation year, such Chemtrade Holder may be liable to pay an additional refundable tax on its “aggregate investment income” (as defined in the Tax Act) which generally includes, among other things, taxable capital gains.

Taxation of Chemtrade Holders of Units

Fund Distributions Subject to Tax under the SIFT Rules

In general, where a distribution paid or made payable by Chemtrade to a Chemtrade Holder results in Chemtrade being subject to tax under the SIFT Rules as described above, the amount of the distribution received (whether received in cash, additional Units or otherwise) by a Chemtrade Holder will be deemed to be an “eligible dividend” paid by a taxable Canadian corporation. Eligible dividends received or deemed to be received by an individual (other than certain trusts) will be included in the individual’s income and generally will be subject to the enhanced gross-up and dividend tax credit rules applicable under the Tax Act. Such dividends, if received by a corporation, will be included in computing the corporation’s income and will generally be deductible in computing its taxable income. A corporation that is a “private corporation” or a “subject corporation”, each as defined in the Tax Act, will generally be liable under Part IV of the Tax Act to pay a refundable tax on such dividends to the extent that such dividends are deductible in computing the corporation’s taxable income for the taxation year. Distributions that do not result in Chemtrade being subject to the SIFT Rules will be taxed as described below.

Fund Distributions Not Subject to Tax under the SIFT Rules

A Chemtrade Holder will generally be required to include in income for a particular taxation year the portion of the net income of Chemtrade (other than income that has been subject to tax under the SIFT Rules) for the taxation year of Chemtrade ending on or before the taxation year of such Chemtrade Holder, including net realized taxable capital gains, that is paid or payable to such Chemtrade Holder in the particular taxation year, whether that amount is received in cash, additional Units or otherwise.

49

Provided that appropriate designations are made by Chemtrade, that portion of (1) the taxable dividends received by it from taxable Canadian corporations, (2) net realized taxable capital gains, and (3) income, if any, of Chemtrade from a source in a country other than Canada (“Foreign Source Income”), as is paid or payable to a Chemtrade Holder will effectively retain its respective character and be treated as taxable dividends, taxable capital gains or Foreign Source Income, as the case may be, in the hands of such Chemtrade Holder for purposes of the Tax Act. To the extent that amounts are designated as taxable dividends received or deemed to be received on shares of a taxable Canadian corporation, the normal gross-up and dividend tax credit provisions will be applicable in respect of Chemtrade Holders who are individuals, the refundable tax under Part IV of the Tax Act will generally be payable by Chemtrade Holders that are “private corporations” and “subject corporations”, each as defined in the Tax Act, and the deduction in computing taxable income will generally be available to Chemtrade Holders that are corporations.

Certain taxable dividends received by individuals (other than certain trusts) from a corporation resident in Canada will be eligible for the enhanced dividend tax credit under the Tax Act to the extent certain conditions are met and designations are made, such as the dividend being sourced out of income that is subject to tax at the general corporate tax rate. This may apply to distributions made by Chemtrade that have as their source “eligible dividends” received by Chemtrade from a corporation resident in Canada, to the extent Chemtrade makes the appropriate designation to have such “eligible dividends” deemed received by the Chemtrade Holder and provided that the corporate dividend payer makes the required designation to treat such taxable dividends as “eligible dividends”.

The non-taxable portion of any net realized capital gains of Chemtrade that is paid or payable to a Chemtrade Holder in a taxation year will not be included in computing such Chemtrade Holder’s income for the year. Any other amount in excess of the net income and net realized taxable capital gains of Chemtrade that is paid or payable to a Chemtrade Holder in that year (including any bonus distribution reinvested in Units under the DRIP) will generally not be included in such Chemtrade Holder’s income for the year. However, where such an amount is paid or payable to a Chemtrade Holder (other than as proceeds in respect of the redemption of Units and the non-taxable portion of net realized capital gains), such an amount will reduce the adjusted cost base of the Units held by such Chemtrade Holder. Where reductions to a Chemtrade Holder’s adjusted cost base of Units for a year would result in the adjusted cost base becoming a negative amount, the absolute value of such amount will be treated as a capital gain realized by such Chemtrade Holder in that year and such Chemtrade Holder’s adjusted cost base of the Units will then be nil.

Dispositions of Units

On the disposition or deemed disposition of a Unit, whether on a redemption or otherwise, the Chemtrade Holder will realize a capital gain (or capital loss) equal to the amount by which such Chemtrade Holder’s proceeds of disposition exceed (or are less than) the aggregate of the adjusted cost base of the Unit and any reasonable costs of disposition. Proceeds of disposition will not include an amount that is otherwise required to be included in the Chemtrade Holder’s income such as amounts treated as having been paid to a Chemtrade Holder out of income or capital gains of Chemtrade. The Chemtrade Holder may realize a capital gain or capital loss computed as described below under “—– Taxation of Capital Gains and Capital Losses”.

For the purpose of determining the adjusted cost base to a Chemtrade Holder, when a Unit is acquired, the cost of the newly-acquired Unit will be averaged with the adjusted cost base of all of the Units owned by the Chemtrade Holder as capital property immediately before that time. The cost to a Chemtrade Holder of additional Units received in lieu of a cash distribution of income will be the amount of income distributed by the issue of those Units. The cost of additional Units acquired on the reinvestment of distributions under the DRIP will generally be the amount of such reinvestment. There will be no net increase or decrease in the aggregate adjusted cost base of all of a Chemtrade Holder’s Units as a result of the receipt of any further bonus distribution reinvested in Units under the DRIP; however, the adjusted cost base per Unit will be reduced.

50

Where the redemption proceeds of Units are paid by the transfer of securities of Chemtrade to the redeeming Chemtrade Holder, the proceeds of disposition to the Chemtrade Holder will be equal to the fair market value of the securities so transferred less any income or capital gain realized by Chemtrade as a result of the redemption of those Units which has been designated by Chemtrade to such Chemtrade Holder. Where income or capital gain realized by Chemtrade as a result of the transfer of securities on the redemption of Units has been designated by Chemtrade to a redeeming Chemtrade Holder, subject to the application of the SIFT Rules, such Chemtrade Holder will be required to include, in computing such Chemtrade Holder’s income, the income and the taxable portion of the capital gain so designated. Where such income or capital gain is treated as paid or payable by Chemtrade to the redeeming Chemtrade Holder and would result in Chemtrade being subject to tax under the SIFT Rules, such Chemtrade Holder will be deemed to have received an “eligible dividend” from a taxable Canadian corporation. The cost of any security transferred by Chemtrade to a Chemtrade Holder upon a redemption of Units will be equal to the fair market value of that security at the time of the transfer less, in the case of a debt security, any accrued interest on the debt security. The Chemtrade Holder will thereafter be required to include in income interest on any debt security so acquired in accordance with the provisions of the Tax Act. To the extent that such Chemtrade Holder is thereafter required to include in income any interest accrued to the date of acquisition of such debt security by such Chemtrade Holder, an offsetting deduction will be available.

Where a Chemtrade Holder that is a corporation or trust (other than a “mutual fund trust” as defined in the Tax Act) disposes of a Unit, such Chemtrade Holder’s capital loss from the disposition will generally be reduced by the amount of dividends previously designated by Chemtrade to such Chemtrade Holder except to the extent that a loss on a previous disposition of a Unit has been reduced by those dividends. Analogous rules apply where a corporation or trust (other than a “mutual fund trust” as defined in the Tax Act) is a member of a partnership that disposes of Units.

If a Chemtrade Holder is a “Canadian-controlled private corporation” (as defined in the Tax Act) throughout a taxation year or a “substantive CCPC” (as defined in the Tax Act) at any time in a taxation year, such Chemtrade Holder may be liable to pay an additional refundable tax on its “aggregate investment income” (as defined in the Tax Act) which generally includes, among other things, taxable capital gains.

Taxation of Capital Gains and Capital Losses

Generally one-half of any capital gain (i.e., taxable capital gain) realized by a Chemtrade Holder in a taxation year must be included in the Chemtrade Holder’s income for the taxation year. Subject to and in accordance with the provisions of the Tax Act, one-half of any capital loss (i.e., allowable capital loss) realized by a Chemtrade Holder in a taxation year must be deducted from taxable capital gains realized by the Chemtrade Holder in that taxation year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such taxation years, subject to the detailed rules contained in the Tax Act in this regard.

The amount of any net taxable capital gains distributed and designated by Chemtrade to a Chemtrade Holder of Units will be included in such Chemtrade Holder’s income as a taxable capital gain.

Income Trust Conversion Transaction

An Income Trust Conversion Transaction may result in tax consequences to a Chemtrade Holder. The income tax consequences associated with an Income Trust Conversion Transaction will depend on the manner in which any Income Trust Conversion Transaction is carried out. Chemtrade Holders should consult their own tax advisors regarding the income tax consequences arising from an Income Trust Conversion Transaction. Management has no current intention to complete an Income Trust Conversion Transaction.

Eligibility for Investment

Provided that, (A) on any particular date, either: (i) the New Debentures are listed on a “designated stock exchange” (as defined in the Tax Act and which currently includes the TSX); or (ii) Chemtrade is a “mutual fund trust” (as defined in the Tax Act) and the Units are listed on a designated stock exchange in Canada (which currently includes the TSX), the New Debentures will be qualified investments under the Tax Act on such date for trusts governed by registered retirement savings plans (“RRSPs”), registered retirement income funds (“RRIFs”), registered disability savings plans (“RDSPs”), deferred profit sharing plans (other than deferred profit sharing plans to which contributions are made by Chemtrade), tax-free savings accounts (“TFSAs”), first home savings accounts (“FHSAs”) and registered education savings plans (“RESPs”) (each a “Plan” and collectively, the “Plans”); and (B) on the date of issuance, the Units are listed on a “designated stock exchange” (as defined in the Tax Act and which currently includes the TSX) or Chemtrade qualifies as a “mutual fund trust” (as defined in the Tax Act), the Units issuable on the repayment on maturity or purchase as a result of a Change of Control of the New Debentures, will be qualified investments under the Tax Act on such date for the Plans.

51

In the case of a RRSP, RRIF, RDSP, RESP, TFSA or FHSA, provided the annuitant of the RRSP or RRIF, the holder of the TFSA, FHSA or RDSP or the subscriber of the RESP, as the case may be, deals at arm’s length with Chemtrade and does not have a “significant interest” (within the meaning of the Tax Act) in Chemtrade, the Units or New Debentures, as applicable, will not be prohibited investments under the Tax Act for such RRSP, RRIF, RDSP, RESP, TFSA or FHSA. Annuitants of a RRSP or RRIF, holders of a TFSA, FHSA or RDSP and subscribers of a RESP should consult their own advisors in regard to the application of these rules in their particular circumstances.

Securities of Chemtrade’s subsidiaries received as a result of a redemption of Units may not be qualified investments for a Plan which may result in adverse consequences to the Plan or the holder or subscriber of, or annuitant, under the Plan. Accordingly, Plans that own Units should consult their own tax advisors before deciding to exercise the redemption rights attached to the Units.

19.	Certain U.S. Federal Income Tax Considerations

The following is a summary of certain material U.S. federal income tax considerations generally applicable to Debentureholders who make the Cash Election or Debenture Election pursuant to the Offer. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated under the Code, and administrative and judicial interpretations, all as of the date hereof, and all of which are subject to change (possibly on a retroactive basis). This summary does not discuss all the tax considerations that may be relevant to a particular Debentureholder in light of the Debentureholder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. Different rules that are not discussed below may apply to some Debentureholders subject to special tax rules, including, but not limited to, partnerships (or entities classified as partnerships for U.S. federal income tax purposes), insurance companies, tax-exempt persons, retirement plans, certain financial institutions, real estate investment trusts or regulated investment companies, dealers or traders in securities or currencies, persons that hold 2028 Debentures as a position in a “straddle” or as part of a “hedge”, “conversion transaction” or other integrated investment, persons who received 2028 Debentures as compensation or otherwise in connection with employment, persons who received 2028 Debentures upon the exercise of options, warrants, or other convertible instruments, persons who will own or have owned (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of all outstanding 2028 Debentures of the Fund, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. Holders (as defined below) whose functional currency is other than the U.S. dollar, persons subject to special tax accounting rules under Section 451(b) of the Code, Non-U.S. Holders (as defined below) who hold 2028 Debentures in connection with a trade or business conducted in the U.S., or Non-U.S. Holders who are individuals present in the U.S. for 183 days or more in the taxable year of the disposition of 2028 Debentures pursuant to the Offer. This summary does not address any state, local, or non-U.S. tax or alternative minimum tax considerations that may be relevant to a Debentureholder’s decision to tender 2028 Debentures pursuant to the Offer. This summary assumes 2028 Debentures are held as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code, and that both any 2028 Debenture and any New Debenture received pursuant to the Offer is treated as debt for U.S. federal income tax purposes.

Debentureholders are urged to consult their tax advisors with respect to the U.S. federal, state and local tax consequences of participating in the Offer, as well as any tax consequences arising under the laws of any other taxing jurisdiction.

For purposes of this Section 19, a “U.S. Holder” is a beneficial owner of 2028 Debentures who or that is: (a) a citizen or individual resident of the U.S., as determined for U.S. federal income tax purposes; (b) a corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (d) a trust (1) with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) otherwise has validly elected under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

52

For purposes of this Section 19, a “Non-U.S. Holder” is a beneficial owner of 2028 Debentures who or that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

The U.S. federal income tax treatment of a partner in a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds 2028 Debentures will depend on the status of the partner and the activities of the partnership. Prospective participants in the Offer that are partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) are urged to consult their own tax advisors concerning the U.S. federal income tax consequences to them and their partners of the participation in the Offer by the partnership.

Tax Considerations for Tendering U.S. Holders

Treatment of the Exchange of Debentures Pursuant to the Cash Election as a Sale or Exchange

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder in exchange for 2028 Debentures pursuant to the Cash Election generally will be treated either as a taxable sale or exchange. The U.S. Holder will recognize gain or loss in an amount equal to the difference between the amount of cash paid (excluding amounts received that are attributable to accrued but unpaid interest, which will be taxed as described below, but including any amounts withheld from such amount paid) and the U.S. Holder’s adjusted tax basis in the 2028 Debenture at the time of the sale. A U.S. Holder’s adjusted tax basis in a 2028 Debenture generally will be its cost, increased by the amount of any market discount the U.S. Holder has included in gross income with respect to the 2028 Debenture, and decreased (but not below zero) by any amortizable bond premium deducted with respect to the 2028 Debenture. Amortizable bond premium generally is defined as the excess of a U.S. Holder’s tax basis in a 2028 Debenture immediately after acquisition over the sum of all amounts payable on the 2028 Debenture after the purchase date other than stated interest. Subject to the market discount rules discussed below, any gain or loss recognized on a sale of a 2028 Debenture generally will be capital gain or loss. Capital gain of a non-corporate U.S. Holder recognized on the disposition of a 2028 Debenture held for more than one year is eligible for a reduced rate of taxation. The deductibility of capital losses is subject to limitations. A U.S. Holder that recognizes a loss that exceeds certain thresholds as a result of a sale of 2028 Debentures pursuant to the Offer may be required to file a disclosure statement with the U.S. Internal Revenue Service (the “IRS”).

Treatment of the Exchange of Debentures Pursuant to the Debenture Election

The U.S. federal income tax treatment of U.S. Holders that exchange 2028 Debentures for the New Debentures and cash will depend on whether or not such exchange qualifies as a “recapitalization” under the Code. In general, for an exchange of 2028 Debentures for the New Debentures to qualify as a recapitalization, the 2028 Debentures surrendered must be treated as a “security” for U.S. federal income tax purposes and the New Debentures received must be treated as a security. In this regard, the term “security” is not clearly defined under current U.S. federal income tax law. Whether a debt instrument is a security is determined based on all the facts, including the term of the debt instrument, the presence or absence of certain shareholder type rights and certain other factors. Generally, corporate debt instruments with maturities when issued of less than five years are not considered securities while corporate debt instruments with maturities when issued of ten years or more are considered securities. However, the IRS has released guidance in the form of a revenue ruling finding that new debt with a term to maturity of two years issued as part of a debt-for-debt exchange was a security because it identical in all respects except for the interest rate, and was therefore essentially a continuation of the original investment in substantially the same form.

The 2028 Debentures had a term to maturity at original issuance of five years or more. As a result, it may be reasonable to treat the 2028 Debentures as a security for U.S. federal income tax purposes.

The New Debentures will have a term to maturity of less than five years. In addition, the conversion feature present in the 2028 Debentures is eliminated in the New Debentures, which may deprive the New Debentures of a “shareholder type right” that courts and the IRS have used as a factor favoring treatment of a debt instrument as a security. It therefore may be reasonable to treat the New Debentures as not being a security.

53

If both the 2028 Debentures and New Debentures are treated as securities, the exchange of the 2028 Debentures for the New Debentures should qualify as a recapitalization under the Code. If the exchange of 2028 Debentures for the New Debentures is treated as a recapitalization, a U.S. Holder of 2028 Debentures will not recognize gain on the exchange of such 2028 Debentures for the New Debentures, except to the extent of any cash and the fair market value of any property received that is not a security or stock (and not recognized as interest, as discussed more fully below). If the exchange is a recapitalization, a U.S. Holder of 2028 Debentures will not be permitted to recognize a loss on the exchange of 2028 Debentures for the New Debentures.

If the exchange is a recapitalization and the New Debentures is treated as a security, a U.S. Holder’s total tax basis in New Debentures received in exchange for 2028 Debentures (other than any such New Debentures received in respect of accrued interest) will be equal to that holder’s tax basis in such 2028 Debentures surrendered pursuant to the Offer increased by the amount of any gain recognized on the exchange and decreased by the fair market value of any property that is not a security received in the exchange (i.e., cash received other than in respect of accrued interest). A U.S. Holder’s holding period for New Debentures received in the exchange will include that person’s holding period for the 2028 Debentures surrendered in exchange therefor.

If the exchange made pursuant to the Debenture Election is not treated as a recapitalization (because, for example, the 2028 Debentures surrendered are not securities or the New Debentures received are not securities), a U.S. Holder will recognize taxable gain (or loss) in an amount equal to the excess (or deficit) of (x) the sum of the issue price of the New Debentures and cash received less (y) the holder’s tax basis in the 2028 Debentures surrendered. See below for a discussion of the determination of the issue price of the New Debentures. Subject to the discussion below regarding accrued market discount, any such gain or loss will be capital gain or loss, and such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the 2028 Debentures surrendered for more than one year. If the exchange is not treated as a recapitalization, a U.S. Holder’s tax basis in the New Debentures received pursuant to the Debenture Election will be equal to the issue price of those notes and the holding period for the New Debentures received will begin the day after the exchange.

The U.S. tax treatment of the Cash Premium is somewhat uncertain. Under applicable U.S. Treasury regulations, payments in exchange for modifications to call rights on debt are be treated as repayment of principal, thereby increasing the yield on the debt instrument. If such regulation were to be applied to the Debenture Election, and the Cash Premium were to be treated as a form of consent payment relating to the elimination of the conversion privilege rather than as additional consideration in exchange for the 2028 Debentures, the Cash Premium would be treated as a payment of principal. Such treatment would change the ultimate yield on the New Debentures and thereby increase the amount of future payments that would be treated (and taxable) as interest.

Market Discount

If a U.S. Holder purchased a 2028 Debenture for less than its principal amount, the 2028 Debenture may have market discount. Market discount generally is the excess, if any, of the stated principal amount of the 2028 Debenture over the cost of the 2028 Debenture to the U.S. Holder (unless that excess is less than a specified de minimis amount, in which case market discount is treated as zero). If a U.S. Holder has elected to include the accrued market discount in gross income currently, no additional market discount needs to be taken into account with respect to the sale of a 2028 Debenture pursuant to the Offer. If a U.S. Holder acquired a 2028 Debenture at a market discount but has not made the election to include accrued market discount in gross income currently, any gain realized by the U.S. Holder on the sale or exchange of the 2028 Debenture pursuant to the Offer will be treated as ordinary income to the extent of the market discount that has accrued while the U.S. Holder held the 2028 Debenture.

Accrued but Unpaid Interest

Any portion of the cash or New Debentures received on the sale or exchange of a 2028 Debenture that is attributable to accrued but unpaid interest with respect to the 2028 Debenture will not be taken into account in computing the U.S. Holder’s gain or loss. Instead, that portion of the cash proceeds will be recognized as ordinary interest income to the extent that the U.S. Holder has not previously included the accrued but unpaid interest in its income.

54

Receipt of Foreign Currency

The amount of any distribution paid or payment upon the sale or exchange of 2028 Debentures pursuant to the Offer to a U.S. Holder in foreign currency, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that will be treated as ordinary income or loss, and generally will be U.S.-source income or loss for foreign tax credit purposes. Different rules may apply to U.S. Holders subject to the accrual method of tax accounting. Each U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Tax Considerations for Non-U.S. Holders

Non-U.S. Holders generally will not be subject to U.S. federal income taxation as a result of selling or exchanging 2028 Debentures pursuant to the Offer. The rules governing the U.S. federal income taxation of the receipt by Non-U.S. Holders of cash pursuant to the Offer are, however, complex. Non-U.S. Holders are urged to consult their tax advisors concerning the application of U.S. federal, state, local and non-U.S. income tax laws in their particular circumstances.

Backup Withholding

Under U.S. federal income tax laws, payments to a tendering Debentureholder may be subject to “backup withholding” at the current rate of 24%, if the tendering Debentureholder (a) fails to furnish such Debentureholder’s correct U.S. social security or other U.S. taxpayer identification number (generally on IRS Form W-9); (b) is notified by the IRS that such Debentureholder has previously failed to properly report items subject to backup withholding; or (c) fails under certain circumstances to certify, under penalty of perjury, that such Debentureholder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such Debentureholder that it is subject to backup withholding tax. A Debentureholder that does not provide a correct U.S. taxpayer identification number may be subject to penalties imposed by the IRS. To prevent backup withholding on cash payable pursuant to the Offer, each Debentureholder that is a U.S. person (as defined in the instructions to the IRS Form W-9) should provide the Depositary or other applicable withholding agent with his, her, or its correct U.S. taxpayer identification number and certify that he, she or it is not subject to backup withholding by completing the IRS Form W-9 included in the Letter of Transmittal. In order to eliminate any U.S. backup withholding, a Debentureholder that is not a U.S. person generally should provide the Depositary or other applicable withholding agent with the appropriate IRS Form W-8, attesting to that Debentureholder’s non-U.S. status.

Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules generally may be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or may be refunded, if such U.S. Holder furnishes certain required information to the IRS in a timely manner.

Tax Considerations for Debentureholders Who Do Not Tender Debentures Pursuant to the Offer

Debentureholders (including Non-U.S. Holders) who do not sell or exchange 2028 Debentures pursuant to the Offer will not incur any U.S. federal income tax liability as a result of the consummation of the Offer.

20.	Source of Funds

Chemtrade’s obligation to take up the 2028 Debentures tendered under the Offer is not subject to any financing condition.

Chemtrade estimates that, assuming that the full $110 million aggregate principal amount of the 2028 Debentures are tendered to the Offer and taken-up and paid for by Chemtrade, the total accrued and unpaid interest on the 2028 Debentures from the last interest payment date to, but excluding, the Payment Date (assuming take-up and payment on the third business day following the Expiry Time to be paid in connection with the Offer), will be approximately $2.7 million. Assuming that all of the 2028 Debentures are tendered to the Offer under the Cash Election and taken up by the Fund pursuant to the Offer, the total Cash Purchase Price payable by Chemtrade will be approximately $134.7 million, plus related fees and expenses associated with the Offer.

55

Chemtrade has arranged to satisfy the funding of the Offer (including payment of accrued and unpaid interest), and related fees and expenses associated with the Offer, from the existing Credit Facilities and/or cash on hand.

CLI has entered into a credit agreement dated February 7, 2017, as amended, with Bank of Montreal, as agent, and certain Canadian chartered banks and other financial institutions, providing for senior revolving credit facilities. As at September 19, 2025, CLI had committed a total of $22.9 million under the Credit Facilities towards standby letters of credit and the Canadian dollar limit on the Credit Facilities were $827.4 million (US$600.0 million). As at September 19, 2025, CLI had drawn US$61.0 million and $100.0 million on the Credit Facilities. The indebtedness under the Credit Facilities will mature on October 24, 2028.

Chemtrade has discretion on the use of borrowings, which includes but is not limited to repayment of debt and/or funding of securities repurchases. Chemtrade may draw upon this Credit Facility to fund the purchase of 2028 Debentures under the Offer. Any amounts drawn on the Credit Facility to fund the Offer are expected to be repaid from operating cash flows.

21.	Depositary

Chemtrade has engaged Computershare Investor Services Inc. as the Depositary to receive the 2028 Debentures tendered through CDS. The Depositary will also be responsible for giving certain notices, if required by applicable Law. The Depositary will receive reasonable and customary compensation from Chemtrade for its services in connection with the Offer, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities. The Depositary can be contacted within Canada toll-free at 1-800-564-6253 or outside North America at 1-514-982-7555 or by e-mail at corporateactions@computershare.com.

22.	Fees and Expenses

The Dealer Manager has been retained by Chemtrade to act as financial advisor to Chemtrade with respect to the Offer.

Except as set out herein, Chemtrade has not agreed to pay any fees or commissions to any stockbroker, dealer or other person for soliciting tenders of 2028 Debentures under the Offer; provided that Chemtrade may make other arrangements with soliciting dealers, dealer managers or information agents, for customary compensation during the period of the Offer if it considers it appropriate to do so.

The Depositary will receive reasonable and customary compensation from Chemtrade for its services in connection with the Offer, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities.

PwC has been retained to deliver the Valuations. The terms of the Engagement Agreement provide for payment of between $70,000 and $100,000 based on hourly rates for this engagement and PwC’s estimate of the hours expected to be incurred. Fees paid to PwC are not contingent on the conclusions reached in the Valuations or the outcome of the Offer, and the amount of the fee is not material to PwC. PwC will also be reimbursed for its reasonable, documented out-of-pocket expenses, and is to be indemnified by Chemtrade against certain liabilities which it may become subject as a result of its engagement.

Chemtrade is expected to incur expenses of approximately $1.1 million in connection with the Offer, including filing fees and legal, Depositary, the Dealer Manager, printing and mailing fees.

23.	Legal Matters

Chemtrade is being advised in respect of certain matters concerning the Offer by Osler, Hoskin & Harcourt LLP, counsel to Chemtrade. As at the date hereof, the partners and associates of Osler, Hoskin & Harcourt LLP beneficially own, directly or indirectly, less than 1% of the securities of Chemtrade and its associates and affiliates.

56

24.	New Debentures

If the Minimum Debenture Tender Condition is met, the New Debentures will be issued as a new series under the Trust Indenture, as supplemented by a tenth supplemental indenture thereto to be dated as of the Payment Date and will have terms substantially similar to the 2028 Debentures, except: (i) for their date of issue; (ii) that the New Debentures will not be convertible into Units of Chemtrade at the option of the holder (referred to as the “conversion privilege”); and (iii) that the New Debentures will not be redeemable by the Fund prior to maturity except in the event of the satisfaction of certain conditions after a Change of Control has occurred. The New Debentures will not bear the same CUSIP number or ticker symbol as the 2028 Debentures.

Schedule “B” contains a summary of the material attributes and characteristics of the New Debentures.

The New Debentures will be dated as of the Payment Date, shall mature on the Maturity Date, and will be issuable only in denominations of $1,000 and integral multiples thereof. The New Debentures will bear interest at an annual rate of 7.00% payable in semi-annual payments in arrears on June 30 and December 31 in each year, commencing on December 31, 2025, provided that if the Payment Date and issuance of New Debentures occurs prior to December 31, 2025, the first interest payment on the New Debentures will be a short first coupon and shall include accrued and unpaid interest for the period from the Payment Date to, but excluding December 31, 2025. On the Maturity Date, the New Debentures may, at the option of Chemtrade, be repaid in cash or Units.

Subject to any required regulatory approvals, Chemtrade may, at its option, elect to satisfy its obligation to pay, in whole or in part, the principal amount of the New Debentures that have matured, on not more than 60 days’ and not less than 30 days’ prior notice, by delivering that number of freely-tradeable Units obtained by dividing the principal amount of the New Debentures that have matured by 95% of the volume-weighted average trading price of the Units on the TSX for the 20 consecutive trading days ending on the fifth trading day preceding the Maturity Date. See “Description of the New Debentures – Payment Upon Maturity” at Schedule “B”. In addition, subject to regulatory approval, Units may be issued to the Debenture Trustee and sold, with the proceeds used to satisfy the obligation to pay interest on the New Debentures. See “Description of the New Debentures – Interest Payment Election” at Schedule “B”.

Upon the occurrence of a Change of Control of Chemtrade, each holder of New Debentures may require Chemtrade to purchase on the date that is 30 days following the giving of notice of the Change of Control, the whole or any part of such holder’s New Debentures at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to, but excluding, the date of purchase. Subject to regulatory approval, Chemtrade may satisfy the purchase price, in whole or in part, in Units. See “Description of the New Debentures – Put Right Upon a Change of Control of Chemtrade” at Schedule “B”.

There is currently no market through which the New Debentures may be sold and purchasers may not be able to resell the New Debentures. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See Section 12 of the Circular, “Risk Factors”. The TSX has conditionally approved the listing of the New Debentures on the TSX. Listing is subject to Chemtrade fulfilling all of the requirements of the TSX.

25.	Consolidated Capitalization

There have been no material changes in the Unit capital of Chemtrade from June 30, 2025 to the date of this Offer to Purchase and Circular which have not been disclosed herein or in the documents incorporated by reference.

From June 30, 2025 to the date of this Offer to Purchase and Circular, the net indebtedness of Chemtrade has decreased by approximately $19.7 million. The principal amount of the 2026 Debentures decreased by $100.0 million, partially offset by an increase of $80.3 million in net long-term debt. The increase in net long-term debt was largely due to draws under the Credit Facilities to fund the redemption of the 2026 Debentures.

Assuming that all of the 2028 Debentures are tendered to the Offer under the Cash Election and taken up by the Fund pursuant to the Offer, after giving effect to the Offer, net long-term debt would increase by $132.0 million. Assuming that all of the 2028 Debentures are tendered to the Offer under the Debenture Election and taken up by the Fund pursuant to the Offer, after giving effect to the Offer, net long-term debt would increase by $22.0 million.

57

After giving effect to the redemption of all of the 2027 Debentures on the Mandatory Redemption Date, net long-term debt would increase by $130.0 million.

26.	Earnings Coverage Ratio

Before Giving Effect to 2027 Debenture Offer

The earnings coverage ratios set out in the table below have been calculated using the methodology prescribed under applicable Canadian securities laws and are presented assuming no 2027 Debentures are taken up under the 2027 Debenture Offer.

	For the 12 months ended December 31, 2024 after giving effect to all of the 2028 Debentures tendered and taken up by the Fund pursuant to the Cash Election	For the 12 months ended June 30, 2025 after giving effect to all of the 2028 Debentures tendered and taken up by the Fund pursuant to the Cash Election	For the 12 months ended December 31, 2024 after giving effect to all of the 2028 Debentures tendered and taken up by the Fund under the Debenture Election	For the 12 months ended June 30, 2025 after giving effect to all of the 2028 Debentures tendered and taken up by the Fund under the Debenture Election

Interest requirements on all debts (in thousands of $)	$44,461	$46,188	$45,708	$48,832

Earnings before interest expense and taxes (in thousands of $)	$243,390	$240,977	$243,390	$240,977

Earnings Coverage Ratio(1)	5.47	5.22	5.32	4.93

Notes:

(1)	Earnings coverage ratio is equal to earnings before interest expense and taxes divided by interest requirements on all debt.

After Giving Effect to 2027 Debenture Offer

The earnings coverage ratios set out in the table below have been calculated using the methodology prescribed under applicable Canadian securities laws and are presented assuming all of the 2027 Debentures are taken up under the 2027 Debenture Offer.

	For the 12 months ended December 31, 2024 after giving effect to all of the 2028 Debentures tendered and taken up by the Fund pursuant to the Cash Election	For the 12 months ended June 30, 2025 after giving effect to all of the 2028 Debentures tendered and taken up by the Fund pursuant to the Cash Election	For the 12 months ended December 31, 2024 after giving effect to all of the 2028 Debentures tendered and taken up by the Fund under the Debenture Election	For the 12 months ended June 30, 2025 after giving effect to all of the 2028 Debentures tendered and taken up by the Fund under the Debenture Election

Interest requirements on all debts (in thousands of $)	$54,679	$54,585	$55,927	$56,982

Earnings before interest expense and taxes (in thousands of $)	$243,390	$240,977	$243,390	$240,977

Earnings Coverage Ratio(1)	4.45	4.41	4.35	4.23

Notes:

(1)	Earnings coverage ratio is equal to earnings before interest expense and taxes divided by interest requirements on all debt.

58

27.	Documents Incorporated by Reference

The following documents, which have been filed with the securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into and form an integral part of the Offer to Purchase and Circular as of the date hereof:

(a)	the audited consolidated financial statements of Chemtrade for the years ended December 31, 2024 and December 31, 2023, together with the notes thereto and the independent auditor’s report thereon;

(b)	the management’s discussion and analysis of financial condition and results of operations of Chemtrade dated February 28, 2025 for the year ended December 31, 2024;

(c)	the Chemtrade Annual Information Form;

(d)	the unaudited condensed consolidated interim financial statements of Chemtrade for the three and six months ended June 30, 2025 and 2024, together with the notes thereto;

(e)	the management’s discussion and analysis of financial condition and results of operations of Chemtrade dated August 14, 2025 for the three and six months ended June 30, 2025 and 2024;

(f)	the management information circular of Chemtrade dated March 17, 2025 distributed in connection with the annual meeting of Unitholders held on May 13, 2025; and

(g)	the material change report of Chemtrade dated August 21, 2025.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Chemtrade Logistics Income Fund at 155 Gordon Baker Road, Suite 300, Toronto, Ontario, M2H 3N5 (telephone 416.496.5856), and are also available electronically under Chemtrade’s SEDAR+ profile at www.sedarplus.ca.

Any documents of the type required to be incorporated by reference in a short form prospectus pursuant to National Instrument 44-101 – Short Form Prospectus Distributions of the Canadian Securities Administrators, including any documents of the type referred to above, including material change reports (but excluding confidential material change reports, if any) and business acquisition reports filed by Chemtrade with the securities commissions or similar regulatory authorities in the provinces and territories of Canada after the date of this Circular and prior to the Expiry Time shall be deemed to be incorporated by reference into and form an integral part of the Circular and Offer to Purchase.

59

Any statement contained in this Circular and Offer to Purchase or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Circular and Offer to Purchase to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall be deemed, except as so modified or superseded, not to constitute a part of this Circular and Offer to Purchase.

28.	Enforcement of Judgments Against Foreign Persons

Each of Douglas Muzyka, a trustee and the chair of the Board of Trustees of Chemtrade, and Scott Rook, a trustee and the Chief Executive Officer and President of Chemtrade, resides outside of Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the person has appointed an agent for service of process.

29.	Auditors, Debenture Trustee, Registrar and Paying Agent

The independent auditors of Chemtrade are KPMG LLP, Chartered Professional Accountants, located in Vaughan, Ontario, and such auditors are independent in accordance with the Rules of Professional Conduct of the Chartered Professional Accountants of Canada.

The Debenture Trustee, registrar for the 2028 Debentures and the paying agent for the 2028 Debentures is Computershare Advantage Trust of Canada (formerly known as BNY Trust Company of Canada) at its principal office in Richmond Hill, Ontario. The Debenture Trustee is also expected to serve as registrar and paying agent for the New Debentures.

30.	Board of Trustees’ Approval

The contents of the Offer to Purchase and Circular have been approved, and the sending of the Offer to Purchase and Circular to the Debentureholders have been authorized, by the Board of Trustees.

31.	Statutory Rights

Securities legislation in the provinces and territories of Canada provides Debentureholders with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or notice that is required to be delivered to the Debentureholders. However, such rights must be exercised within prescribed time limits. Debentureholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

60

CONSENT OF PwC

TO: The Trustees of Chemtrade Logistics Income Fund

We consent to the inclusion of our valuation opinions dated September 19, 2025 as Schedule “A” to the Offer to Purchase and Circular dated September 22, 2025, which valuations were prepared for the Board of Trustees of Chemtrade Logistics Income Fund in connection with its offer to the holders of its 7.00% Convertible Unsecured Subordinated Debentures due June 30, 2028 and consent to the filing of our valuation opinions with the securities regulatory authorities, the inclusion of our name and reference to our valuation opinions in the Offer to Purchase and Circular and the inclusion of summaries of the valuation opinions in the Offer to Purchase and Circular. In providing such consent, we do not intend that any person other than the Board of Trustees of Chemtrade Logistics Income Fund rely upon the valuation opinions of PricewaterhouseCoopers LLP.

September 22, 2025

(Signed) “PricewaterhouseCoopers LLP”

PricewaterhouseCoopers LLP

Certificate

September 22, 2025

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) “Scott Rook” Scott Rook President and Chief Executive Officer	(Signed) “Rohit Bhardwaj” Rohit Bhardwaj Chief Financial Officer

On behalf of the Board of Trustees:

(Signed) “Douglas Muzyka” Trustee	(Signed) “Daniella Dimitrov” Trustee

C-1

SCHEDULE A – VALUATION OF THE 2028 DEBENTURES AND NEW DEBENTURES

A-1

Report to the Board of Trustees of Chemtrade Logistics Income Fund

Formal Valuation of the 7.00% Convertible Unsecured Subordinated Debentures due June 30, 2028 and 7.00% Unsecured Subordinated New Debentures due June 30, 2028, as at September 17, 2025 in relation to a Substantial Issuer Bid

September 19, 2025

Private and confidential
A-2

Contents

Mandate overview	4
Assignment	4
Engagement, credentials, and independence of PwC	5
Engagement	5
Credentials of PwC	5
Independence	6
Limitations and general assumptions	7
Limitations	7
General assumptions	10
Prior valuations	11
Scope of our work	12
Overview of Chemtrade	13
Background	13
Historical financial information	14
Formal Valuation	14
Formal Valuation considerations	15
Valuation of Debentures and New Debentures	18
Valuation of Debentures	18
Primary approach	20
Corroborative approach	24
Valuation of New Debentures	25
Primary approach	25
Formal Valuation conclusion	26

Private and confidential
A-3

Private & Confidential

September 19, 2025

The Board of Trustees of Chemtrade Logistics Income Fund

155 Gordon Baker Road, Suite 300

Toronto ON M2H 3N5

Chemtrade Logistics Inc.

155 Gordon Baker Road, Suite 300

Toronto ON M2H 3N5

Subject: Formal Valuation of the (i) 7.00% Convertible Unsecured Subordinated Debentures due June 30, 2028 and (ii) 7.00% Unsecured Subordinated New Debentures due June 30, 2028, as at September 17, 2025

Mandate overview

Assignment

1)	PricewaterhouseCoopers LLP (PwC, we or us) has been engaged by the Board of Trustees (the Board) of Chemtrade Logistics Income Fund (Chemtrade or the Fund) and Chemtrade Logistics Inc. (CLI and collectively with Chemtrade referred to as the Company or you) to provide an independent formal valuation setting out the fair market value of the 7.00% Convertible Unsecured Subordinated Debentures due June 30, 2028 (the Debentures) as at a current date which we have taken to be September 17, 2025 (the Valuation Date).

2)	In assessing the fair market value of the Debentures, we have also provided the implied value ranges associated with the straight debt component (the Debt) and the embedded optionality underlying the Debentures (the Option). We understand that the offer includes either a complete cash buyout of the Debentures or a cash buyout for the Option, combined with an exchange of the Debt into a new non-convertible and non-callable 7.00% Unsecured Subordinated Debenture due June 30, 2028 (the New Debentures). Additionally, we have been engaged by the Company to provide an independent formal valuation setting out the fair market value of the New Debentures underlying the transaction (each referred to as a Formal Valuation, collectively with the Formal Valuation of the Debentures, the Formal Valuation).

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2

T: +1 416-863-1133 F: +1 416-365-8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, which is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity.

A-4

3)	We understand that Chemtrade is contemplating a repurchase of the Debentures (the Proposed Transaction). This report (Report), setting out the Formal Valuation, is required in accordance with the requirements of Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (MI 61-101) and will, subject to PwC’s consent as to the form of disclosure, be appended to the issuer bid circular (the Circular) which will accompany the offer to purchase (the Offer or Issuer Bid), dated September 22, 2025. The Report will be used, as one factor amongst others, by the Board in considering the offer price in respect of the Issuer Bid.

4)	This Formal Valuation is in accordance with Companion Policy 61-101CP to MI 61-101 and is a “Comprehensive Valuation Report” as that term is defined in Standard 110 and Appendix A to Standard 110 of The Canadian Institute of Chartered Business Valuators regarding Report Disclosure Standards and Recommendations.

5)	All amounts are expressed in CAD dollars ($), unless otherwise stated.

Engagement, credentials, and independence of PwC

Engagement

6)	PwC has been engaged by Chemtrade to provide an MI 61-101 compliant Formal Valuation setting out the fair market value of the Debentures and the New Debentures pursuant to a letter dated and executed September 5, 2025 (the Engagement Agreement). Additionally, the Board of Chemtrade will consider the conclusion of the Formal Valuation, as one factor amongst others, in determining an offer price with respect to the Issuer Bid.

7)	PwC is to receive a fee, as stipulated in the Engagement Agreement, for completing the engagement. In addition, PwC is entitled to recover reasonable costs and expenses incurred in fulfilling the Engagement Agreement. The fee payable to PwC is not contingent, in whole or in part, on whether the Proposed Transaction is completed, or on the conclusions reached in our Formal Valuation. In addition, pursuant to the Engagement Agreement, our legal liability to the Board and the Company is limited and PwC will be indemnified by the Board and the Company under certain circumstances for liabilities arising in connection with our Formal Valuation.

Credentials of PwC

8)	PwC Canada helps organizations and individuals create value for their stakeholders. Our 6,500+ partners and staff in offices across the country are committed to delivering quality in audit and assurance, tax, consulting and deals services. PwC Canada is a member of the PwC network of firms (www.pwc.com) with more than 370,000 people across offices in 149 countries. The PwC network of firms is one of the world’s largest professional services networks. Unless otherwise indicated, “PwC” refers to PricewaterhouseCoopers LLP, Canada, an Ontario limited liability partnership.

9)	The PwC Deals practice helps clients do better deals and create value through transaction services, mergers, acquisitions, disposals, restructurings and forensics services. We advise our clients in developing the right strategy before the deal, executing their deals seamlessly, identifying issues and points of negotiation and value, and implementing changes to deliver synergies and improvements after the deal. What we call Deals is made up of seven core competencies, which includes the provision of valuations.

A-5

10)	Our Valuations group was formed in 1970 and has been at the center of business and security valuation activity since that time. PwC has been an independent valuator and/or financial advisor on a significant number of transactions worldwide, including transactions subject to public scrutiny, the sale or purchase of an entity or assets by related parties, assistance in resolving shareholders’ disputes, tax-based corporate reorganizations, estate planning and merger and acquisition activity.

Independence

11)	We understand that for the purposes of this transaction, Chemtrade Logistics Income Fund is the only interested party, as that term is defined in MI 61-101. Specifically, as it relates to MI 61-101 requirements, PwC, and affiliated entities:

a)	is not an insider, associate or affiliate of Chemtrade;

b)	has not acted as an advisor to Chemtrade in connection with the Offer;

c)	will be paid a fee for this Formal Valuation, based on hourly rates for professional time, plus administrative charges, disbursements and applicable taxes, and such fee is not contingent in any way on the conclusions herein or on the outcome of the Offer;

d)	has no financial interest in the outcome of the Offer;

e)	is not a manager, co-manager or member of a soliciting dealer group for the Offer;

f)	is not the external auditor of Chemtrade;

g)	has provided and currently provides professional services to Chemtrade and/or its affiliates in the ordinary course of its business, and the fees paid to PwC and its affiliates are not material to PwC and its affiliates;

h)	in the future, may provide professional services to Chemtrade and/or its affiliates in the ordinary course of its business;

i)	in the ordinary course of business, employees or partners of PwC could, at any time, hold securities of Chemtrade; and

j)	did not, during the 24 months before it was first contacted for the purpose of the Formal Valuation (i) have a material involvement in an evaluation, appraisal or review of the financial condition of Chemtrade, or an associated or affiliated entity of Chemtrade, (ii) act as a lead or co-lead underwriter of a distribution of securities by Chemtrade, (iii) have material financial interest in a transaction involving Chemtrade.

12)	Having considered the above, PwC is of the view that it is independent of Chemtrade within the meaning of MI 61-101.

A-6

13)	PwC confirms that, to the best of our knowledge, after all due and reasonable inquiry, PwC has disclosed to you all material facts that could reasonably be considered relevant to our qualifications and independence for the purposes of this engagement.

14)	Consistent with the terms of the Engagement Agreement, reference to PwC, including generic references such as the use of an independent valuator and/or financial advisor, or other references to this engagement, will not be included in the notes to the financial statements of Chemtrade and/or its subsidiaries and affiliates.

Limitations and general assumptions

Limitations

15)	The Formal Valuation is subject to the following limitations, restrictions and qualifications, any changes to which could have a significant impact on PwC’s assessment of the fair market value range of the Debentures and the New Debentures.

a)	PwC has relied, without independent verification, upon the accuracy, completeness and fair presentation of all financial and other information that was obtained by PwC from public sources or that was provided to PwC by the Board of Chemtrade or Chemtrade’s management (Management) and any of its affiliates, associates, advisors or otherwise (each a source of Information, and collectively, the Information). Parts of the Information were received or obtained by PwC directly or indirectly, and in various ways (oral, written, inspection), from third parties (i.e., individuals or entities other than Chemtrade and its directors, officers and employees). PwC has assumed that the Information is complete, accurate, and not misleading and does not omit any material facts. Our Formal Valuation is conditional upon such completeness, accuracy, and fair presentation of the provided Information. Subject to the exercise of professional judgment and except as expressly described herein, PwC has not attempted to independently verify the completeness, accuracy or fair presentation of any of the Information.

b)	In preparing the Formal Valuation, PwC has relied upon a written letter of representation from the Board and Management stating that, among other things:

i.	to the best of their knowledge, and without independent inquiry, all of the Information provided, orally or in writing, to PwC, by or on behalf of Board and/or Management, is complete, true and correct in all material respects and does not contain any untrue statement of a material fact in respect of Chemtrade, its operating assets, or the Proposed Transaction;

ii.	following the time that Information was provided to PwC, there have been, to the best of their knowledge, and without independent inquiry in respect of the subject matter, no material changes in the Information, or in factors surrounding the Proposed Transaction or any part thereof which would have, or other material intervening event which would reasonably be expected to have, a material effect on the conclusions contained herein; and

A-7

iii.	the Board and Management have reviewed the full text of PwC’s draft Formal Valuation dated September 19, 2025, as at the Valuation Date and, to the best of their knowledge, they are not aware of any errors, omissions or misrepresentations of facts therein which might have a significant impact on the conclusions contained herein.

c)	The Formal Valuation is based on the securities markets, economic, general business and financial conditions prevailing as of the Valuation Date and the conditions and prospects, financial or otherwise, of Chemtrade as they were reflected in the Information provided to, and reviewed by PwC.

d)	In preparing the Formal Valuation, PwC made numerous assumptions with respect to financial performance, general business, economic and market conditions, information implied through market data, and other matters, the outcome of which are beyond the control of PwC, Chemtrade or any party involved with Chemtrade in connection with the Proposed Transaction.

e)	As part of this engagement, PwC has not conducted an audit or review of the financial affairs of Chemtrade at the Valuation Date, nor has PwC sought external verification, unless otherwise noted herein, of the Information or that which was extracted from public sources. PwC accepts no responsibility or liability for any losses occasioned by any party as a result of our reliance on the financial and non-financial information that was provided to PwC or that PwC has obtained from third parties.

f)	The Formal Valuation is limited to providing the fair market value range of the Debentures and the New Debentures as at the Valuation Date and not the strategic or legal merits of the Proposed Transaction. The Formal Valuation does not provide assurance that the best possible price or transaction was or would be obtained. It represents impartial expert judgments, not a statement of facts.

g)	PwC is not engaged in the rating of corporate debt or providing credit ratings for the Company, and this Formal Valuation should not be construed as a formal credit rating analysis for the Company.

h)	The Formal Valuation has been provided for the use of the Board, as one factor amongst others, in considering the offer price in respect of the Issuer Bid. The Formal Valuation may not be used or relied upon by any other person, other than as identified in our Engagement Agreement, without the express prior written consent of PwC. PwC will not be held liable for any losses sustained by any person should the Formal Valuation be circulated, distributed, published, reproduced or used contrary to the provisions of this paragraph. In addition, pursuant to the Engagement Agreement, PwC’s liability is limited, and PwC will be indemnified by Chemtrade against certain liabilities to which it may become subject as result of its engagement.

i)	PwC does not make any recommendation to any holder of the Debentures (Debentureholder(s)) as to whether to tender or refrain from tendering all or any portion of their Debentures under the Offer. Debentureholders must make their own decisions as to whether to tender or refrain from tendering their Debentures, and, if tendered, the amount of their Debentures to deposit. Debentureholders are strongly urged to review and evaluate carefully all information in the Offer and Circular, to consult their own financial, tax and legal advisors, and to make their own decisions as to whether to tender Debentures to the Offer and, if so, what principal amount of the Debentures to tender.

A-8

j)	PwC is not commenting on the fairness of any Proposed Transaction underlying the Issuer Bid. Nothing contained in our Formal Valuation is to be construed as a legal interpretation, an opinion on any contract or document, or a recommendation to invest or divest.

k)	PwC understands that the Board and the Company may want to disclose in the Company’s Circular, that the Formal Valuation service was retained in the course of the Proposed Transaction. We confirm that the Board and Management may do so only after we have provided the Board and Management with written consent, which will not be unreasonably withheld, after having reviewed the language around the written disclosure.

l)	The Formal Valuation is given as of the Valuation Date only and PwC disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Formal Valuation which may come or be brought to PwC’s attention after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter after the date hereof, PwC reserves the right to change, modify or withdraw the Formal Valuation.

m)	The Formal Valuation is rendered as at the Valuation Date. It must be recognized that fair market value (FMV), changes from time to time, not only as a result of internal factors, but also because of external factors such as changes in the economy, industry conditions and changes in consumer/investor preferences. Additionally, the uncertainty, risk, and implications of tariffs issued by the US Federal Government and any retaliatory tariffs issued by Canada and other countries around the world, and further changes to policies could significantly impact the valuations herein. The Formal Valuation conclusions contained herein are not intended to represent the fair market value of the Debentures and the New Debentures at any time other than the effective date that is specifically stated in this Report. Changes in market conditions, including the imposition, retaliation or alteration of tariffs, could result in range of fair market value of Debentures and/or the New Debentures to be substantially different than those presented at the stated effective date. We assume no responsibility for changes in market conditions or for the Fund’s inability to have a successful subscription of the Issuer Bid for the Debentures at the values stated herein. We reserve the right (but will not be obligated, except to the extent required under MI 61-101) to revise the Report in light of any relevant information (that we consider material to this Formal Valuation) that comes to our attention after the date of issuance.

n)	Nothing contained herein is to be construed as a legal interpretation, an opinion on any contract or document, or a recommendation to invest or divest.

o)	The reader must consider the Formal Valuation in its entirety, as selecting and relying on only a specific portion of the analysis or factors considered by PwC, without considering all factors and analyses together, could create a misleading view of the processes underlying the Formal Valuation. The preparation of the Formal Valuation is a complex process, and it is not appropriate to extract partial analyses or make summary descriptions. Any attempt to do so could lead to undue and incorrect emphasis on any particular factor or analysis.

A-9

p)	Provision of Formal Valuation conclusions and considerations of the issues described herein are areas of valuation practice for which we believe that we have knowledge and experience. The services provided are limited to such knowledge and experience and do not represent audit, advisory or tax-related services that may otherwise be provided by PwC or another PwC member firm.

q)	Certain historical financial data used in our engagement was derived from unaudited financial statements and are the responsibility of Management. These financial statements may not have included disclosures required by the International Accounting Standard Board (IASB). We have not independently verified the accuracy or completeness of the data provided and do not express an opinion or offer any form of assurance regarding its accuracy or completeness.

r)	Our Formal Valuation assumes full compliance with all applicable federal, provincial, local, and other laws and regulations, unless otherwise stated.

s)	We assume no responsibility for any financial and tax reporting decisions, which are appropriately those of Management. It is our understanding that Management accepts the responsibility for any financial statement and tax reporting with respect to the Debentures and the New Debentures.

General assumptions

16)	The Formal Valuation is based on several assumptions including the following, any changes to which could have a significant impact on our conclusion as stated in this Formal Valuation:

a)	the Proposed Transaction will be completed substantially on the terms as described herein, consistent with the documents and agreements, listed as draft where appropriate, as noted in the Scope of Our Work section;

b)	all contracts and agreements, including drafts, as outlined in the Scope of Our Work below, will be executed and enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements;

c)	there is a nominal probability of a change of control for Chemtrade between the Valuation Date and the maturity date of the Debentures and the New Debentures, and no defaults on interest payments as of the issuance date of March 8, 2023 (Issuance Date), and the current date for the underlying Debentures;

d)	Chemtrade will continue to make distributions in accordance with its current distribution policy for the foreseeable future;

e)	Chemtrade has not defaulted on any interest payments of the Debentures as at the Valuation Date;

A-10

f)	there have been no material changes in the operations or financial position of Chemtrade from when the Information was provided to PwC, unless otherwise noted herein;

g)	Chemtrade and its subsidiaries’ operating units and assets will continue to operate as a going concern;

h)	PwC’s conclusions are based on the latest financial and operational information available for Chemtrade as at the Valuation Date. The financial forecast is based on Management’s best estimates of expected operating results and related cash flows;

i)	as individual tax positions are not known we are not in the position to comment on the tax implications to individual unitholders (Unitholder(s)) and Debentureholders;

j)	Management has made available to PwC all information they believe is relevant to the preparation of the Formal Valuation;

k)	Chemtrade has no material unrecorded assets or unaccrued liabilities, unless otherwise noted herein;

l)	Chemtrade has no material environmental obligations, outstanding litigation, contingencies, positive or negative, or restrictions on transfer of ownership that would materially impact the value of Chemtrade’s publicly traded Fund units (Trust Units or Units), unless otherwise noted herein;

m)	Management will not redeem the Debentures and the New Debentures with freely tradeable Trust Units; and

n)	There may be slight differences in our Formal Valuation conclusion due to rounding.

Prior valuations

17)	We are advised that to the best knowledge of the Board, Management, directors and officers of Chemtrade, no “prior valuations” (as defined in MI 61-101) regarding Chemtrade, its securities, its Debentures and the New Debentures or its material assets have been prepared within the 24 months preceding the date of this Report, other than: (i) a formal valuation in relation to the series of 8.50% debentures that was disclosed in connection with the Fund’s earlier issuer bid dated June 25, 2024; and (ii) a formal valuation of the 6.25% debentures, which was prepared contemporaneously with this valuation, and no prior independent valuation other than the traded prices are available for the Debentures.

A-11

Scope of our work

18)	In developing this Formal Valuation, PwC has conducted the procedures noted below, and relied on the information received from these procedures, which amongst others included:

a)	conducted discussions with the Board, Management and legal counsel and financial advisors of Chemtrade regarding the nature of operations, historical operating results and future expectations for Chemtrade and the Proposed Transaction;

b)	gained an understanding of the events that transpired leading to the Proposed Transaction;

c)	read the Trust Indenture signed by Chemtrade and CIBC Mellon Trust Company, dated December 20, 2002 (the Indenture);

d)	read the Ninth Supplemental Indenture signed by Chemtrade and BNY Trust Company of Canada, dated March 8, 2023 (the Supplemental Indenture);

e)	read the Underwriting Agreement signed by Chemtrade and underwriters, dated March 1, 2023 (the Underwriting Agreement);

f)	read the Prospectus Supplement on the offering of $100 million 7.00% Convertible Unsecured Subordinated Debentures due June 30, 2028, dated March 1, 2023 and the Short Form Base Shelf Prospectus dated August 15, 2022. We acknowledge that the initial offering consisted of a $100 million principal amount of convertible debt, with an overallotment option of an additional $15 million. On March 20, 2023, Chemtrade issued a news release announcing that $10 million of the overallotment option had been exercised, increasing the total to $110 million;

g)	read the Underwriting Agreement, Trust Indenture and Offering Memorandum underlying the 6.375% Senior Unsecured Notes due August 28, 2029;

h)	read the Credit Agreement dated February 7, 2017, as amended from time to time, between Chemtrade, its subsidiaries and lenders;

i)	analyzed the Chemtrade “Retirement of the 2027 + 2028 Debentures” presentation prepared by Desjardins, dated August 28, 2025;

j)	conducted an assessment of the draft Offer and Circular prepared by Osler dated September 12, 2025; we referred to Schedule B of the Offer and Circular to understand the terms of the New Debentures until Chemtrade issues a formal executed agreement;

k)	obtained the latest long range plan prepared by Management for the forecast periods 2025 – 2028, along with underlying assumptions;

l)	obtained the Company’s interim financial statement results for the period ending August 2025;

A-12

m)	read the audited 2024 Annual Financial Statements and the quarterly financial statements for the period ending June 30, 2025;

n)	obtained the Chemtrade Corporate Organization Chart - effective January 23, 2024;

o)	obtained other information provided by Management and from public sources;

p)	gained an understanding of and analyzed the consideration to be received under the Proposed Transaction, which we understand may either (i) consist solely of cash, or (ii) involve the issuance of New Debentures for the principal amount outstanding on the current Debentures, along with a cash payment for the Option value at a premium;

q)	researched historical market trading prices, volumes, volume weighted average trading price (VWAP) and volatility in respect of Chemtrade’s Trust Units and the Debentures;

r)	researched comparable company data in the process of developing factors relevant to concluding on the fair market value range of the Debentures and the New Debentures;

s)	assessed and discussed with Management the historical operations and future prospects of Chemtrade;

t)	read the most recent analyst reports providing coverage of Chemtrade and considered analyst estimates of the Company’s long-term forecast as well as target pricing and valuation of the Trust Units;

u)	performed limited value analysis on the current value of Chemtrade and the Trust Units based on information provided by Management and what was obtained from publicly available sources; and

v)	prepared this Formal Valuation of the Debentures and the New Debentures.

19)	PwC has not, to the best of its knowledge, been denied access by the Board and/or Management to any information requested by PwC.

Overview of Chemtrade

Background

20)	Chemtrade is a provider of industrial chemicals and services in North America and around the world. The Company operates in two segments, sulphur and water chemicals (SWC), and electrochemicals (EC). Chemtrade’s product portfolio includes sulphuric acid, spent acid processing services, inorganic coagulants for water treatment, sodium chlorate, sodium nitrite and sodium hydrosulphite. Chemtrade is involved in the production, handling, and distribution of industrial chemicals and various specialty chemicals. Additionally, the Company provides customized chemical services, including recycling, purification, and chemical processing solutions processing by-products and waste streams.

21)	Chemtrade Logistics Income Fund was founded in 2001 and is headquartered in Toronto, Canada.

A-13

22)	Chemtrade’s Trust Units are traded on Toronto Stock Exchange (TSX) under the ticker “TSX:CHE.UN” since 2001.

23)	The Debentures are traded on the TSX under the ticker “CHE.DB.H”.

Historical financial information

24)	As Chemtrade is a publicly traded entity, its historical financial statements and other related documents are available through the Canadian System for Electronic Document Analysis and Retrieval+ (SEDAR+) at www.sedarplus.ca.

Formal Valuation

25)	Terms of the 7.00% convertible subordinated unsecured Debentures: Under the base Indenture dated December 20, 2002, as supplemented by the ninth supplemental indenture dated March 8, 2023, the Fund issued $110,000,000 aggregate principal amount of Debentures pursuant to the Supplemental Indenture. The key features associated with the Debentures are as follows:

a)	Issue Date – March 8, 2023

b)	Maturity Date – June 30, 2028

c)	Interest – 7.00% per annum paid semi-annually in arears on June 30 and December 31 every year, beginning June 30, 2023.

d)	Seniority – The Debentures are subordinate unsecured obligations and rank junior to all other senior indebtedness of Chemtrade as detailed in the Supplemental Indenture.

e)	Conversion Price – $12.85, resulting in approximately 77.8210 Units issued for every $1,000 principal amount of Debentures converted.

f)	Conversion Event – A holder of the Debentures may elect to convert the Debenture on any date prior to Maturity Date.

g)	Tax Redemption – Chemtrade has right at its option to redeem the Debentures either in cash or by issuance of freely tradeable Trust Units. Redemption can be carried out either in whole or in part from time to time.

h)	Current Market Price – The volume weighted average trading price (as reported by the TSX) per Unit for the 20 consecutive trading days ending on the fifth trading day immediately preceding the date of determination on the TSX.

i)	Redemption Date – The Debentures can be redeemed from June 30, 2026, up until immediately prior to Maturity Date.

A-14

j)	Redemption Price – On and after June 30, 2026, and prior to June 30, 2027, the Debentures are redeemable if the Current Market Price is not less than 125% of the Conversion Price. The Redemption Price for the Debentures will be a price equal to their principal amount plus accrued and unpaid interest to, but excluding, the Redemption Date. On and after June 30, 2027, and prior to the Maturity Date, the Debentures will be redeemable prior to maturity in whole or in part from time to time at the option of the Fund on notice and, irrespective of the Current Market Price, at a price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the Redemption Date. Subject to the provisions and conditions of Article 6 of the Indenture, the holder of each Debenture shall have the right at such holder’s option to convert the principal amount of a Debenture outstanding into Trust Units at the Conversion Price.

k)	Change of control – On the occurrence of change of control, holders have right to require Chemtrade to purchase, in 30 days following the date which change of control notice is delivered to the Debentureholders, all or any part of the holders Debentures at price equal to 100% of principal plus accrued and unpaid interest.

26)	Terms of the 7.00% subordinated unsecured New Debentures: As a part of the Offer underlying the Proposed Transaction, under the base Indenture dated December 20, 2002, the Board contemplates to issue $1,000 Principal Amount of 7.00% Unsecured Subordinated Debentures Due June 30, 2028, subject to the minimum Debenture tender condition described in the Chemtrade’s Offer and Circular. The key features associated with the New Debentures are as follows:

a)	Issue Date – September 22, 2025 (for valuation purposes, this date is used as a hypothetical or illustrative issue date as of the Valuation Date of this Report, and does not reflect the actual date on which the New Debentures will be issued, which will occur upon expiry of the Offer and is currently estimated to be November 4, 2025, or later)

b)	Maturity Date – June 30, 2028

c)	Interest – 7.00% per annum paid semi-annually in arears on June 30 and December 31 every year, beginning December 31, 2025.

d)	Seniority – The New Debentures are subordinate unsecured obligations and rank junior to all other senior indebtedness of Chemtrade as detailed in the Supplemental Indenture.

e)	Change of control – On the occurrence of change of control, holders have right to require Chemtrade to purchase, in 30 days following the date which change of control notice is delivered to the Debentureholders, all or any part of the holders Debentures at price equal to 100% of principal plus accrued and unpaid interest.

Formal Valuation considerations

27)	In preparing our Formal Valuation we have considered the following factors that are applicable to the valuation of the Debentures and the New Debentures, including, but not limited to the following:

a)	Chemtrade Trust Units – Historical Price and Trading Volume: Historical price (month-end closing prices in Canadian dollars) and trading volumes of Chemtrade Trust Units are set out below.

A-15

On September 17, 2025 the closing price of Chemtrade Trust Units on the TSX was $12.86.

b)	Chemtrade Debentures – Historical Price and Trading Volume: Historical price (month-end closing prices in $ per $100 of principal amount) and trading volumes of Chemtrade’s Debentures are set out below.

A-16

Historical Trading Price - $ per $100 of Principal

Month	2023	2024	2025
January		$100.00	$106.95
February		$99.32	$106.50
March	$99.50	$100.00	$105.11
April	$99.98	$99.99	$106.00
May	$99.25	$100.50	$107.76
June	$98.94	$100.50	$108.00
July	$99.70	$102.01	$110.50
August	$99.00	$103.70	$114.00
September	$96.76	$107.00	$114.50
October	$94.85	$107.74	
November	$97.51	$109.02	
December	$98.00	$106.34	
Average	$98.35	$103.01	$108.81
Low	$94.85	$99.32	$105.11
High	$99.98	$109.02	$114.50

Source: Bloomberg

Historical Trading Price $ per $100 of Principal
120.00
110.00
100.00
90.00
80.00
70.00
60.00
Mar-23
May-23
Aug-23
Nov-23
Jan-24
Apr-24
Jul-24
Oct-24
Dec-24
Mar-25
Jun-25
Aug-25

Historical Trading Volume - $ per $100 of Principal

Month	2023	2024	2025
January		$12,580	$12,350
February		$12,900	$5,820
March	$159,305	$10,810	$30,440
April	$33,090	$9,680	$7,120
May	$29,830	$17,720	$20,160
June	$17,030	$25,670	$6,800
July	$22,420	$10,870	$4,190
August	$13,490	$9,210	$13,850
September	$10,530	$24,580	$45,690
October	$7,730	$33,550	
November	$7,480	$28,360	
December	$19,620	$18,780	
Average	$32,053	$17,893	$16,289
Low	$7,480	$9,210	$4,190
High	$159,305	$33,550	$45,690

Source: Bloomberg

Monthly Trading Volume $ per $100 of Principal
180,000.00
160,000.00
140,000.00
120,000.00
100,000.00
80,000.00
60,000.00
40,000.00
20,000.00
0.00
Mar-23
May-23
Aug-23
Nov-23
Jan-24
Apr-24
Jul-24
Oct-24
Dec-24
Mar-25
Jun-25
Aug-25

On September 17, 2025, last trading price of the Debenture on the TSX was $114.50 per $100 of principal.

c)	Chemtrade Trust Units – 20-Day daily average VWAP: 20-Day Daily average VWAP (hereinafter referred to as the VWAP) of Chemtrade Trust Units from January 2025 to September 2025 are set out below. As evident on the table below, based on historical traded prices approximately the past 9 months, it's essential to note that as of the current Valuation Date, the VWAP required for the early redemption of the Debentures has not been triggered.

A-17

28)	We understand that Chemtrade has an option to redeem the Debentures for the period after June 30, 2026, and before June 30, 2027. However, for a successful call, the volume-weighted average trading price per Trust Unit for 20 consecutive trading days ending on the fifth trading day immediately preceding the date of determination on TSX, should not be less than 125% of the Conversion Price.

Valuation of Debentures and New Debentures

Definition of Value

29)	For the purposes of the Formal Valuation, we have applied the definition of fair market value, which is defined in Section 1.1 of MI 61-101 as:

“The monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and informed seller, each acting at arm's length with the other and under no compulsion to act.”

Further, as articulated in Section 6.4 (2) (d) of MI 61-101, in determining fair market value we have not included a downward adjustment to reflect the lack of liquidity of the Debentures and the New Debentures, the effect of the Offer on the Debentures, or the fact that the Debentures do not form part of a controlling interest.

Valuation of Debentures

Components of Value

30)	The Debentures have two components of value: a conventional bond (coupon of 7.00% per annum) and a call on the equity or Trust Units of Chemtrade through conversion at the conversion price of $12.85 per $1,000 principal amount. The potential gain from the conversion option may be somewhat restricted by Chemtrade's right to redeem the Debentures between June 30, 2026, and before June 30, 2027 (Early Redemption or the Soft Call). For a successful call, the VWAP per Trust Unit, should not be less than 125% of the Conversion Price. After June 30, 2027, the Fund can redeem the Debentures at their principal amount plus accrued and unpaid interest, without a trigger price (the Hard Call). It’s reasonable to assume Chemtrade might choose to redeem the Debentures early if the Trust Unit price exceeds the Conversion Price.

A-18

31)	When the price of a Trust Unit underlying a Debenture is above the Conversion Price, the embedded conversion option is said to be “in-the-money”. When the Trust Unit price is significantly above the Conversion Price, the underlying security prices very much like the Trust Unit. When the price of a Trust Unit underlying a Debenture is below the Conversion Price, the embedded conversion option is said to be “out-of-the-money”. When the Trust Unit price is significantly below the Conversion Price, the convertible debt security prices very much like a conventional debt.

32)	As at the Valuation Date, the closing price of Chemtrade's Trust Units was $12.86, which is slightly above the conversion price of $12.85. As such, the Debentureholder’s conversion option is more or less at-the-money and not significantly in-the-money and hence, the Debt portion of the Debenture will serve as a floor and the conversion option would be expected to contribute to the upside over the floor, up to a point where Chemtrade would redeem the Debentures under Soft Call or the Hard Call. As the price of the Trust Unit increases, and the Trust Unit price is significantly above the Conversion Price, this option moves deeper into the money, pushing the fair market value of the Debentures closer to parity value. Given the at-the-money nature of the conversion option, the key value driver of the Debentures will be both the credit spread which at minimum sets the floor value and volatility, which sets the upside.

Valuation methodology and approach

33)	In determining the fair market value range of the Debentures, we considered a primary approach based on the widely adopted convertible bond pricing model described by Tsiveriotis and Fernandes which is based on Partial Differential Equation ("PDE"), and further assessed the reasonability of our results using two corroborative approaches: (i) an assessment of precedent transactions involving substantial issuer bids for convertible debentures, and (ii) an assessment of the parity value.

34)	Convertible bond valuation models integrate the Black-Scholes equation for valuing equity call options with a discounted bond cash flow calculation. In a simplified form, this method combines the present value of bond cash flows with the Black-Scholes derived option value of the equity conversion option. This calculation may further be adapted to recognize the probability that the bond is not converted. The primary weakness with this approach is the inability to capture the impact on value stemming from the possibility that the bond is converted prior to maturity and the value effects of any embedded options, such as, the ability to call by the issuer and the ability to put by the holder.

35)	To address these limitations, we primarily utilized the model described by Tsiveriotis and Fernandes (1998) to derive the fair market value of the Debentures. This model acknowledges both the debt and equity components of a convertible debenture, the potential for early conversion, and call and put features. The key premise of this model is recognizing the differing default risks associated with the equity and debt components. While the equity component carries no default risk and is discounted at the risk-free rate, on the other hand, the debt component should be discounted at the risk-free rate plus a credit spread as any interest and principal payments, and any put provisions, if applicable, depend on the issuer’s timely access to the required cash and thus expose the holder to credit risk.

A-19

Primary approach

36)	To implement the Tsiveriotis and Fernandes valuation model, we applied the following inputs and assumptions as at the Valuation Date:

a)	Maturity or Tenor – June 30, 2028, approximately 2.78 years from the Valuation Date.

b)	Outstanding Notional: Per Management, the outstanding notional of the Debentures is $110,000,000 as of the Valuation Date.

c)	Interest – 7.00% per annum paid semi-annually on June 30 and December 31 in each year.

d)	Conversion Price – $12.85 per unit, equivalent to approximately 77.8210 units for each $1,000 principal amount of Debentures.

e)	Conversion Date – Debentureholders can convert their principal amount into Trust Units at the prevailing Conversion Price before the earlier of June 30, 2028;

f)	Redemption – The Debentures are redeemable at the Fund's discretion under Article 4 of the Indenture, with restrictions. Redemption before June 30, 2026, is limited, except post a change of control. From June 30, 2026, to June 30, 2027, redemption may occur if the Current Market Price is ≥ 125% of the Conversion Price. After June 30, 2027, the Fund can redeem the Debentures at their principal amount plus accrued and unpaid interest. The Fund may choose to issue freely tradeable Trust Units for redemption, subject to regulatory approval. Interest on the Redemption Date is paid in cash or Units as per Article 10 of the Indenture.

g)	Volatility of Chemtrade Trust Units – We selected the volatility of Chemtrade Trust Units by blending historical volatility analysis from both Chemtrade Trust Units and an assessment of somewhat comparable companies. A historical volatility of approximately 25% was observed from the historical Trust Units price data, with a lookback period matching the remaining tenor of the Debentures. Historical Trust Unit price volatilities over one, two, and three-year lookback periods from the Valuation Date were approximately 25%, 24%, and 26%, respectively. The observed volatility amongst Chemtrade’s peer group over similar time periods yielded a volatility of approximately 30%-40%. We then estimated the relevered equity volatility of Chemtrade of approximately 33% by considering Chemtrade's financial leverage, which involved re-levering the asset volatility derived from the unlevered historical equity volatilities of comparable companies. Based on these observations, we selected a volatility of 30.0% for our analysis. We also examined the implied volatility of Chemtrade, which was approximately 20.56%, but due to limited trading data and a shorter duration compared to the Debentures, we did not factor this into our considerations. In our primary approach, we performed a sensitivity analysis using a reasonable range of volatilities that supported the conclusions that we derived herein. Therefore, considering Chemtrade's historical volatility and the various data points discussed earlier, our analysis incorporates the most reasonable expectation of Chemtrade's volatility, using a lookback period that aligns with the remaining term of the Debentures.

h)	Risk Free Rate – 2.52%, determined from the 2.78-year Canada Government Debt curve on the Valuation Date, with term commensurate to the remaining term of the Debentures.

A-20

i)	Credit Spread – Taking into consideration the terms of the Debentures, the current financial position of the Company, and its recent public rating, the following analysis was conducted to select a spread of 4% used in our analysis:

i.	Due to limited traded volume for both Debentures and Trust Units, calibrating a spread solely based on the latest traded price of Debentures may not provide a reasonable basis for determining the appropriate credit spread.

ii.	We calibrated a credit spread of approximately 7% for the Debentures at the Issuance Date.

iii.	Our analysis based on Chemtrade’s substantial issuer bid for the 8.5% debentures suggested a spread of approximately 5.0% as at June 2024. By the Valuation Date, all the 8.5% debentures had been redeemed, meaning none were outstanding. Consequently, the 5.0% spread represents the upper limit for similar financial instruments that include optionality, as issued by the Fund.

iv.	We considered the company's latest senior secured credit facility, which has a spread of around 1.2% over the underlying benchmark, and an all-in rate of approximately 5.3% as at the Valuation Date. When adjusted for the subordinated, unsecured nature of the Debentures in comparison to the credit facility, lands us in a similar all-in rate for the Debentures.

v.	Recent offering of 6.375% senior unsecured debentures as of August 28, 2024, with further closing on January 16, 2025, we estimated spreads of 3.50% and 3.35% respectively on a senior unsecured basis, offering a relevant and current starting point for the Debentures Spread. This spread was approximately 3.36% based on data available from Bloomberg as of the Valuation Date. However, given the subordinated nature of the Debenture, a higher spread is warranted vis-à-vis the 6.375% senior unsecured debentures.

vi.	Chemtrade was recently rated BB by Morningstar DBRS. Considering the publicly available credit rating as of the Valuation Date, a 400 basis points spread appeared reasonable for the Debentures. Comparatively, a downward adjustment of approximately 3% was made to the credit spread from the Issuance Date to arrive at the selected credit spread as of the Valuation Date. Based on discussions with Management and our observations, we considered the downward movement in the Company’s spread as reasonable, considering the improved credit quality of the Company since the previous issuances, the recent public rating of BB and a generally improving interest rate environment.

vii.	As a corroborative analysis, we examined the benchmark index for the sector in which Chemtrade operates and also conducted a bond screening of outstanding bonds with similar terms to the Debentures in the underlying sector. The spreads observed in these analyses were consistent with our findings, supporting the conclusion that the 4% spread for the debentures with similar optionality is accurate and reflective of market conditions.

j)	Distribution Yield – We used a distribution yield of approximately 5.37% as of the Valuation Date, calculated based on a monthly distribution of $0.0575 on the Trust Units.

A-21

k)	Trust Unit Price – In order to select the input price of the Trust Units in our model we considered a range of Trust Unit price observations including our assessment of what constitutes a reasonable share price of the Trust Units as at the Valuation Date, as well as a consideration of analyst target prices and our independent value analysis of the notional fair market value of the Trust Units using a combination of income and market valuation approaches. Based on the observations made below we have selected the Trust Unit price of $12.86 to $14.34. For the purpose of deriving this range we selected the traded price of the Trust Unit as the floor for our range and equally weighted the mid-point value indication from our assessment of analyst prices and our independent value analysis to derive the high end of our input price range.

i.	Spot Price: The closing price of Chemtrade's Trust Units, with ticker TSX:CHE.UN, as of the Valuation Date was $12.86, which serves as a floor price of the Trust Units for our analysis.

ii.	Analysts/Consensus Pricing of Trust Units: Considering the current traded price of the Trust Units and recent analysts average target price of $15.00, we considered that a rational investor would potentially evaluate the opportunity cost of trading now against potentially triggering a conversion option later during the term of the Debenture or until it is called/redeemed by Chemtrade. In this context, the analyst’s view of the Company's Trust Units price of $15.00, which is a 12 month forward looking estimate, was adjusted by discounting that price by one year using a discount rate of 11.00% to account for the time value of money and the uncertainty associated with the analyst’s target to derive a risk adjusted target price of $13.44.

iii.	Independent Value Analyses: In order to independently assess the reasonability of both the current trading price and the analyst targets, we conducted our own independent value analysis of Chemtrade and the Trust Units considering a combination of both income and market approaches. In doing so we applied a discounted cash flow methodology, integrating both Management’s most recently prepared long-range forecasts for Chemtrade as well as a forecast based on the most recently available consensus estimates from analysts. For the purposes of this analysis, two separate discounted cash flow scenarios were considered under the Income approach.

a.	Scenario 1 - This considers the latest available long-range plan, and no adjustments were made to the forecast figures. We understand the Management has not updated its LRP in view of the latest quarterly results and guidance for 2025. However, Management has included the EBITDA of its proposed acquisition of Polytec, Inc. (“Polytec”) in the LRP provided to us. The acquisition of Polytec is expected to close in Q4-2025.

b.	Scenario 2 – In this scenario, we have utilized analyst consensus estimates for 2025, 2026 and 2027 (Source: S&P Capital IQ). In terms of EBITDA margins, we have utilized analyst consensus estimates for 2025, 2026 and 2027. Based on our review of the analyst reports, we understand the analysts have a) adjusted Chemtrade’s projections based on latest results for quarter ended June 30, 2025 and guidance issued by the Management and b) included Polytec’s projected run rate EBITDA for years 2026 and beyond.

A-22

c.	In conducting the discounted cash flow methodology, a discount rate range of 9.25%-10.25%, mid-point of 9.75% was selected for Scenario 1 and a discount rate range of 9.50% - 11.0%, mid-point of 10.25% was selected for Scenario 2 based on a capital asset pricing model. The terminal growth rate was assumed to be 1.5% based on long-term inflation estimates. In arriving at the discount rate estimate, we have considered a company specific risk premium of 1.5% - 3.5% for Scenario 1 and 2.0% - 4.0% for Scenario 2, to account for the underlying riskiness embedded in the financial projections and the unsystematic risk on account of macro-economic headwinds. A lower company specific risk has been selected for Scenario 1, since the LRP has not been updated by the Management to reflect the improved performance of the business based on the most recent quarterly results, which have already been captured by the analysts in their forecasts.

d.	In addition, we prepared a market approach, considering both the enterprise value to EBITDA and enterprise value to EBITDA-capital expenditure multiples, based on observations of multiples obtained from a set of comparable public companies. Since the cash flows under both scenarios (discussed above) include Polytec’s run rate EBITDA of $30 million, in performing our analysis using a market approach and to make sure that we are consistent across approaches, we have included Polytec’s run rate EBITDA in order to get to the enterprise value.

e.	In order to arrive at the en-bloc equity value of Chemtrade, we have deducted the purchase price of Polytec (US$ 150 million / C$ 203 million) since the acquisition is yet to close, and this amount has not yet been paid. However, the enterprise value used in our analysis is inclusive of the expected contributions from Polytec’s operations.

f.	This analysis resulted in a value range of the Trust Units as at the Valuation Date to range between $14.10 to $16.40 with a mid-point of $15.25.

37)	Using the above assumptions, and the model described by Tsiveriotis and Fernandes, we derived the fair market value of a $1,000 principal amount of Debentures to be approximately in the range of $1,160 to $1,225. This value amount excludes interest accrued between the last interest payment date and the Valuation Date.

38)	Based on the Inputs and assumptions used in the fair market value of the Debentures, the analysis herein implies a fair market value range of the Option, per $1,000 principal amount at the Valuation Date to range from $145 to $210. Similarly, the fair market value of the Debt, per $1,000 principal amount as of the Valuation Date, is concluded to be $1,015.

39)	Given the Fund’s intention to redeem all of the Debentures at the earliest opportunity upon entering the Hard Call period on June 30, 2027, in accordance with the Trust Indenture and at the Redemption price, we conducted a sensitivity analysis using an updated remaining term of approximately 1.79 years to reflect this potential scenario. We also adjusted market inputs such as the risk-free rate and volatility to align with the shortened timeframe. This analysis resulted in a fair market value range for the Debentures, the Debt, and the Option up to the Hard Call trigger date that is consistent with our original valuation based on the contractual maturity.

A-23

Corroborative approach

40)	Considering that, as at the Valuation Date, the conversion option is approximately at-the-money and not significantly in-the-money, we further conducted corroborative assessments. We considered the observed premiums to the trading prices of the convertible debentures that were offered in a sample of recent issuer bids, that could serve as a reasonable proxy for Debentureholder expectations of premiums over trading value. Furthermore, we recognize that the parity value of the Debentures would likely serve as the floor or the minimum price at which a rational Debentureholder would be willing to transact at in this Issuer Bid.

a)	Comparable/Precedent Transaction: After assessing transactions involving similar convertible debentures, which are in-the-money or close to being-in-the-money, we observed an indicative premium offered in an issuer bid above the current traded price of the underlying convertible debenture. We found somewhat comparable observable public transactions where companies have offered to repurchase their convertible debentures, and Debentureholders have agreed to participate in the arm's length transaction. Based on these findings, we observed a range of premiums, supported by similar market transactions, to fall within the range of 5% to 6%. This range of premiums over the current market price of Debentures would imply a fair market value range of $1,202 to $1,214, which supports our concluded fair market value range for the Debentures based on our primary valuation approach.

b)	Parity Value: The Parity Value of a convertible Debenture refers to the theoretical value at which a convertible Debenture would be equivalent in worth to its underlying Trust Units. It is the price level at which the convertible Debenture is neither overvalued nor undervalued in relation to the Trust Units into which it can be converted. Given an outstanding notional of $110,000,000 and a Conversion Price per the terms of the Supplemental Indenture, the Debentures are convertible into approximately 8,560,311 Trust Units, which is the equivalent of approximately $110,086,000 at the current Trust Units price of $12.86. Therefore, the traded price of the Trust Units implies a Parity Value of the Debenture at approximately $1,000.77 per $1,000 principal amount, representing the minimum amount a Debentureholder is willing to accept for a full buyout of the Debentures. At the upper end of our Trust Unit price range, $14.34, the Parity Value increases to approximately $1,116 per $1,000 principal amount.

Given that the conversion option is approximately at-the-money and not significantly in-the-money as at the Valuation Date, the Debenture’s key value drivers are the credit spread, which establishes the floor value, and volatility, which sets the potential upside. As the Trust Unit price increases, significantly exceeding the Conversion Price, the option becomes more "in-the-money," pushing the fair market value of the Debentures closer to the Parity Value, reflecting a one-for-one relationship between changes in the Trust Unit price and the Debenture's value. Conversely, if the Trust Unit price decreases, the bond component limits the downside of the fair market value, moving the value away from Parity Value in "out-of-the-money" scenarios.

It is important to note that the fair market value of a convertible debenture can exceed the parity value when the conversion option is in-the-money and there is additional time value embedded in the instrument. As the Trust Unit price continues to rise above the Conversion Price, the conversion option’s value increases, and the Debenture price may trade at a premium to parity, particularly if there is significant time remaining to maturity. Therefore, the $1,160 to $1,225 fair market value range is supported by the parity value analysis, as it reflects the fair market value of the Debenture in scenarios where the Trust Unit price is above the conversion price and the market is factoring in both the intrinsic and time value of the conversion option.

A-24

Valuation of New Debentures

Components of Value

41)	The subordinated unsecured New Debentures consist solely of a conventional debt component, with an annual coupon rate of 7.00%, paid semi-annually. We understand from Management that there is a nominal probability of a change of control event occurring during the term of the New Debentures, consequently, similar to the valuation of the Debentures, it was assumed that the holders put right embedded in the New Debentures would have a nominal value and as such, the fair market value of the New Debentures were based solely on the conventional debt portion. Since the Debentures will be issued as an exchange, subject to the minimum Debenture tender condition outlined in Chemtrade’s Offer and Circular, and will carry the same coupon rate, the fair market value of the New Debentures should be comparable to the fair market value of the Debt underlying the Debenture, adjusted for the different initial interest accrual period of the New Debentures.

Valuation methodology and approach

42)	We chose the discounted cash flow (DCF) method as our primary approach because interest and principal payments, along with any applicable put provisions, rely on the issuer's timely access to the necessary funds, thereby exposing the holder to credit risk. Consequently, the debt component should be discounted using the risk-free rate plus a credit spread. The DCF approach is a common method for estimating the fair market value of a debt instrument. This analysis entails calculating the present value of all anticipated future cash flows from the debt by applying a discount rate.

43)	To determine an appropriate discount rate for the cash flows associated with the New Debentures, we utilized a previously established credit spread of 4.0%, which we considered suitable for the valuation of the Debentures as discussed in point 36 (i). Considering that the underlying coupon and seniority of the New Debentures are similar to that of the Debt component of the Debentures, we deemed this spread to be reasonable credit spread to be used in the valuation of the New Debentures, and added this spread to the term-matching risk-free rate of 2.52%, obtained from Canada Government Debt curve. This resulted in a discount rate of approximately 6.52%. These selected discount rates were then applied to the anticipated cash flows of the New Debentures to calculate their fair market value of the New Debentures.

Primary approach

44)	To implement the DCF valuation model, we applied the following inputs and assumptions as at the Valuation Date:

a)	Maturity or Tenor – June 30, 2028, approximately 2.78 years from the Valuation Date.

b)	Outstanding Notional Per Debenture: Per Management, the outstanding notional for one unit of the New Debentures is $1,000 as of the Valuation Date.

A-25

c)	Interest – 7.00% per annum paid semi-annually on June 30 and December 31 in each year.

d)	Risk Free Rate – 2.52%, determined from the 2.78-year Canada Government Debt curve on the Valuation Date, with term commensurate to the remaining term of the Debentures.

e)	Credit Spread – Taking into consideration the terms of the Debentures, the current financial position of the Company, and its recent public rating, and keeping in view the analysis conducted for the fair market value of Debentures as detailed under point 36 (i), a 400 basis points spread appeared reasonable for the New Debentures.

45)	Based on our scope of our work, assumptions, restrictions and limitations set out in the balance of the Report, we conclude that the fair market value of the New Debentures, per $1,000 principal amount, at the Valuation Date ranges from approximately $965 to $1,065. This value excludes any accrued interest as of the Valuation Date.

Formal Valuation conclusion

46)	Based on our scope of our work, assumptions, restrictions and limitations set out in the balance of the Report, we conclude that the fair market value of the Debentures, per $1,000 principal amount, at the Valuation Date ranges from approximately $1,160 to $1,225. This value amount excludes interest accrued between the last interest payment date and the Valuation Date.

Based on the Inputs and assumptions used in the fair market value of the Debentures, the analysis herein implies a fair market value range of the Option, per $1,000 principal amount at the Valuation Date to range from $145 and $210. Similarly, the fair market value of the Debt, per $1,000 principal amount as of the Valuation Date, is concluded to be $1,015.

47)	We note that the last trading price of the Debenture was $114.50 per $100 of principal, based on the last market trade on September 17, 2025. PwC’s fair market value range of the Debentures stated above thus reflects a premium of approximately 1.31% to 6.99%, relative to the last market trade.

48)	Based on our scope of our work, assumptions, restrictions and limitations set out in the balance of the Report, we conclude that the fair market value of the New Debentures, per $1,000 principal amount, at the Valuation Date ranges from approximately $965 to $1,065. This value amount excludes any accrued interest as of the Valuation Date.

A-26

50)	We note that a valuation is not a precise science, and the conclusions arrived at, in many cases, will of necessity, be subjective and dependent on the exercise of individual judgment. For purpose of the Report, we have expressed our conclusions of values as falling within a range, considering the nature of the Debentures and the New Debentures and the valuation methodologies used.

51)	PwC believes that the analyses in this Report must be considered as a whole and that any attempt to select portions of the analyses or factors considered herein would create an incomplete or misleading view of the conclusions set out herein.

Yours truly,

PricewaterhouseCoopers LLP

A-27

SCHEDULE B – DESCRIPTION OF THE NEW DEBENTURES

The following is a summary of the material attributes and characteristics of the New Debentures. This summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the terms of the Indenture (as defined below) between Chemtrade and the Debenture Trustee. When used in the Circular and Offer to Purchase, the following terms have the respective meanings set forth below:

“2028 Debentures” means the 7.00% Convertible Unsecured Subordinated Debentures due June 30, 2028 of Chemtrade;

“Change of Control” means the acquisition by any person, or group of persons acting jointly or in concert, of voting control or direction over 66⅔% or more of the votes attaching to the Units, other than when such acquisition occurs solely in connection with an Income Trust Conversion Transaction;

“Current Market Price” means the volume-weighted average trading price of the Units on the TSX for the 20 consecutive trading days ending on the fifth trading day immediately preceding the applicable determination date;

“debentures” means debentures issued under the Indenture, as the same may be amended or supplemented from time to time, and includes the New Debentures;

“Definitive Debentures” means New Debentures in registered and definitive form;

“Extraordinary Resolution” means a resolution passed at a meeting of the holders of debentures by votes cast thereat by holders of not less than 66⅔% of the principal amount of the then outstanding debentures present at the meeting or represented by proxy, or rendered by instruments in writing signed by the holders of not less than 66⅔% of the principal amount of the then outstanding debentures;

“Global Debentures” means fully-registered global New Debentures;

“Income Trust Conversion Transaction” means a transaction in which Chemtrade converts from an income trust to a corporate structure and no person or group of persons acting jointly or in concert, following the completion of the conversion transaction, has voting control or direction of more than 66⅔% of the votes attaching to the voting shares of the resulting corporate entity;

“Interest Obligation” means Chemtrade’s obligation to pay interest on the New Debentures;

“Interest Payment Date” means the date that the Interest Obligation is payable under the Indenture;

“Put Date” means the date which is 30 days following the giving of notice by the Debenture Trustee to the holders of New Debentures of a Change of Control;

“Put Price” means a price equal to 100% of the principal amount of the whole or any part of a holder’s New Debentures which such holder has required Chemtrade to purchase;

“Total Put Price” means the Put Price plus accrued and unpaid interest up to, but excluding, the Put Date; and

“Unit Interest Payment Election” means an election by Chemtrade to issue and solicit bids to sell sufficient Units in order to raise funds to satisfy all or any part of its obligations to pay interest on the New Debentures in accordance with the Indenture in which holders of the New Debentures will be entitled to receive a cash payment equal to the interest payable from the proceeds of the sale of such Units.

B-1

General

The New Debentures will be issued as a new series under the Trust Indenture, as supplemented by the tenth supplemental indenture thereto to be dated as of the Payment Date (the “Indenture”) between Chemtrade and the Debenture Trustee. The aggregate principal amount of debentures authorized to be issued under the Indenture is unlimited and may be issued in one or more series. The New Debentures will be designated as “7.00% Unsecured Subordinated Debentures due June 30, 2028”. Chemtrade may from time to time, without the consent of the holders of the New Debentures, issue additional or other debentures in addition to the New Debentures.

The New Debentures will be dated as of the Payment Date and will be issuable only in denominations of $1,000 and integral multiples thereof. On the Payment Date, the New Debentures will be available for delivery in book-entry only form through the facilities of CDS. Holders of beneficial interests in the New Debentures will not have the right to receive physical certificates evidencing their ownership of New Debentures except under certain circumstances described under “— Book-Entry Only System”. No fractional New Debentures will be issued.

The New Debentures will bear interest from the date of issue at 7.00% per annum, which will be payable in semi-annual payments in arrears on June 30 and December 31 in each year, commencing on December 31, 2025, provided that if the Payment Date and issuance of New Debentures occurs prior to December 31, 2025, the first interest payment on the New Debentures will be a short first coupon and shall include accrued and unpaid interest for the period from the Payment Date to, but excluding December 31, 2025. Interest for a period less than 6 months will be calculated on the basis of a year of 365 or 366 days, as the case may be.

The principal amount of the New Debentures will be payable in lawful money of Canada or, at the option of Chemtrade and subject to applicable regulatory approval, by delivery of freely-tradeable Units to satisfy, in whole or in part, the obligations of Chemtrade to repay the principal amount of the New Debentures as further described under “— Payment upon Maturity” and “— Put Right Upon a Change of Control of Chemtrade”. The interest on the New Debentures will be payable in lawful money of Canada including, at the option of Chemtrade and subject to applicable regulatory approval, in accordance with the Unit Interest Payment Election as described under “— Interest Payment Election”.

The New Debentures will be direct obligations of Chemtrade and will not be secured by any mortgage, pledge, hypothec or other charge and will be subordinated to other liabilities of Chemtrade as described under “— Subordination”. The Indenture does not restrict Chemtrade or its subsidiaries from incurring additional indebtedness for borrowed money or from mortgaging, pledging or charging their real and personal property to secure any indebtedness.

In connection with an Income Trust Conversion Transaction, in the event that Chemtrade converts to a corporation (the “Continuing Corporation”), the New Debentures shall become debentures of the Continuing Corporation having substantially the same terms as the New Debentures, without the consent of any holders of New Debentures, and which shall be valid and binding obligations of the Continuing Corporation.

Purchase of New Debentures

Chemtrade will have the right to purchase New Debentures in the market, by tender or by private contract, subject to compliance with applicable securities laws, provided, however, that if an Event of Default (as defined herein) has occurred and is continuing, Chemtrade will not have the right to purchase New Debentures by private contract.

Payment Upon Maturity

At the Maturity Date, Chemtrade will repay the indebtedness represented by the New Debentures by paying to the Debenture Trustee in lawful money of Canada an amount equal to the principal amount of the outstanding New Debentures which have matured, together with accrued and unpaid interest thereon to, but excluding, the Maturity Date. Chemtrade may, at its option, on not more than 60 and not less than 30 days’ prior notice and subject to applicable regulatory approval, elect to satisfy its obligation to pay, in whole or in part, the principal amount of the New Debentures which are due on the Maturity Date by issuing freely-tradeable Units to the holders of the New Debentures. The number of Units to be issued will be determined by dividing the principal amount of the outstanding New Debentures which have matured by 95% of the Current Market Price on the Maturity Date. No fractional Units will be issued on maturity but in lieu thereof Chemtrade shall satisfy fractional interests by a cash payment equal to the Current Market Price of any fractional interest.

B-2

Put Right Upon a Change of Control of Chemtrade

Upon the occurrence of a Change of Control, each holder of New Debentures may require Chemtrade to purchase, on the Put Date, the whole or any part of such holder’s New Debentures for the Total Put Price (the “Put Right”). Chemtrade may, at its option, deposit with the Debenture Trustee in lieu of moneys which would otherwise be required to be deposited, freely-tradeable Units for purposes of making payment of all or any portion of the Total Put Price. The number of Units to be issued will be determined by dividing the applicable portion of the Total Put Price to be paid in Units by 95% of the Current Market Price in effect on the Put Date.

If 90% or more in aggregate principal amount of the New Debentures outstanding on the date of the giving of notice of the Change of Control have been tendered for purchase on the Put Date, Chemtrade will have the right to redeem all the remaining New Debentures on such date at the Put Price, together with accrued and unpaid interest to, but excluding, such date. Notice of such redemption must be given to the Debenture Trustee prior to the Put Date and as soon as reasonably possible thereafter, by the Debenture Trustee to the holders of the New Debentures not tendered for purchase.

The Indenture contains notification provisions to the following effect:

(a)	Chemtrade will, as soon as practicable after the occurrence of a Change of Control and in any event no later than five business days thereafter, give written notice to the Debenture Trustee of the occurrence of a Change of Control and the Debenture Trustee will, as soon as practicable thereafter and in any event no later than two business days after receiving notice from Chemtrade of the Change of Control, give to the holders of New Debentures a notice of the Change of Control which notice shall include a description of the Change of Control, details of the Put Right and a description of the right of Chemtrade to redeem untendered New Debentures under certain circumstances; and

(b)	a holder of New Debentures, to exercise the right to require Chemtrade to purchase its New Debentures, must deliver to the Debenture Trustee, not less than five business days prior to the Put Date, written notice of the holder’s exercise of such right, together with the New Debentures with respect to which the right is being exercised, duly endorsed for transfer.

Chemtrade will comply with the requirements of Canadian securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the New Debentures in the event of a Change of Control.

Interest Payment Election

Unless an Event of Default has occurred and is continuing, Chemtrade may elect, at any time and from time to time, subject to applicable regulatory approval to satisfy all or part of the Interest Obligation on an Interest Payment Date, by delivering sufficient Units to the Debenture Trustee to satisfy all or any part of the Interest Obligation in accordance with the Indenture. The Indenture provides that, upon such election, the Debenture Trustee shall: (i) receive delivery of Units from Chemtrade; (ii) accept bids with respect to, and facilitate settlement of, such Units, each as Chemtrade shall direct in its absolute discretion, through the investment banks, brokers or dealers identified by Chemtrade in the Unit Interest Payment Election notice; (iii) invest the proceeds of such sales on direction of Chemtrade in short-term permitted government securities (as defined in the Indenture) which mature prior to the applicable Interest Payment Date, and use the proceeds received from such permitted government securities, together with any proceeds from the sale of Units not invested as aforesaid, to satisfy the Interest Obligation; and (iv) subject to the prior consent of the Debenture Trustee, perform any other action necessarily incidental thereto.

B-3

Neither Chemtrade’s making of the Unit Interest Payment Election nor the facilitation of settlement of Units will: (i) result in the holders of the New Debentures not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the interest payable on such Interest Payment Date; or (ii) entitle such holders to receive any Units in satisfaction of the Interest Obligation.

Cancellation

All New Debentures redeemed or purchased as aforesaid will be cancelled and may not be reissued or resold.

Subordination

The payment of the principal of, and interest on, the New Debentures will be subordinated in right of payment in the circumstances referred to below and more particularly, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. “Senior Indebtedness” of Chemtrade is defined in the Indenture as the principal of and premium, if any, and interest on and other amounts payable in respect of all indebtedness (including any indebtedness to trade creditors) of Chemtrade (whether outstanding as at the date of the Indenture or thereafter created, incurred, assumed or guaranteed), other than indebtedness evidenced by the New Debentures and all other existing and future debentures or other instruments of Chemtrade which, by the terms of the instrument creating or evidencing such indebtedness, is expressed to be not superior in right of payment to, the New Debentures.

The Indenture provides that in the event of any dissolution, winding-up, liquidation, bankruptcy, insolvency, receivership, creditor enforcement or realization or other similar proceedings relating to Chemtrade or any of its property, or any marshalling of the assets and liabilities of Chemtrade, then holders of Senior Indebtedness will receive payment in full before the holders of New Debentures will be entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such event in respect of any of the New Debentures or any unpaid interest accrued thereon. The Indenture also provides that Chemtrade will not make any payment, and the holders of the New Debentures will not be entitled to demand, accelerate, institute proceedings for the collection of, or receive any payment or benefit (including without any limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the New Debentures if a default or Event of Default with respect to or under any Senior Indebtedness has occurred and is continuing.

The New Debentures will also be effectively subordinate to claims of creditors (including trade creditors) of Chemtrade’s subsidiaries except to the extent Chemtrade is a creditor of such subsidiaries ranking at least pari passu with such creditors of Chemtrade’s subsidiaries.

Priority over Fund Distributions

The Declaration of Trust provides that certain expenses of Chemtrade must be deducted in calculating the amount to be available for distribution to the Unitholders. Accordingly, the funds required to satisfy the interest payable on the New Debentures, as well as the amount payable upon maturity of the New Debentures or upon an Event of Default, will be deducted and withheld from the amounts that would otherwise be available for distributions to Unitholders.

Modification

The rights of the holders of the New Debentures as well as holders of any other series of debentures (collectively, the “holders of debentures”) that may be issued under the Indenture may be modified in accordance with the terms of the Indenture. For that purpose, among others, the Indenture contains certain provisions which will make Extraordinary Resolutions binding on all holders of debentures. Under the Indenture, the Debenture Trustee will have the right to make certain amendments to the Indenture in its discretion, without the consent of the holders of New Debentures.

B-4

Events of Default

The Indenture provides that an event of default (an “Event of Default”) in respect of the New Debentures will occur if any one or more of the following described events has occurred with respect to the New Debentures: (i) failure for 15 days to pay interest on the New Debentures when due; (ii) failure to pay principal or premium, if any, on the New Debentures when due, whether at the Maturity Date, upon redemption, by declaration or otherwise; (iii) certain events of bankruptcy, insolvency or reorganization of Chemtrade under bankruptcy or insolvency laws; (iv) a resolution is passed for the winding-up or liquidation of Chemtrade, except in certain circumstances including in connection with an Income Trust Conversion Transaction; or (v) any proceedings with respect to Chemtrade are taken with respect to a compromise or arrangement, with respect to creditors of Chemtrade generally. If an Event of Default has occurred and is continuing, the Debenture Trustee may, in its discretion, and shall, upon request of holders of not less than 25% in principal amount of the debentures then outstanding under the Indenture, declare the principal amount of and interest on all debentures then outstanding under the Indenture to be immediately due and payable. Certain Events of Default may be waived by written direction of the holders of at least 66⅔% of the principal amount of the outstanding New Debentures, by Extraordinary Resolution or by the Debenture Trustee in certain circumstances in accordance with the terms of the Indenture.

Compulsory Acquisition of Debentures

The Indenture contains provisions to the effect that if an Offer (as defined in the Indenture) is made for all of the 2028 Debentures or New Debentures, as the case may be (other than 2028 Debentures or New Debentures held by or on behalf of the offeror or an affiliate or associate of the offeror) and not less than 90% of the debentures (other than debentures held by or on behalf of the offeror or associates or affiliates of the offeror) are taken up and paid for by the offeror, the offeror will be entitled to acquire the 2028 Debentures or New Debentures, as the case may be, held by those holders who did not accept the offer on the terms offered by the offeror.

Book-Entry System

New Debentures will be issued in the form of Global Debentures held by, or on behalf of, CDS as custodian for its participants. All New Debentures will be represented in the form of Global Debentures registered in the name of CDS or its nominee. Purchasers of New Debentures represented by Global Debentures will not receive New Debentures in definitive form. Rather, the New Debentures will be represented only in “book-entry only” form (unless Chemtrade, in its sole discretion, elects to prepare and deliver Definitive Debentures). Beneficial interests in the Global Debentures, constituting ownership of the New Debentures, will be represented through book-entry accounts of institutions acting on behalf of beneficial owners, as direct and indirect participants of CDS. Each purchaser of a New Debenture represented by a Global Debenture will typically receive a customer confirmation of purchase from the institution from whom the New Debenture is purchased in accordance with the practices and procedures of the selling institution. The practices of such institution may vary but generally customer confirmations are issued promptly after execution of a customer order. CDS will be responsible for establishing and maintaining book-entry accounts for its participants having interests in Global Debentures.

If: (i) Chemtrade is required to do so by law; (ii) the “book-entry only” system ceases to exist; (iii) CDS notifies Chemtrade that it is unwilling or unable to continue as depository in connection with the Global Debentures; (iv) at any time CDS ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and Chemtrade is unable to locate a qualified successor; or (v) Chemtrade elects, in its sole discretion, to terminate the book-entry only system for the New Debentures, beneficial owners of New Debentures represented by Global Debentures at such time will receive Definitive Debentures.

Transfer and Exchange of New Debentures

Transfers of beneficial ownership in New Debentures represented by Global Debentures will be effected through records maintained by CDS for such Global Debentures or its nominees (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). Unless Chemtrade elects, in its sole discretion, to prepare and deliver Definitive Debentures, beneficial owners who are not participants in CDS’s book-entry system, but who desire to purchase, sell or otherwise transfer ownership of or other interest in Global Debentures, may do so only through participants in CDS’s book-entry system.

B-5

The ability of a beneficial owner of an interest in a New Debenture represented by a Global Debenture to pledge the New Debenture or otherwise take action with respect to such owner’s interest in a New Debenture represented by a Global Debenture (other than through a participant) may be limited due to the lack of a physical certificate.

Registered holders of Definitive Debentures may transfer such New Debentures upon payment of taxes or other charges incidental thereto, if any, by executing and delivering a form of transfer together with the New Debentures to the registrar for the New Debentures at its principal offices in Richmond Hill, Ontario or such other city or cities as may from time to time be designated by Chemtrade whereupon New Debentures will be issued in authorized denominations in the same aggregate principal amount as the New Debentures so transferred, registered in the names of the transferees.

Payments

Payments of interest and principal on each Global Debenture will be made to CDS or its nominee, as the case may be, as the registered holder of the Global Debenture. As long as CDS or its nominee is the registered owner of a Global Debenture, CDS or its nominee, as the case may be, will be considered the sole legal owner of the Global Debenture for the purposes of receiving payments of interest and principal on the New Debentures and for all other purposes under the Indenture and the New Debentures. Interest payments on Global Debentures will be made by electronic funds transfer or other means acceptable to the Debenture Trustee and CDS on the day interest is payable and delivered to CDS or its nominee, as the case may be. Chemtrade will make any withholdings or deductions from all payments of interest on the New Debentures in respect of taxes required by law or by the interpretation or administration thereof and will remit the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law.

Chemtrade understands that CDS or its nominee, upon receipt of any payment of interest or principal in respect of a Global Debenture, will credit participants’ accounts, on the date interest or principal is payable, with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Debenture as shown on the records of CDS or its nominee. Chemtrade also understands that payments of interest and principal by participants to the owners of beneficial interest in such Global Debenture held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such participants. Chemtrade’s responsibility and liability in respect of payments on New Debentures represented by the Global Debenture is limited solely and exclusively, while the New Debentures are registered in Global Debenture form, to making payment of any interest and principal due on such Global Debenture to CDS or its nominee.

If Definitive Debentures are issued instead of or in place of Global Debentures, payments of interest on each Definitive Debenture will be made by electronic funds transfer or other means acceptable to the Debenture Trustee and CDS, if agreed to by the holder of the Definitive Debenture or if required under any applicable payment clearing system rules, or by cheque dated the Interest Payment Date and mailed at least three business days (a business day for this purpose being a day, other than a Saturday, Sunday or statutory holiday, on which Canadian chartered banks are open for business in Toronto, Ontario) preceding the applicable Interest Payment Date to the address of the holder appearing in the register maintained by the registrar for the New Debentures at the close of business on the seventh business day prior to payment. Payment of principal at maturity will be made at the principal office of the Debenture Trustee in the City of Richmond Hill, Ontario (or in such other city or cities as may from time to time be designated by Chemtrade) against surrender of the Definitive Debentures, if any. If the due date for payment of any amount of principal or interest on any Definitive Debenture is not, at the place of payment, a business day such payment will be made on the next business day and the holder of such Definitive Debenture shall not be entitled to any further interest or other payment in respect of such delay.

B-6

Restriction on Unit Redemption or Maturity Repayment Right

Chemtrade shall not, directly or indirectly (through a subsidiary or otherwise) undertake or announce any rights offering, issuance of securities, subdivision of the Units, dividend or other distribution on the Units or any other securities, capital reorganization, reclassification or any similar type of transaction in which:

(a)	the number of securities to be issued;

(b)	the price at which securities are to be issued, converted or exchanged; or

(c)	any property or cash that is to be distributed or allocated,

is in whole or in part based upon, determined in reference to, related to or a function of, directly or indirectly: (i) the exercise or potential exercise of the right to issue Units on redemption or maturity of the New Debentures; or (ii) the Current Market Price determined in connection with the exercise or potential exercise of the right to issue Units on redemption or maturity of the New Debentures.

B-7

The Depositary for the Offer:

Computershare Investor Services Inc.

By Mail (in Canada) P.O. Box 7021 31 Adelaide St E Toronto, ON M5C 3H2 Attention: Corporate Actions	By Registered Mail, Hand or Courier (in Canada) 320 Bay Street 14th Floor Toronto, ON M5H 4A6 Attn: Corporate Actions Inquiries Toll Free: 1-800-564-6253 E-Mail: corporateactions@computershare.com